FALCON POINT CAPITAL, LLC

STATEMENT OF POLICIES AND PROCEDURES

AUGUST 2015

i

(continued)

(continued)

(continued)

Exhibits

Exhibit A CERTIFICATE OF RECEIPT

Exhibit B SECURITIES ACCOUNTS DISCLOSURE FORM AND INITIAL HOLDINGS REPORT

Exhibit C CERTIFICATE OF COMPLIANCE

Exhibit D PERSONAL SECURITIES TRADING REQUEST FORM

Exhibit E EMPLOYEE QUESTIONNAIRE

Exhibit F CONTRIBUTIONS DISCLOSURE AND REQUEST FORM

Exhibit G EMPLOYEE CONFIDENTIALITY AND NONSOLICITATION AGREEMENT

Exhibit H IDENTITY THEFT PROGRAM

INTRODUCTION

This Statement of Policies and Procedures (this “Statement”) addresses the responsibilities of the employees of Falcon Point Capital, LLC concerning applicable regulatory, compliance and operational issues. The Statement does not attempt to describe every requirement relating to these activities, but summarizes some of those issues and establishes general policies and procedures that apply to all Employees.

The Firm and its Employees have a fiduciary duty to the Firm’s clients and are required to maintain the highest ethical standards and to comply with all applicable federal and state securities laws. Employees must report any violations of this Statement promptly to the CCO.

If you violate any provision contained in this Statement, you may be subject to discipline or sanctions by the Firm at the Firm’s sole discretion, including fines, dismissal, suspension without pay, loss of pay or bonus, loss of severance benefits, demotion or other sanctions, whether or not the violation also constitutes a violation of law. Furthermore, the Firm may initiate or cooperate in civil or criminal proceedings against any Employee relating to or arising from any such violation.

This Introduction and Parts I, II and III of this Statement (“Personal Securities Transactions,” “Code of Employee Conduct” and “Insider Trading”) constitute the Firm’s code of ethics pursuant to Rule 204A-1 under the Advisers Act and Rule 17j-1 under the ICA.

A. General Procedures. The Firm will provide each Employee with a copy of this Statement and any amendments. When each Employee receives this Statement, he or she must sign a Certificate of Receipt, in the form attached as Exhibit A. The Certificate acknowledges that the Employee has received and understands this Statement (as amended) and includes the Employee’s agreement to comply with it. At the same time, each new Employee also must complete an Employee Questionnaire in the form attached as Exhibit E. Thereafter, each Employee immediately must notify the CCO if any of the information in his or her Employee Questionnaire becomes inaccurate in any respect.

No later than 10 days after becoming an Employee, such Employee must disclose on an Initial Holdings Report in the form attached as Exhibit B, all of his or her, and his or her Family Members’, Proprietary Accounts and list all securities in which the Employee or any of his or her Family Members has any Beneficial Ownership. The Employee must also obtain, on a Personal Securities Trading Request, in the form attached as Exhibit D, prior approval of all securities transactions in Proprietary Accounts from the CCO.

Quarterly, each Employee must sign a Certificate of Compliance, in the form attached as Exhibit C, certifying that he or she has complied in all respects with this Statement and updating any information that is not current or complete.

B. Chief Compliance Officer. Employees who have questions about this Statement should contact Lalaine V. Le (or Lalaine V. Le’s designated substitute or successor) (the “CCO”). The CCO is competent and knowledgeable regarding the Advisers Act and has full responsibility and authority to enforce and further develop this Statement.

C. Mandatory Reporting of Violations. Employees must report promptly any violation of this Statement to the CCO. Reports may be anonymous. Neither the Firm nor any Employee may retaliate against anyone who makes such a report. Any such retaliation is grounds for discipline or sanction, including immediate dismissal.

D. Annual Review. The Firm’s board of directors, managers or general partner, its executive officers and the CCO review this Statement annually to determine its adequacy and the effectiveness of its implementation. The review considers any compliance matters that arose during the previous year, any changes in the Firm’s or its affiliates’ activities and any changes in the Advisers Act or applicable regulations. The Firm may conduct interim reviews to respond to significant compliance events, changes in business arrangements and regulatory developments.

Reviews of the policies and procedures described in Part II regarding personal securities transactions should: (1) assess whether Employees followed the required internal procedures, such as pre-approval, and compare the personal trading to any restricted lists; (2) assess whether the Employee is trading for his or her own account in the same securities he or she is trading for Client Accounts and, if so, whether the Client Accounts are receiving terms as favorable as the Employee takes for himself or herself; (3) periodically analyze the Employee’s trading for patterns that may indicate abuse, including market timing; (4) investigate any substantial disparities between the quality of performance the Employee achieves for his or her own account and that he or she achieves for Client Accounts; and (5) investigate any substantial disparities between the percentage of trades that are profitable when the Employee trades for his or her own account and the percentage of trades that are profitable when he or she places trades for Client Accounts.

E. Definitions. To make it easier to review and understand these policies and procedures, some terms are defined below:

“Advisers Act” means the Investment Advisers Act of 1940, as amended.

“Beneficial Ownership” of a security by a person means the person:

1. Directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares with any other person (a) any pecuniary, financial or other interest in such security, (b) voting power, which includes the power to vote, or to direct the voting of, such security, or (c) investment power, which includes the power to dispose, or to direct the disposition, of such security; or

2. Provides any investment advice regarding such security; or

3. Has the right to acquire such security within sixty days, through (a) the exercise of any option, warrant or right, (b) the conversion of a security, (c) the exercise of the power to revoke a trust, discretionary account or similar arrangement, (d) the automatic termination of a trust, discretionary account or similar arrangement, or (e) any other means; or

4. Directly or indirectly creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement, or device with the purpose or effect of divesting such person of Beneficial Ownership of such security or preventing the vesting of such Beneficial Ownership as part of a plan or scheme to evade reporting requirements of the Exchange Act. For example, a federal court has held that a party to a cash-settled total return swap (a “swap” being an agreement to “exchange cash flows on two financial instruments over a specific period of time”) was deemed to be a “beneficial owner” of the underlying securities, even though the party had no pecuniary, financial or other interest in or right to acquire, vote or dispose of the underlying securities. Because a party to a swap or other derivative may have Beneficial Ownership of the underlying securities, the facts and circumstances should be fully disclosed to the CCO to determine whether the Firm may have Beneficial Ownership of the underlying securities.

“Client Account” means any client or Investment Fund as to which or for whom the Firm provides investment advisory services. Consistent with this definition, “Client Account” includes a proprietary investment or trading account maintained by the Firm or its Employees or their Family Members if the Firm acts as the investment adviser to that account. If the Firm does not act as such, then that account is a Proprietary Account.

“CCO” means Lalaine V. Le (or his or her designated substitute or successor).

“Contribution” means a gift, subscription, loan, advance, deposit of money, or anything of value made for the purpose of influencing an election for a federal, state or local office, including any payments for debts incurred in such an election. It also includes transition or inaugural expenses incurred by a successful candidate for state or local office.

“Covered Associate” means the Firm’s (a) general partner, managing member or executive officer, or other individual with a similar status or function; (b) any Employee who solicits a Government Entity for the Firm, (c) any person who supervises, directly or indirectly, any such Employee; or (d) any political action committee controlled by the Firm or by any of its Covered Associates.

“Covered Investment Pool” means (a) any investment company registered under the ICA that is an investment option of a plan or program of a Government Entity or (b) any investment company that would be an investment company under ICA section 3(a) but for the exclusion provided by ICA section 3(c)(1), 3(c)(7) or 3(c)(11).

“Discretionary Account” means any Client Account that has granted the Firm (a) discretionary proxy voting authority, or (b) discretionary investment authority without expressly retaining proxy voting authority. All Investment Funds are Discretionary Accounts.

“Employee” means each person who is an employee, officer or manager of the Firm, and any other person whom the CCO notifies will be subject to this Statement (including, for example, the Firm’s independent service providers (such as information technology personnel or other frequent service providers with access to the Firm’s trading and client information)).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Family Members” of an Employee, means his or her spouse, minor children and any relative or other person living with him or her (regardless of family relationship or marital status) and any other person to whom he or she contributes support.

“FATCA” means the Foreign Account Tax Compliance Act.

“Firm” means Falcon Point Capital, LLC and each of its affiliates that is engaged in the business of providing investment advisory services or serving as the general partner or manager of an Investment Fund.

“Government Entity” means any state or local government, any of its agencies or instrumentalities, or any public pension plan or other collective government fund, including any participant-directed plan such as a 403(b), 457 or 529 plan.

“ICA” means the Investment Company Act of 1940, as amended.

“Insider” means (except for purposes of Part III (Insider Trading)), any person who directly or indirectly has Beneficial Ownership of more than 10% of any class of equity securities registered under the Exchange Act, or who is an officer or director of an issuer with a class so registered. “Insider” for purposes of Part III is defined therein.

“Investor” means an investor in an Investment Fund.

“Investment Fund” means any U.S. or non-U.S. investment fund or pool of which the Firm or one of its affiliates serves as investment adviser, general partner or both (including any such investment fund or pool in which the only investors are the Firm, any affiliate of the Firm or any Employee).

“IPO” means initial public offering.

“Non-Discretionary Account” means any Client Account that (a) has granted the Firm discretionary investment authority but has expressly retained proxy voting authority, or (b) has not granted the Firm either discretionary investment authority or discretionary proxy voting authority.

“Official” means an incumbent, candidate or successful candidate for elective office of a Government Entity if the office is directly or indirectly responsible for, or can influence the outcome of, the hiring of the Firm or has authority to appoint any person who is directly or indirectly responsible for, or can influence the outcome of, the hiring of the Firm.

“Proprietary Account” means (1) a securities investment or trading account held in the name of an Employee or any of his or her Family Members, or of which that Employee or any of his or her Family Members has Beneficial Ownership, or (2) a proprietary investment or trading account maintained for the Firm or its Employees, except that the term “Proprietary Account” does not include any such account to which the Firm serves as investment adviser.

“Regulated Persons” means certain broker-dealers and registered investment advisers that are subject to prohibitions against participating in pay-to-play practices and are subject to the SEC’s oversight and, in the case of broker-dealers, the oversight of a registered national securities association, such as FINRA.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Security” means any investment instrument commonly viewed as a security, including any common stock, option, warrant, right to acquire securities or convertible instrument, as well as any exchange-traded fund, commodity futures contract, commodity option, swap or other derivative instrument, whether issued in a public or private offering.

“Statement” means this Statement of Policies and Procedures.

“U.S.” means the United States of America

PART I.

PERSONAL SECURITIES TRANSACTIONS

A. Personal Trading Accounts and Reports.

1. No later than 10 days after becoming an Employee, such Employee must identify to the CCO all of the Employee’s and the Employee’s Family Members’ Proprietary Accounts, and must provide to the Firm an Initial Holdings Report disclosing the title, type, number of shares or principal amount (as applicable), and the exchange ticker symbol or CUSIP number (as applicable) of each security held directly by the Employee or the Employee’s Family Members, whether or not in a Proprietary Account. The form of Initial Holdings Report is attached as Exhibit B. This obligation may also be satisfied for each Proprietary Account by attaching brokerage statements of that account current as of forty-five days prior to the date the person became an Employee. The Initial Holdings Report need not disclose (a) shares of open-end investment companies registered under the ICA (mutual funds) that are not affiliated with the Firm (but disclosure of closed-end funds and exchange-traded funds is required), (currently, the Firm acts as subadviser for the following mutual funds: Russell U.S. Small Cap Equity Fund (RLACX) and Acuitas U.S. Microcap Fund (AFMCX)), (b) securities issued by the government of the U.S., (c) money market instruments (e.g. bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high-quality short-term debt instruments) and (d) shares of money market funds.

2. Thereafter, each Employee must advise the CCO and receive authorization before opening any new Proprietary Account.

3. Each Employee must arrange for duplicate copies of all trade confirmations and brokerage statements relating to each of his or her Proprietary Accounts to be sent promptly and directly by the brokerage firm or other financial institution where the Proprietary Account is maintained to the Firm, to the attention of the CCO. In the alternative, Employees may close all Proprietary Accounts and trade only through a Proprietary Account at the Firm’s primary broker if the Employee authorizes the primary broker to provide such information to the Firm.

4. Each Employee must report to the CCO any private securities transactions that are not carried out through brokerage accounts.

5. For each securities trade by an Employee for which a confirmation is not available or that is not carried out through a brokerage account, such as a private securities transaction, the Employee is responsible for promptly providing the CCO with a written statement of the date, security, nature of the transaction, price, parties and brokers involved in such trade.

6. Before arranging a personal loan with a broker, bank or other financial institution that will be collateralized by securities in a Proprietary Account, an Employee or other borrower must obtain the approval of the CCO.

7. No later than thirty days after the end of each calendar quarter, each Employee must certify to the Firm that he or she has complied with this Statement and give the Firm a report disclosing all securities in which the Employee and the Employee’s Family Members have any Beneficial Ownership and complete information regarding each Proprietary Account where such securities are held. Alternatively, the Employee may certify that all such information is in the account statements and confirmations provided to the Firm during that quarter and that as of the date of the certificate, all such information is accurate and complete. If such information is incomplete or inaccurate as of the date of the certification, the Employee must update or correct the information. The form to use for this purpose is attached as Exhibit C.

B. Personal Trading Approvals.

No securities transactions for Proprietary Accounts (including transactions in the mutual funds: RLACX and AFMCX) may be effected without the prior written approval of the CCO, Michael Mahoney, James Bitzer or Michael Thomas, but none may approve his or her own transactions. Any transaction may be cancelled at the end of the day by the CCO or allocated to a Client Account at the CCO’s discretion. This policy applies equally to securities acquired in IPOs and private placements. An Employee may request preapproval using the form of Personal Securities Trading Request attached as Exhibit D or in an email or IM containing the same information. The CCO or one of the other authorized Employees will notify the Employee promptly of approval or denial of clearance to trade. If an Employee receives approval to trade a security, he or she must complete that trade on the same business day as that approval. If the trade is not made on that day, the Employee must request approval again.

C. Seven Day “Black Out” Period and “30 Day Holding” Period.

Unless approved by the CCO, the Firm prohibits any Proprietary Account from buying or selling a Security within seven calendar days of the date on which the same Security was traded by the Firm for a Client Account. Any profits realized on trades within the restricted period will be required to be disgorged. If the Firm has completely sold its position in a Security from Client Accounts, then Proprietary Accounts may be able to trade the Security after proper pre-approval. The CCO may allow exceptions in the event a Proprietary Account buys or sells a Security (with pre-authorization) when there are no “pending” orders (as defined above) on the trading desk or currently known to be in process, and a subsequent decision is made to purchase or sell the same Security on behalf of a Client Account within the seven day window.

Unless approved by the CCO, the Firm prohibits any Proprietary Account from selling a Security within thirty calendar days of the date on which the Employee purchased any amount of the same Security, unless such sale is at a price less than the purchase price received in the most recent purchase of that Security.

D. Limit Orders.

The Firm prohibits limit orders not executed on the day the order is initiated because there is no way for the CCO to know when limit orders may be executed for an Employee and whether those trades may be in conflict with orders for Client Accounts.

E. Review of Personal Trading Information.

The Firm will review all confirmations, statements and other information to monitor compliance with this Statement. The Firm reserves the right to require an Employee to reverse, cancel or freeze, at the Employee’s expense, any transaction or position in a security if the Firm believes such transaction or position might violate this Statement or appears improper. Except as required to enforce this Statement or to participate in any investigation concerning violations of applicable law, the Firm will keep all such information confidential.

F. Client Priority.

Employees must give first priority to all purchases and sales of securities for Client Accounts before executing transactions for Proprietary Accounts, and must conduct their personal trading in a manner that does not conflict with the interests of any Client Account. Although it is not possible to list all potential conflicts of interest, each of the following acts always is prohibited:

1. Knowingly purchasing securities for Proprietary Accounts, directly or indirectly, without making a good faith determination whether those securities are appropriate for investment by a Client Account and, if they are appropriate, without equitably allocating the investment to Client Accounts first, based on such considerations as available capital and current positions, and then to Proprietary Accounts;

2. Knowingly purchasing or selling securities for Proprietary Accounts, directly or indirectly, in a way that adversely affects transactions in Client Accounts;

3. Using knowledge of securities transactions by a Client Account to profit personally, directly or indirectly, by the market effect of such transactions; and

4. Giving to any person information not generally available to the public about contemplated, proposed or current purchases or sales of securities by or for a Client Account, except to the extent necessary to effect such transactions or with the approval of the CCO.

G. Front Running.

Without the prior written approval of the CCO, no Employee may execute a transaction in a security for a Proprietary Account if the Employee is aware or should be aware that an order for a Client Account for the same security, same way, remains unexecuted or the Firm is considering same-way trades in the security for Client Accounts. Transactions in options, derivatives or convertible instruments for a Proprietary Account that are related to a transaction in an underlying security for a Client Account (“inter-market front running”) are subject to the same restrictions.

H. Principal Transactions.

Neither the Firm nor an Employee may engage in principal transactions between a Proprietary Account and a Client Account without first obtaining the prior written approval of the CCO and the written consent of the Client Account.

I. Private Placements and Initial Public Offerings.

Neither an Employee nor any of his or her Family Members may acquire Beneficial Ownership of any security in a private placement or IPO without the prior approval of the CCO. The form of Personal Securities Trading Request is attached as Exhibit D. The CCO or the CCO’s Substitute will promptly notify the Employee of approval or denial of clearance to trade. If an Employee receives approval to trade a security he or she must complete that trade within 24 hours after receiving that approval.

J. Anti-Fraud Rules.

The Firm and its Employees are specifically prohibited by the Advisers Act and the ICA and the SEC rules under those laws from engaging in any of the following activities with respect to Client Account or a Fund:

1. Employing any device, scheme or artifice to defraud the Client Account or Fund;

2. Making any untrue statement of a material fact to the Client Account or Fund or omitting to state a material fact necessary in order to make the statements made to the Client Account or Fund, in light of the circumstances under which they are made, not misleading;

3. Engaging in any act, practice or course of business that operates or would operates as a fraud or deceit on the Client Account or Fund; or

4. Engaging in any manipulative practices with respect to the Client Account or Fund.

PART II.

CODE OF EMPLOYEE CONDUCT

A. Outside Activities.

All outside activities of an Employee that involve (1) any securities or investment activities outside the scope of the Employee’s activities on behalf of the Firm (whether for the Employee or for any other person), or (2) a material time commitment, provide for compensation to the Employee or involve employment, teaching assignments, lectures, publication of articles, or radio or television appearances, must, in either case, be approved in advance by the CCO or a Managing Director of the Firm. Each Employee should notify the CCO immediately if the Employee is such an officer or director when he or she receives this Statement. The CCO may require full details about the outside activity, including the number of hours involved and the compensation that the Employee will receive. Before accepting an appointment as an officer or director in any business, charitable organization or non-profit organization, an Employee must obtain approval from the CCO.

B. Conflicts of Interest.

It is a violation of an Employee’s duty of loyalty to the Firm for that Employee, without the CCO’s prior consent, to:

1. Rebate, directly or indirectly, to any person or entity any compensation received from the Firm;

2. Accept, directly or indirectly, from any person or entity, other than the Firm, compensation of any nature as a bonus, commission, fee, gratuity or other consideration in connection with any transaction on behalf of the Firm or a Client Account (for example, directing a particular transaction in exchange for any such compensation); but see Part II.I below regarding permissible gifts where no such quid pro quo relationship exists; or

3. Beneficially own any security of, or have, directly or indirectly, any financial interest in, any other organization engaged in any securities, financial or related business, unless previously disclosed to the CCO pursuant to Part I (Personal Securities Transactions).

C. Communications.

Each Employee must ensure that communications (whether written or oral) regarding the Firm, the Investment Funds or any Client Account to Investors, clients, prospective Investors or clients and regulatory authorities are accurate. The CCO supervises the appropriate Employees and, if the CCO deems it appropriate, any third-party service provider (such as an administrator, accountant or law firm), in reviewing any account statement, offering materials, periodic letters to Investors or clients or potential Investors or clients, published prior performance and advertisements.

D. The CAN-SPAM Act of 2003.

The Firm’s periodic email reports to clients, Investors and potential clients and Investors may be deemed “unsolicited commercial emails.” An unsolicited commercial email is any email message, the primary purpose of which is the commercial advertisement or promotion of a commercial product or service. The following should be included in any such email messages (unless the reports are distributed solely to the Firm’s current clients and Investors in Investment Funds managed by the Firm and to others who have requested to receive such reports):

This email may be considered an advertisement or solicitation. If you do not want to receive further emails from Falcon Point Capital, LLC, please reply to this email and ask to be removed from our mailing list.

Falcon Point Capital, LLC

Two Embarcadero Center

Suite 420

San Francisco, CA 94111

E. Protection of Client Assets.

1. Receipt of Client or Investor Funds. No Employee shall use client assets for his or her own purpose or benefit or receive client assets for any reason. Any Employee who knows or has reason to believe that another Employee has engaged in such behavior must immediately report such information to the CCO. Any Employee who accidentally receives client (or Investor) assets (such as a check made out directly to the Firm or a U.S. Investment Fund) should immediately (and in any event within three business days) return such assets to the person from whom they came.

2. Delivery of Audited Financials of U.S. Investment Funds. The Firm must deliver to each Investor in a U.S. Investment Fund a copy of the annual audited financial statements no later than 120 days after the end of the audit period (typically December 31).

3. Acting to Obtain Client Custody. Without the advance approval of the CCO, an Employee may not act in any capacity that would cause the Firm to be deemed to have custody of a Client Account. Prohibited activities include obtaining web access to a Client Account that permits the Firm to make any withdraws or transfers (other than transfers to another qualified custodian account in the exact same Client Account’s name), or to make any address changes (without an automatic notice of the address change sent directly by the custodian to the Client), acting as a personal custodian or trustee for a client or client’s trust, obtaining any power of attorney or account signatory authority of a client’s account or assets or entering into any business transaction jointly with a client.

F. Confidentiality, Proprietary Data and Privacy of Customer Personal Information.

Regulation S-P (“Reg S-P”) requires SEC-registered investment advisers to adopt and implement policies and procedures that are reasonably designed to protect the confidentiality of nonpublic personal records. Corresponding Federal Trade Commission (“FTC”) rules impose the same requirement on all other investment advisers. Reg S-P applies to “consumer” records, meaning records regarding individuals, families, or households. Reg S-P does not explicitly apply to the records of companies, investors in a private fund, or individuals acting in a business capacity, but corresponding FTC rules may impose similar disclosure and safeguarding obligations. The Firm is committed to protecting the confidentiality of all non-public identifying and personal financial information regarding its clients, Investors, prospects, and Employees (“Nonpublic Personal Information”).

Reg S-P and FTC rules require the Firm and the Investment Funds provide Investors and clients with notices describing their privacy policies and procedures. These privacy notices must be delivered to all new clients upon inception of an advisory relationship and Investors at the time they invest in an Investment Fund, and at least annually thereafter. Reg S-P and the FTC rules do not require the distribution of privacy notices to companies or to individuals acting in a business capacity, but the Firm provides initial and annual privacy notices to all clients and Investors as a best practice.

1. Proprietary Data; Confidentiality. Any information regarding advice that the Firm furnishes to Client Accounts, the Firm’s recommendations and analyses and other proprietary data or information about the Firm or Client Accounts (including the Nonpublic Personal Information) is strictly confidential and a trade secret and may not be revealed to third parties, except as required for Firm business, or as approved by the CCO. Employees may not disclose the identity, affairs or investments, or other Nonpublic Personal Information, of any current, potential or former client or Investor to anyone outside of the Firm, except as may have been authorized by the client or Investor or as may be required in servicing the client or Investor (such as disclosure to a brokerage firm at which Client Account assets are held) or for the business of the Firm (such as disclosure to the Firm’s auditors and lawyers or as required by law). Such information is the property of the Firm. Disclosing such information to any third party, without the permission of the CCO, will subject the Employee to discipline or sanctions by the Firm at the Firm’s sole discretion, including fines, dismissal, suspension without pay, loss of pay or bonus, loss of severance benefits, demotion or other sanctions. This confidentiality obligation continues even after the termination of employment, and such information is considered trade secrets and may not be used by the Employee after termination of employment. As a result, each Employee must sign an Employee Confidentiality and Nonsolicitation Agreement in the form attached as Exhibit G.

2. Privacy of Customer Personal Information — Information Security Program. It is the Firm’s policy to protect, through administrative, technical and physical safeguards, the security and confidentiality of financial records and other nonpublic personal information concerning Client Accounts, Investors and potential and former Client Accounts and Investors, including protecting against any anticipated threats or hazards to the security of such information and unauthorized access to or use of such information.

a. The CCO. The Firm has designated the CCO to coordinate its information security program. The CCO is responsible for (i) assessing existing risks to nonpublic personal information, (ii) developing ways to manage and control these risks, (iii) monitoring third-party service provider arrangements to ensure information security, and (iv) periodically reviewing, monitoring, testing and revising the program in light of relevant changes in technology and threats to Client Account and Investor information.

b. Identifying Internal and External Risks to Customer Information. The CCO reviews reasonably foreseeable internal and external risks to the security, confidentiality and integrity of customer information, including risks relating to (i) Employee training, (ii) changes to the Firm’s information systems, including network and software design, information processing, storage, transmission and disposal, and (iii) procedures to detect, prevent and respond to attacks, intrusions or other system failures. The CCO assesses the likelihood and potential damage of these risks and the sufficiency of any safeguards in place to control these risks. The CCO meets periodically with Employees to review and implement the program and is available to answer questions regarding the program.

c. Information Safeguards.

To protect the confidentiality of the Nonpublic Personal Information and the Firm’s other confidential and proprietary information, Employees should take the following additional security precautions:

1.	Except as required for Firm business, Employees may not print, photocopy, email to a personal account or otherwise duplicate any information that contains confidential and proprietary information or take any such information from the Firm’s offices without the prior consent of the CCO. Any physical information removed from the Firm’s offices or any information printed and kept at home (such as research files) must be returned to the Firm. All copies and originals of such information must be disposed of in a way that keeps the information confidential, such as shredding. (No document may be destroyed if the Firm is required to keep it – as further described in Part VIII below.) Employees must keep all paper copies of confidential and proprietary information that are not in use off desk tops, conference tables or any other place where such copies would be visible to persons who are not authorized to have access to such information.

2.	All computers containing confidential and proprietary information must be accessible only by the use of strong passwords. Backup records and archived data are stored in a secure manner. Employees must take precautionary measures during each day to ensure that confidential and proprietary information on those computers is not visible to persons who are not authorized to have access to such information. For example, the Firm may use password-activated screen savers to lock computers containing confidential or proprietary information after a period of inactivity.

3.	If any laptop or other computer drive or storage medium containing confidential or proprietary information is taken outside the Firm’s offices, such as to a service provider, an Employee’s residence, a client meeting or business travel, such data must be encrypted and the responsible Employee must take extra precautions to protect against theft or loss, such as keeping the item with the Employee, in a safe, or in a locked area.

4.	Employees must use extreme care in electronic correspondence to assure that confidential and proprietary information is not inadvertently distributed to unauthorized persons.

5.	Physical access to any non-electronic confidential and proprietary information must be limited by either locking or monitoring access to the offices and storage areas where such information is located.

6.	All information protected by such safeguard is considered trade secrets and may not be used by the Employee at any time, including after termination of employment, except as required for Firm business.

7.	All Employees have received and read the Memoranda regarding the use by subtenants of the office space adjacent to the Firm. The policies set forth in those Memoranda are part of this Statement and must be followed by all Employees.

d. Third Party Service Providers. At times, the Firm may enter into one or more agreements with third parties under which the Firm may provide confidential information to those third parties. If this occurs, the Firm will oversee these service providers by (i) using reasonable efforts to include in the relevant agreements provisions protecting confidential information to the extent required by law and (ii) taking reasonable steps to select and retain service providers that are capable of maintaining appropriate safeguards for confidential information. Employees should direct any questions about these agreements or the disclosure of information pursuant to them to the CCO.

e. Responding to Privacy Breaches. Identity theft, breaches of privacy and data security and cybercrimes are an increasing threat to many businesses, and the Firm understands the importance of responding appropriately to a privacy breach. If any Employee becomes aware of an actual or suspected privacy breach, including but not limited to any improper disclosure of Nonpublic Personal Information, that Employee must promptly notify the CCO. Because most states require prompt specific notification to affected individuals of such a breach involving Nonpublic Personal Information, the Firm must investigate an actual or suspected breach that may involve Nonpublic Personal Information as quickly as possible and discuss the issue with legal counsel. The Firms’ investigation and response will include the following, as appropriate:

(i) To the extent possible, identify the information that was disclosed and the improper recipients;

(ii) Take any actions necessary to prevent further improper disclosures;

(iii) Take any actions necessary to reduce the potential harm from improper disclosures that have already occurred;

(iv) Consider discussing the issue with regulatory authorities and/or law enforcement officials;

(v) Evaluate the need to notify affected Investors, make any such notifications and submit sample notification forms to state and federal government agencies as required by law;

(vi) Collect, prepare, and retain documentation associated with the inadvertent disclosure and the Firm’s response(s); and

(vii) Evaluate the need for changes to the Firm’s privacy protection policies and procedures in light of the breach.

f. Discarding Information Employees may only discard or destroy Nonpublic Personal Information in accordance with instructions from the CCO. Employees are reminded that electronic and hard copy media containing Nonpublic Personal Information must be destroyed or permanently erased so that the information cannot be reconstructed before being discarded. Devices such as scanner and photocopiers that save electronic copies of information must be erased before their disposal.

G. Identity Theft Red Flags Program.

In accordance with sections 615(e)(1)(A) and (B) of the Fair Credit Reporting Act of 1970, as amended, the CFTC and SEC adopted identity theft guidelines (the “Identity Theft Rules”) that require that certain SEC registered investment advisers and certain CFTC regulated commodity pool operators or commodity trading advisers (collectively, “Covered Advisers”) that offer or maintain particular types of accounts that are more susceptible to identity theft (“Covered Accounts”) maintain an identity theft red flags program designed to detect, prevent and mitigate identity theft. In jointly announcing the Identity Theft Rules, the SEC and CFTC stated that any Covered Adviser that directly or indirectly had the ability to transfer investment proceeds to any third party individuals based on a client’s instructions would be covered by the Identity Theft Rules. The Firm is committed to maintaining an identity theft identification program (the “Identity Theft Program”) designed to identify, detect, prevent and mitigate identity theft and has adopted the Identity Theft Program attached as Exhibit H.

H. Involvement in Litigation/Contacts with Regulatory Authorities or the Press.

An Employee should advise the CCO immediately if he or she is contacted by any regulatory authority (including the SEC, FINRA, any securities exchange or any state regulatory authority) or the press or becomes involved in or threatened with litigation or an administrative investigation or proceeding of any kind, is served with a subpoena, becomes subject to any judgment, order or arrest. Employees should refer all inquiries from all regulatory authorities or the press to the CCO.

I. Favoritism, Entertainment and Gifts.

1. Receipt by Employees. An Employee may not seek or accept gifts, favors, preferential treatment, or valuable consideration of any kind offered from brokers or other companies or persons involved in the securities industry. Limited exceptions to this policy may be made with the approval of the CCO, and the following items may be accepted from brokers or vendors without the CCO’s permission as long as the Employee adheres to the following guidelines:

a. Breakfast or lunch provided at the Firm is permissible as long as a representative of the vendor or broker providing the meal is in attendance.

b. Flowers or food and/or wine baskets for the Firm generally are permissible.

c. Occasional gifts with a face value of $100 or less (for example, a bottle of wine) are permissible.

d. Reasonable entertainment (for example, a meal, a round of golf or tickets to a sporting event) provided by vendors or brokers on occasion are permissible if a representative of that vendor or broker attends the event. However, travel expenses offered by the vendor or broker (such as airfare or hotel accommodations) generally are not permitted.

e. Gifts and entertainment that an Employee receives from a third party in connection with services provided to a plan that is subject to Title I of ERISA may need to be disclosed to that client for the client to satisfy its reporting obligations to the Department of Labor. However, no reporting is required if the gift or entertainment is valued at less than $50 and the aggregate amount of gifts or entertainment provided in a year is less than $100. Gifts under $10 do not count toward the $100 limit. Gifts received by one Employee from multiple sources within the same entity are treated as a single gift for purposes of the $100 threshold; gifts received by multiple Employees are treated as separate for purposes of the $50 and $100 threshold. In any event, all gifts (other than those under $10) that an Employee receives in connection with services to an ERISA Plan should be reported to the CCO.

2. From Employees. An Employee may not offer or give any gift, favor, preferential treatment or other valuable consideration of any kind in connection with the Firm’s business, except for occasional and reasonable gifts and entertainment (if the Employee is present). Employees must report any payment (including each gift and all entertainment) made in connection with the Firm’s business to a labor organization (including any union-affiliated pension plan (a “Taft-Hartley Plan”)) and its officers, agents, shop stewards, employees or other representatives (such as union-appointed trustees). The CCO must track all such payments by the Firm and its Employees to such persons (even if the Firm does not reimburse the Employee for such payments) and report to the Department of Labor aggregate payments to any such single person from all Employees over a calendar year that exceed $250.

Trustees and other fiduciaries of plans subject to Title I of ERISA generally are prohibited from receiving gifts or gratuities from persons who provide services to the plan. However, as a matter of enforcement policy, the Department of Labor allows a fiduciary (and the fiduciary’s relatives) to receive gifts, gratuities, meals, and entertainment that have an aggregate annual value of less than $250. Although the Firm is not required to report payments made to persons other than a labor organization’s representatives, Employees should report to the CCO any such gifts, gratuities, etc. made to or for any plan fiduciary.

3. Foreign Governments and their Instrumentalities. The Foreign Corrupt Practices Act (“FCPA”) prohibits the direct or indirect giving of, or a promise to give, “things of value” in order to corruptly obtain a business benefit from an officer, employee, or other “instrumentality” of a foreign government. Companies that are owned, even partly, by a foreign government may be considered an “instrumentality” of that government. In particular, government investments in foreign financial institutions may make the FCPA applicable to those institutions. Individuals acting in an official capacity on behalf of a foreign government or a foreign political party may also be “instrumentalities” of a foreign government. Civil and criminal penalties for violating the FCPA can be severe, so Employees should consult with the CCO prior to giving any gifts or entertainment to individuals or entities who may be affiliated with foreign governments.

J. Registration, Licensing and Testing Requirements.

Each Employee should check with the CCO to ensure that he or she has complied with any applicable registration, licensing and testing requirements required as a result of such Employee’s duties and position. These requirements may arise under the Advisers Act, the Commodity Exchange Act, the ICA, the Securities Act of 1933, the Exchange Act, the Employee Retirement Income Security Act of 1974, state broker-dealer and investment adviser statutes, rules and regulations adopted by the SEC, the Commodity Futures Trading Commission, the National Futures Association, the Department of Labor and other regulatory authorities.

K. Qualification of Solicitors.

The Firm complies with applicable rules regarding solicitation activities conducted by finders or solicitors on behalf of the Firm. In addition, the Firm may review applicable state laws regarding soliciting clients or Investors that are government or public entities, funds or plans. No such arrangement may be made without approval of the CCO.

L. Email, Instant Messaging and Internet Chat Rooms/Message Boards Communication.

Employees should use the Firm’s email and instant messaging systems for all Firm business conducted via email or instant messaging. Employees may not install any other instant messaging system on their Firm computers.

Employees should be aware that all emails and instant messages (whether or not Firm-related) that are sent through Firm accounts are the Firm’s property, may be retained indefinitely, are subject to periodic review by the Firm or its agents (such as attorneys and compliance consultants), and may be subject to review by regulatory authorities.

M. Social Networks, Blogs and Similar Services

Unless approved by the CCO, Employees may not post any message or information about the Firm, its clients, Investors, Investment Funds or investments, its Employees or its Employees’ investments on any social network, internet message board, chat room, blog or similar service (with the sole exception that Employees may identify “Falcon Point Capital, LLC” as such person’s employer and describe the Firm as an “investment management” firm, without reference to the Firm’s strategy or the fact that it manages investment funds). Employees also may not conduct any Firm business on or through such media. (See Part IX.B.13, regarding publishing articles by an Employee or the Firm.)

In addition, if an Employee has a presence on a social network, internet message board, chat room, blog or similar service, the Employee, as applicable, must monitor and remove or hide any third party content that may be deemed to be testimonial in nature. A testimonial includes, but is not limited to, a statement of a person’s experience with, or endorsement of, the Firm, and may include, among others, “endorsement” and “like” features.

If a client recommends the Firm or the Firm’s employees on the client’s profile page, the Firm and the Firm’s employees must not republish that recommendation on their profile pages or elsewhere. Employees must not allow their Employee profiles to be associated with third party content that may be testimonial about the Firm or that may advertise the Firm’s services.

PART III.

INSIDER TRADING

A. Policy Statement on Insider Trading. The Firm is in the business of obtaining and analyzing information about companies and their securities to give the Firm the basis for profitably trading and recommending investments in securities. Generally, such investigation and analysis help investors to make informed investment decisions, which is one of the goals of the federal securities laws. It is illegal, however, to trade or recommend trades in a security while using or even, in some cases, while merely possessing, material, nonpublic information about that security or its issuer. It is the Firm’s policy to conduct its business in full compliance with the law, and to ensure that its Employees do so.

This Statement applies to the Firm and all of its Employees. Each Employee should review this Statement carefully. Any questions should be directed to the CCO.

Although the law concerning insider trading is evolving, it generally prohibits:

•	Trading in securities by an insider while in possession of material, nonpublic information;

•	Trading in securities by a non-insider while in possession of material, nonpublic information, where the information either was disclosed to the non-insider in violation of an insider’s duty to keep it confidential, or was misappropriated; and

•	Communicating material, nonpublic information to others, or recommending a securities transaction to others while in possession of material, nonpublic information about the security or the company in question (commonly called “tipping”).

The Firm forbids any of its Employees from (i) trading either personally or on behalf of others, including Client Accounts, on material, nonpublic information; (ii) communicating material, nonpublic information to others in violation of the law; or (iii) knowingly assisting someone engaged in these activities.

All information relating to the Firm’s activities, including investment analyses, investment recommendations, and proposed and actual trades for the Firm or Client Accounts, is proprietary to the Firm and must be kept confidential, except as necessary for an Employee to perform his or her duties for the Firm. Such information should be treated as material, nonpublic information; that is, Employees must not trade on it for Proprietary Accounts and, without the prior approval of the CCO, must not disclose it to anyone inside or outside the Firm who does not need the information in the course of the Firm’s business.

1. Background.

The SEC is responsible for enforcing the federal securities laws. State laws generally correspond to the federal laws and impose additional obligations and liabilities. The federal statutes that are most frequently the basis for SEC investigations and prosecutions are Exchange Act section 10(b) and SEC Rule 10b-5 thereunder. These are the general antifraud provisions of the federal securities laws. Among other things, Rule 10b-5 prohibits insider trading, which has been given high priority in SEC enforcement efforts.

2. Key Terms and Concepts.

“Insiders” of a company are generally its officers, directors, employees and controlling shareholders. In addition, persons outside a company who gain inside information in the course of dealings with that company may be considered “temporary insiders” of the company and thus be bound by the same legal restrictions as traditional insiders. For example, outside financial advisers, investment bankers, lawyers or accountants retained to represent or assist the company on an ongoing basis or in major corporate transactions are insiders for purposes of insider trading laws. Under this analysis, the Firm and its Employees can become temporary insiders of a company if the Firm advises or performs other services for the company. If you receive material, nonpublic information regarding a company that comes directly or indirectly from any insider (temporary or traditional), do not trade in that company’s securities in your Proprietary Accounts or for any Client Accounts and do not discuss the information with any other person without first consulting the CCO.

“Tipping” is disclosing material, nonpublic information about a company or its securities to a third party, when such disclosure is not made strictly for corporate purposes. The disclosure may be by an insider of the company, by one who has misappropriated the information from the company in question or from another person or company, or by anyone who received information traceable to an insider or one who has misappropriated the information. Those who disclose the information are called “tippers”; those who receive the information are called “tippees.” If you trade on the basis of tipped information, you may incur criminal and civil liability, even if you receive the information second- or third-hand, or more remotely, if the other requirements for finding liability are present. The same legal standards apply to remote tippees. In addition, if you tip information to others, you may be liable for any profits gained or losses avoided by a tippee, even if you did not trade. If someone tips information to you, do not disclose the information to anyone except as required by this Statement. You and the Firm may be liable if anyone trades on material, nonpublic information received from or through you.

Trading while in possession of certain nonpublic information is illegal if the information is “material.” Material information is information about a company or its securities of such importance that it has substantial likelihood of altering the “total mix of information” regarding the company. It is information that, if generally known, would affect the market price of the security. Material information can relate to current events or possible future events. When information relates to a possible future event, materiality is determined by balancing the probability that the event will occur and the anticipated magnitude of the event in light of the totality of the company’s activities. The more likely it is that an event will occur, the less significant the event needs to be for the information to be deemed material; the more significant the event, the less likely the probability of its occurrence needs to be for the information to be deemed material. Whether a particular item of information is material may depend on how specific it is, the extent to which it differs from public information, and its reliability in light of its source, its nature, and the circumstances under which it was received.

If a transaction in which you are involved becomes the subject of scrutiny by the SEC, the materiality of any inside information will be evaluated with 20/20 hindsight, and the mere fact that someone traded while in possession of the information will contribute to the conclusion that it was material. When in doubt, assume information is material.

Information that Employees should consider material includes, among other things, information about earnings estimates; changes in previously released earnings estimates; manufacturing problems; changes in control or management; mergers; acquisitions; tender offers; joint ventures; changes in assets; major litigation; liquidity problems; significant new products, discoveries, services or contracts; the cancellation or loss of significant orders, products, services or contracts; change in auditors or auditor notification that the issuer may no longer rely on an auditor’s audit report; events regarding the issuer’s securities; defaults on senior securities; calls of securities for redemption; repurchase plans; stock splits or changes in dividends; changes to rights of security holders; public or private sales of additional securities; and bankruptcies or receiverships.

Material information also can relate to events or circumstances affecting the market for a company’s securities. For example, a reporter for the Wall Street Journal was criminally liable for disclosing to others the dates that articles about various companies would be published in The Wall Street Journal and whether those reports would be favorable or not.

You should refer any questions about whether certain information is material to the CCO.

“Nonpublic” information is information that has not been disseminated in a manner that makes it available to public investors generally. If information is being disseminated to traders generally by brokers and institutional analysts, such information would be considered public unless there is a reasonable basis to believe that such information is confidential and came from an insider. Information that has been selectively disclosed to a few analysts or investors is not public. Public information is information that has been disclosed in a manner sufficient to ensure that it is available to the investing public, such as by disclosure in a report filed with the SEC or publication in the Dow Jones broad tape, Reuters Economic Services, the Associated Press or United Press International wire services, newspapers of general circulation in New York City, or, if the subject company’s operations or stockholders are geographically localized, in local news media, or the electronic media. When information becomes public, persons who were aware of the information when it was nonpublic must wait to trade until the market absorbs the information. You should refer any questions about whether certain information has become public to the CCO.

“Misappropriation” is a basis for insider trading liability that is established when trading occurs based on material, nonpublic information that was misappropriated from another person. This theory can and has been used to reach a variety of individuals who are not traditional or temporary insiders. The Wall Street Journal reporter mentioned above was found by the U.S. Supreme Court to have defrauded the Wall Street Journal when he misappropriated information about upcoming articles from the Wall Street Journal and used the information for trading in the securities markets. Similarly, a partner in a law firm was held to use a “deceptive device” in violation of Exchange Act section 10(b) by misappropriating information from his law firm and the law firm’s client, in breach of his fiduciary duty owed to this law firm and the client, by trading in securities of a company regarding which the client was preparing a tender offer.

3. Penalties for Insider Trading.

Penalties for trading on or tipping of material, nonpublic information are severe and may include:

a. civil injunction;

b. disgorgement of the profit gained or the loss avoided;

c. civil penalty of up to three times the profit gained or the loss avoided;

d. criminal fine of up to $5 million for an individual or $25 million for an entity (in addition to civil penalties based on the profit gained or the loss avoided); or

e. jail time of up to 20 years.

A company or any manager or supervisor who fails to take adequate steps to prevent illegal trading on, or tipping of, material, nonpublic information is subject to similar penalties. Persons guilty of insider trading violations, whether through actual trading, tipping, or failing to supervise, are also open to private suits for damages by contemporaneous traders in the market.

Any SEC investigation, even one that does not result in criminal or civil prosecution, can irreparably damage the Firm’s reputation and an individual’s career. It is essential to avoid even the appearance of impropriety.

B. Procedures to Implement the Firm’s Policies against Insider Trading.

The Firm has established the following procedures to help Employees avoid insider trading, and to help the Firm to prevent, detect and impose sanctions against insider trading. Every Employee must follow these procedures. If you have any questions about the procedures, you should consult the CCO.

1. Identify Material, Nonpublic Information.

Before trading for yourself or others (including Proprietary Accounts or Client Accounts) in the securities of a company about which you may have received potential inside information, consider the following questions:

a. Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Would this information affect the market price of the securities if it were generally known? Could this information cause investors to change their trading?

b. Is the information nonpublic? To whom has it been provided? Has it been filed with the SEC? Has it been effectively communicated to the marketplace by being published in Reuters Economic Services, The Wall Street Journal or other publications of general circulation or appearing on the wire services or electronic media?

2. Avoid Using or Disclosing Material, Nonpublic Information.

If you believe that you may possess material, nonpublic information, or if you believe the Firm’s activities may have created material, nonpublic information, you should take the following steps:

a. Immediately cease all trading in securities of the company that is the subject of the material, nonpublic information, including trading on behalf of the Firm, Client Accounts and Proprietary Accounts. In addition, after you receive the information, there should be no trades in securities of the company in question in the accounts of your Family Members or other relatives, business associates, or friends.

b. Immediately cease recommending any transaction in any of the securities of the company in question to anyone, including Client Accounts, other Employees, Family Members and other relatives, business associates and friends. This includes making any comment about the company that could in any way be interpreted as a recommendation. Do not solicit Client Accounts or potential Client Accounts to buy or sell the securities of the company in question.

c. Do not discuss the material, nonpublic information with anyone except as required by this Statement. Do not refer to the information in hallways, elevators, stairways, restaurants, taxis or any other place where you may be overheard.

d. Immediately inform the CCO of all details of the situation, so that appropriate security procedures can be implemented Firm-wide.

3. Restrict Access to Material, Nonpublic Information.

If appropriate, the Firm may adopt some or all of the following procedures while anyone in the Firm possesses material, nonpublic information. The Firm may use additional measures to address specific situations.

a. Procedures for handling documents containing material, nonpublic information, including prohibitions on removing them from the office, limiting copying and distribution within the office, keeping them off desk tops and conference tables when not in use, shredding them on disposal, and other measures to protect them from being read accidentally by anyone without a lawful need to know the information.

b. Restrictions on physical access to areas of the Firm where material, nonpublic information may be discussed or stored, including locking file cabinets and doors and a system of visitor passes or other restrictions for non-Employees.

c. Computer access security measures, such as passwords on files or limited access to terminals through which material, nonpublic information can be obtained.

d. Trading restrictions, including temporary Firm-wide bans on trading in the securities to which the material, nonpublic information relates or management review of all Employee trades in certain securities.

4. Contacts with Third Parties.

Employees should direct requests for information from third parties such as the press and analysts to the CCO.

C. Employee or Family Member Serving as Director, Officer or Consultant.

From time to time, an Employee may serve as a director of a company in which the Firm has a securities position, to monitor, preserve, protect or enhance the value of the position for the benefit of Client Accounts or for other similar purposes. In addition, from time to time, Family Members of Employees may serve as directors, officers or consultants for companies in which the Firm has a securities position. During these periods, the Firm may take additional precautions to prevent inadvertent violations of this Statement and to avoid the appearance of impropriety.

1. Notice.

An Employee must inform the Firm immediately if the Employee or any of his or her Family Members serves or is about to serve as a director, officer or consultant of a company that issues securities.

2. Restrictions on Trading Without Advance Approval or During Black-Out Periods.

When an Employee or a Family Member of an Employee serves as a director, officer or consultant of a company, the following procedures apply:

a. No Employee or Family Member of that Employee may trade in the securities of the subject company for Client Accounts or for his or her Proprietary Account without the prior consent of the CCO.

b. No Employee may trade in the securities of the subject company for Client Accounts or for his or her Proprietary Account during any “black-out” period or similar period of trading restrictions established by the subject company and applicable to its directors, officers or consultants.

D. Client or Investor Serving as Director, Officer or Consultant.

From time to time, a client or Investor of the Firm may serve as a director, officer or a consultant for companies in which the Firm or an Employee has a securities position. During these periods, the Firm may take additional precautions to insure that inadvertent violations do not occur and to avoid the appearance of impropriety.

1. Notice.

An Employee must inform the Firm immediately if (a) the Employee becomes aware that any client or Investor of the Firm serves or is about to serve as a director, officer or consultant to any company that issues securities that are publicly traded or (b) the Employee obtains any material, nonpublic information from such a client or Investor.

2. Restrictions on Trading Without Advance Approval or During Blackout Periods.

When a client or Investor of the Firm serves as a director, officer or consultant of a company, the Firm may require procedures such as those set forth above regarding advance approval in “blackout” periods for trading in securities of the company for which the client or Investor serves as a director, officer or consultant.

E. Supervisory Procedures.

The Firm’s supervisory procedures have two objectives: preventing and detecting insider trading.

1. Preventing Insider Trading.

To prevent insider trading, the Firm is taking steps, such as adopting and implementing this Statement, to familiarize Employees with the nature of insider trading and with the Firm’s policies and procedures relating to insider trading. The Firm also reviews this Statement on a regular basis and updates it as necessary. The Firm has designated the CCO as the person responsible for answering questions about material, nonpublic information and insider trading and tipping. The Firm will help Employees to determine whether information is material and nonpublic.

If the Firm determines that an Employee has material, nonpublic information, the Firm will take the measures described above to prevent dissemination of such information and restrict trading in the securities to which the information relates and access to the information. Finally, the Firm will advise Employees when and if it is permissible to trade in such securities. Generally, a reasonable period must pass for the marketplace to have an opportunity to evaluate and respond to the information before trading will be permitted.

2. Detecting Insider Trading.

To detect insider trading, the Firm has adopted the policies and procedures relating to personal securities transactions by the Firm’s Employees and Family Members set forth in Part II. Employees should direct any questions about these policies and procedures or how they apply in particular situations to the CCO.

F. Expert Networks/Investment Contacts.

1. Overview.

From time to time, the Firm may retain the services of consulting firms or research experts (whether research firms or individual experts) to supplement its research process with expert advice on technical or other specialized matters relevant to the investment decision making process. Consulting firms or research experts who receive compensation of any kind for their time from the Firm (“Paid Consultants”) should not be employed by (or otherwise restricted from speaking about) the public companies being considered for investment and as to which the expert’s advice is sought. However, it is possible that an expert that is consulted may have such an association with another public company that is not the subject of the expert’s discussions with the Firm. Therefore, Employees must be diligent about the risk of learning material nonpublic information in the course of meetings or discussions with consultants or industry experts. In order to minimize the likelihood that the Firm obtains material non-public information from such experts and to avoid any appearance of impropriety, all Employees that have contact with experts must comply with the procedures and guidelines described below. Unless indicated otherwise, these procedures and guidelines apply to communications with: (i) Paid Consultants and (ii) certain investment research contacts who do not receive compensation of any kind from the Firm (“Investment Contacts”)(collectively, “Research Consultants”).

2. Application of the Firm’s Insider Trading Policies.

Employees are reminded that the Firm’s policies and procedures regarding insider trading (as set forth in this Part III) apply to the use of all Research Consultants. In particular:

a. The Employee may not seek material non-public information from Research Consultants.

b. The Employee must not misrepresent the Employee’s identity or the Employee’s affiliation with the Firm.

c. The Employee may not seek information from Research Consultants if it appears likely that disclosure of the information would violate a confidentiality agreement or any other confidentiality obligation.

d. If the Employee believes that the Employee may have obtained material non-public information from a Research Consultant, the Employee must immediately notify the CCO, and may not trade or recommend the purchase or sale of relevant securities without the prior approval from the CCO.

3. Required Pre-Approvals for Paid Consultants.

To monitor the use of Paid Consultants, the Firm requires that all such engagements be pre-approved by the CCO.

4. Paid Consultant Interview Guidelines.

In addition to the foregoing requirements, Employees are directed to adhere to the following consultation interview guidelines:

•	Respect the Research Consultant’s confidentiality, non-disclosure restrictions on all items, including those that may not relate to material information.

•	During the course of the conversation, the Employee should ensure that the information being discussed is not the type of information that could potentially constitute material non-public information or be subject to a confidentiality obligation. If the Employee believes that the Paid Consultant has crossed this line or is likely to cross this line if the conversation continues, the Employee should end the conversation and contact the CCO immediately. No trading in the subject security should take place unless and until the CCO approves the transaction.

•	Employees should review current stock positions prior to meeting with a Paid Consultant to be aware of any information that could inadvertently restrict the securities of an issuer held in a portfolio managed by the Firm.

•	The restriction on trades in the securities of certain issuers may be lifted by the CCO in his, her or their discretion, for reasons such as earnings announcements, among other things. All such determinations shall be recorded and maintained in the CCO’s files.

•	Employees may only conduct consultations with approved Paid Consultants.

5. Guidelines for Use of Investment Contacts.

a. General. Preapproval for the use of Investment Contacts is not required. An “Investment Contact” is a person contacted by the Firm for investment research but to whom the Firm does not pay any fee. The absence of a preapproval requirement is premised on various considerations. Persons in certain management roles at public companies are typically expected to speak with potential or existing investors. These include communications with investor relations contacts, CFO’s, CEO’s, other “C” level people and any other employee who the Firm has received direct approval to speak with via the company’s channels (for example, through investor relations or the office of the CEO or CFO). Similarly, access to persons at a public company as typically provided via events organized by sell-side brokerage firms also are not subject to any pre-clearance guidelines because those events are coordinated by the sell-side with the cooperation of the company. Speaking with district or regional managers, visiting facilities and speaking with employees, speaking with sales persons or other representatives of a company, and speaking with customers, vendors or suppliers of a company is not subject to preapproval because such persons are not expected to have access to material information regarding the company. Nonetheless, it is important that the Employee is familiar with the Firm’s insider trading procedures before the Employee engages the above-referenced parties in any research-related conversation. Those policies and procedures are in place to help educate Employees in a manner that helps minimize the likelihood that the Firm will obtain and/or act on material non-public information prohibited under this policy.

b. No Compensation. The payment of compensation of any kind by the Firm or its personnel to persons treated as Investment Contacts under this policy is prohibited. For purposes of this prohibition, compensation includes both cash and non-cash compensation, including but not limited to gifts, meals, entertainment, travel, or any other items of value. The payment of compensation would cause the recipient to be deemed a Paid Consultant under this policy, and therefore be subject to the requirements set forth above, including pre-approval requirements.

PART IV.

GOVERNMENT CONTRIBUTIONS (“PAY-TO-PLAY”)

A. Policy Statement on Contributions.

The Firm complies with SEC Rule 206(4)-5 regarding “pay-to-play” practices by investment advisers. No Contributions may be made without the prior approval of the CCO or the CCO’s Substitute.

B. Contributions Disclosure and Request Form.

1. Before becoming an Employee, the prospective Employee must identify to the CCO all of the Employee’s Contributions in the previous two years. The form of Contributions Disclosure and Request Form is attached as Exhibit F.

2. Thereafter, each Employee must advise the CCO and receive authorization before making any additional Contributions.

3. Quarterly, each Employee must certify to the Firm that such Employee has complied with this Statement and give the Firm a report disclosing all Contributions made during that year or confirm that the Employee has requested and received all required approvals for each Contribution. The form to use for this purpose is attached as Exhibit C.

C. Contribution Approvals.

No Contributions may be made without the prior written approval of the CCO, using the form attached as Exhibit F. The CCO must obtain the prior written approval of the CCO’s Substitute before making any Contributions. The CCO or the CCO’s Substitute will notify the Employee of approval or denial of clearance to make a Contribution. If an Employee receives approval to make a Contribution, such Employee must make that Contribution within ten days of that approval. If the Contribution is not made by that day, the Employee must request approval again. An Employee may be given permission for Contributions per individual totaling up to $350 per election to an Official for whom the individual is entitled to vote, and up to $150 per election to an Official for whom the individual is not entitled to vote, but approval on Exhibit F is required.

D. Review of Contributions.

The Firm will review all Contributions made by the Firm and its Employees to monitor compliance with this Statement. The Firm reserves the right to require an Employee to cancel and request a reimbursement of, at the Employee’s expense, any Contribution if the Firm believes such Contribution might violate this Statement or appears improper. Except as required to enforce this Statement or to participate in any investigation concerning violations of applicable law, the Firm will keep all such information confidential.

E. Restrictions on Using Third Parties to Solicit Government Entities.

The Firm and its Covered Associates may not pay, or agree to pay, a third party (such as a solicitor or placement agent) to solicit any Government Entity on the Firm’s behalf unless such third party is a Regulated Person.

F. Restrictions on Soliciting or Coordinating Contributions.

The Firm and its Covered Associates may not solicit or coordinate (1) third party Contributions for an Official of a Government Entity to which the Firm is providing (or seeking to provide) advisory services or (2) any Contribution to a political party of a state or locality where the Firm is providing or seeking to provide advisory services.

PART V.

TRADING AND VALUATION PRACTICES

A. Trading Policy.

The Firm has a fundamental fiduciary duty to act in the best interests of its clients, (including any alternative investment funds, as defined under European Union regulations (“AIFs”) or any investors in the AIFs (which shall include a sub-fund of an AIF or a segment of a sub-fund of AIF) it manages (as appropriate) with undivided loyalty to each when executing decisions to deal on behalf of its clients in the context of the management of their portfolio or a segment of the portfolio.1 Note: Reference to Client Accounts in this policy shall include reference to AIFs unless otherwise stated. Accordingly the Firm employs this policy to obtain the best possible result for the Client Accounts / its clients when it places orders with other entities for execution. Nevertheless, because the Firm has multiple clients, its duty of loyalty to one client may conflict with its duty of loyalty to another, particularly with respect to allocating trades. To resolve this conflict of interest, the Firm has adopted a policy to provide equal and fair treatment to its clients over time, consistent with the Firm’s duty of loyalty. No client should receive preferential treatment over any other. In particular, trades may not be allocated to one client over another to:

•	Favor one client at the expense of another;

•	Generate higher fees paid by one client over another or to produce greater performance compensation to the Firm;

•	Develop a relationship with a client or prospective client;

•	Compensate a client for past services or benefits rendered to the Firm or to induce future services or benefits to be rendered to the Firm; or

•	Equalize performance among different Client Accounts.

The objectives, investment policy and risks specific to the Client Account

Because of the diversity of objectives, investment policies, risk tolerances, tax situations, and differences in the timing of capital contributions and withdrawals, investment positions inevitably will differ among Client Accounts. Any allocation of securities among Client Accounts should be consistent with the Client Accounts’ investment objectives, and the foregoing principles.

An Employee may aggregate orders for Client Accounts if the Employee believes that aggregation is in the overall best interest of the Client Accounts that participate in the aggregated order, as described more fully in section B below. The Employee will allocate buy or sell programs of a particular security among all Client Accounts for which the program is appropriate.

1	Commission Delegated Regulation (EU) No 231/2013 of 19 December 2012 supplementing AIFMD and any implementing legislation made thereunder which applies in Ireland including the European Union (Alternative Investment Fund Managers) Regulations (S.I. No 257 of 2013) (as amended or supplemented from time to time) (“AIFMD Level 2 Regulations”)

From time to time, the Firm may cause Client Accounts to invest in securities sold in an IPO when the underwriters of the IPO offer those securities to the Firm’s clients and the Firm determines that they are suitable for those clients. In allocating IPO securities that the Firm deems suitable for Client Accounts, the Firm allocates the securities pro rata among those Client Accounts after considering the appropriate order size for each participating Client Account. The Firm does not, however, allocate IPO securities to a Client Account unless the allocation equals or exceeds both 0.1% of the value of the Client Account and 100 shares. The CCO may make exceptions to these general policies when appropriate.

The Firm regularly reviews the securities in each Client Account for their appropriateness for that Client Account and for compliance with (1) the agreement or policy applicable to the Firm or such Client Account and (2) any applicable regulatory restriction applicable to the Firm or such Client Account.

The characteristics of financial instruments and of the trade to be executed

a. Financial Instruments traded on a Regulated Market or MTF.

When dealing in financial instruments traded on a regulated market or multilateral trading facility (“MTF”), the Firm always places its orders with other entities for execution. The Firm maintains and regularly modifies the list of execution venues and entities in respect of each class of financial instrument. This list of execution entities is not exhaustive but comprises those execution venues on which the Firm places significant reliance. The Firm reserves the right to use other execution venues that the Firm deems appropriate in accordance with this order execution policy and may add or remove any execution venues from this list.

It is expected that the Firm will always place orders on behalf of Client Accounts for equities, and, in some cases for government and corporate bonds when traded on a regulated market.

In selecting the entities with which to transact, the Firm will take into consideration a range of different factors as deemed below in Section F:

Ordinarily, the overall cost to the AIF/Client Account (being a combination of price and transaction costs) will be given priority. However, in some circumstances, the Firm will exercise its own discretion in determining which of the other above factors need to be taken into account for the purpose of providing the best possible result for the execution of orders based on the specific circumstances.

b. Non-Exchange Traded Financial Instruments.

The Firm also maintains a list of execution venues and entities to which the Firm places and executes orders in non-exchange traded financial instruments.

Non-exchange traded financial instruments are transacted either by telephone or electronically on over-the-counter (“OTC”) markets. The OTC markets, which are characterized by proprietary trading transactions, are decentralized, fragmented and have low pre-trade transparency, because the counterparties generally do not make the prices quoted available to a broad market. Rather, these prices are negotiated on a bilateral basis with the counterparties and they are able to withdraw them very quickly if they so wish. These counterparties often have proprietary holdings in these instruments, for which they quote prices. Unlike financial instruments traded on exchanges, for financial instruments traded OTC the choice for counterparties is often limited. In many cases, as the instruments are only offered by a limited number of counterparties, there is not much transparency in terms of liquidity or price.

In volatile non-transparent markets, especially for bonds, it may be necessary to accept the first price offered without the opportunity to obtain or request other prices as there are lulls and spikes in trading as negotiations align trading interests in different times and different parts of the curve. Moreover, there may be financial instruments offered exclusively through one counterparty, or for which settlement of an order of a certain size can only be guaranteed by one counterparty, in which case it is not possible to obtain a comparative price.

Given the above special characteristics of OTC markets, the Firm will exercise its own discretion in determining which of the below factors is more relevant for the purpose of selecting the execution venue that provides best balance across all factors including (but not limited to):

•	price quoted;

•	market size and liquidity;

•	need for timely execution; and

•	research ideas.

The characteristics of execution venues or entities to which the trade can be directed

In order to obtain best execution, the Firm will place orders either with entities or execution venues that have an AIFMD compliant best execution policy or have arrangements that will enable the Firm to comply with its obligation to obtain best execution for its Client Accounts.

Whenever there is no choice of different execution venues, this best execution policy shall not apply provided that:

•	the Firm is able to demonstrate that there is no choice of different execution venues; and

•	the Firm is acting in the best interests of the Client Accounts when executing the relevant decision.[2]

B. Client Cross Trades.

If the Firm determines that a client needs to sell securities, for example, to raise cash for a withdrawal, and those securities meet the Firm’s current investment criteria for another client, the Firm may determine to use a cross transaction provided that neither client is subject to ERISA. The following is the required documentation for a bond cross transaction:

1. Document why the Firm is selling for the selling client and why it is appropriate to buy the securities for the other client.

2. Normally, the cross price is closing market price or the midpoint between the bid and ask provided by the custodian broker. The buyer receives the cross price plus a ticket charge. The seller receives the cross price less a ticket charge.

3. The cross transaction will not be utilized if it is not equal or better than the open market.

4. If there is no closing market price, the Firm may support the price given by the broker by getting another bid/ask from another broker or service, so there are sources to compare to the executing broker’s price.

5. The CCO reviews the client cross transaction documentation quarterly.

C. Placing Orders Policy.

The Firm must act in the best interests of the Client Accounts it manages or in the investors in the AIFs when placing orders to deal on behalf of the managed Client Accounts with other entities for execution, in the context of the management of their portfolios.3

The Firm must take all reasonable steps to obtain the best execution for the Client Account taking into account price, costs, speed, likelihood of execution and settlement, size, mature or any other consideration relevant to the execution of the order. The relative importance of such factors must be determined by reference to the criteria laid down in the Firm’s best execution policy.4

The Firm has identified in respect of each class of instruments, the entities with which the orders may be placed. See Section A. The board of the Firm has approved the list of execution venues and entities and also approves the addition or removal of any execution venues or entities. The Firm only enters into arrangements for execution where such arrangements are consistent with the obligations laid down in the paragraphs above. The Firm must make available to clients, on request, appropriate information on the policy in respect of the placing of orders and on any material changes to this policy.5

2	Article 28(5) of the AIFMD Level 2 Regulations.
3	Article 28(1) of the AIFMD Level 2 Regulations.
4	Article 28(2) of the AIFMD Level 2 Regulations.
5	Article 28(2) of the AIFMD Level 2 Regulations.

The Firm monitors on a regular basis the effectiveness of the placing orders policy established and, in particular, the execution quality or the entities identified in the placing orders policy and, where appropriate, corrects any deficiencies.6 See Section F.

The Firm reviews the placing orders policy on an annual basis. Such a review is also carried out whenever a material change occurs that affects the Firm’s ability to continue to obtain the best possible result for the managed Client Accounts.7 See Section F.

D. The Firm Must Be Able to Demonstrate That it Has Placed Orders on Behalf of the Firm in Accordance With the Placing Orders Policy.8

The Firm’s policies and arrangements provide for the prompt, fair and expeditious execution of portfolio transactions on behalf of Client Accounts.9

The Firm must ensure that all Client Accounts and their investors are treated fairly, orders are executed promptly, fairly and in due turn. Such execution of an order relates to: the transmission of orders to another entity that provides execution; and to the transmission of orders conducted in addition to the execution of an order in the market place.

All orders should be accurately recorded and allocated. In particular, the Firm’s own account orders should not be executed ahead of an existing Client Account order unless an own account transaction was ordered prior to receipt of the Client Account order.10

Similarly, no Client Account order should be given unfair preference over the order of any other Client Account. See Section G, regarding Client Account rotation, Orders should be executed subject to aggregation rules below in accordance with the time received by the Firm or its dealers in the case of decisions made by portfolio managers. This rule applies unless the characteristics of an order or the prevailing market conditions make this impracticable, or not in the best interests of the clients.11

The Firm’s portfolio managers must submit orders to the dealers in a timely manner once an order decision has been made. Where the Firm is responsible for overseeing or arranging settlement of an executed order it must take all reasonable steps to ensure that the security or cash are correctly delivered. Financial instruments, sums of money or other assets received in settlement of executed orders must be promptly and correctly delivered to or registered in the account of the relevant AIF or sub-fund as appropriate.12

6	Article 28(3) of the AIFMD Level 2 Regulations.
7	Article 28(3) of the AIFMD Level 2 Regulations.
8	Article 28(4) of the AIFMD Level 2 Regulations.
9	Article 25(1) of the AIFMD Level 2 Regulations.
10	Article 25(2)(a) of the AIFMD Level 2 Regulations.
11	Article 25(2)(b) of the AIFMD Level 2 Regulations.
12	Article 25(3) of the AIFMD Level 2 Regulations.

The Firm or its delegates must not misuse information relating to pending AIFs’ or other client’s orders, and shall take all reasonable steps to prevent the misuse of such information by any of their relevant persons.13

E. Firm Procedures for Aggregating Client Securities Transactions.

If the Firm determines that a particular investment is appropriate for more than one Client Account, the Firm may aggregate securities transactions for those Client Accounts.

The Firm can only carry out an AIF order in aggregate with an order of another AIF or a client or with an order made when investing their own funds where:

(a) it can be reasonably expected that the aggregation of orders will not work overall to the disadvantage of any AIF or clients whose order is to be aggregated; and

(b) an order allocation policy is established and implemented, providing in sufficiently precise terms for the fair allocation of aggregated orders, including how the volume and price of orders determines allocations and the treatment of partial executions.

Where the Firm aggregates an AIF order with one or more orders of other AIFs or other clients and the aggregated order is partially executed, it shall allocate the related trades in accordance with its order allocation policy.

Where the Firm aggregates transactions for its own account with one or more orders of AIFs or clients, it must not allocate the related trades in a way that is detrimental to the AIF or a client.

Where the Firm aggregates an order of an AIF or another client with a transaction for its own account and the aggregated order is partially executed, it shall allocate the related trades to the AIF or to clients in priority over those for own account.

However, if the Firm is able to demonstrate to the AIF or to the client on reasonable grounds that it would not have been able to carry out the order on such advantageous terms without aggregation, or at all, it may allocate the transaction for its own account proportionally, in accordance with its order allocation policy.

13	Article 25(4) of the AIFMD Level 2 Regulations.

To ensure that no Client Account or AIF is disadvantaged as a result of such aggregation, the Firm has adopted the following policies and procedures:

1. Disclosure. The Firm discloses its policy regarding aggregating securities transactions for Client Accounts in its Form ADV and separately to existing clients / AIFs and the brokers through which such transactions are placed.

2. Best Execution/Client Agreements. The Firm does not aggregate securities transactions for Client Accounts, unless it believes that aggregation is consistent with its duty to seek best execution for Client Accounts and is consistent with the applicable agreements of the Client Accounts for which the Firm aggregates securities transactions.

3. No Favoritism. No Client Account is favored over any other Client Account, and each Client Account that participates in an aggregated securities transaction participates at the average share price for all transactions in the security for which that aggregated order is placed on the day that such aggregated order is placed. Subject to minimum ticket charges, transaction costs are shared in proportion to Client Accounts’ participation.

4. Pre-Trade Allocation. The Firm’s trading staff prepares, before entering an aggregated securities transaction, a written pre-allocation statement specifying the participating Client Accounts and how the Firm intends to allocate the transaction among those Client Accounts. If an investment opportunity arises unexpectedly and an Employee cannot prepare a pre-allocation statement before the investment can be made in Client Accounts’ best interests, the Firm may complete the pre-allocation statement immediately after the trade. As required by Part VIII.C, such statements, as well as any record of deviation therefrom, are maintained in the Firm’s records for at least five years (the first two years in the Firm’s office) and such records are easily accessible.

5. Re-Allocation of Partially Filled Orders. If an aggregated securities transaction is filled in its entirety, it is allocated among Client Accounts in accordance with the pre-allocation statement. If the order is partially filled, it is allocated in proportion to the allocations in the allocation statement.

6. Approval of Re-Allocation. The allocation of a completed securities transaction may differ from the pre-allocation statement, if all Client Accounts receive fair and equitable treatment over time and if the reason for the difference is explained in writing and is approved in writing by the CCO no later than one hour after the markets open on the trading day following the day the order is executed.

7. Recordkeeping. The Firm’s books and records separately reflect, for each Client Account participating in any aggregated securities transaction, the securities held by or bought or sold for that Client Account.

8. Custody of Client Accounts. Funds and securities of Client Accounts participating in an aggregated securities transaction are deposited with the custodian for each such Client Account, and neither cash nor securities belonging to any Client Account participating in such transaction is held collectively any longer than is necessary to settle the transaction on a delivery versus payment basis; and cash or securities held collectively for Client Accounts participating in such transaction are delivered to the custodian for each such Client Account as soon as practicable following settlement.

9. Compensation. The Firm receives no additional compensation or remuneration of any kind as a result of aggregating securities transactions for Client Accounts.

10. Individual Advice. Individual investment advice and treatment are accorded by the Firm to each Client Account.

11. Annual Review. The CCO annually reviews the Firm’s aggregation procedures to ensure that they are adequate to prevent any Client Account from being systematically disadvantaged as a result of the aggregation of securities transactions.

12. No Proprietary Accounts. No Proprietary Account is included in any aggregated securities transaction.

F. Execution Services.

1. Introduction.

The Firm must execute securities transactions for Client Accounts so that brokerage transactions represent the best qualitative execution for Client Accounts, based on such factors as the efficiency of execution, the timing of the transaction, the price of the security purchased or sold, the commission rate, and the financial responsibility and responsiveness of the broker. The lowest possible commission cost is not by itself the determinative factor, and as discussed below, Client Accounts may not always pay the lowest possible commission rates.

2. Execution Policies.

a. Unless a client requests a specific broker, the Firm has complete discretion to select the brokers to be used for executing securities transactions in Client Accounts and the commission rates to be paid to those brokers.

b. When selecting prime brokers or counterparties of an AIF in an OTC derivatives transaction, in a securities lending or in a repurchase agreement, the Firm shall ensure that those prime brokers and counterparties fulfil all of the following conditions:

(i) they are subject to ongoing supervision by a public authority;

(ii) they are financially sound. When appraising the financial soundness, the Firm shall take into account whether or not the prime broker or counterparty is subject to prudential regulation, including sufficient capital requirements, and effective supervision ;

(iii) they have the necessary organizational structure and resources for performing the services which are to be provided by them to the Firm or the AIF/Client Account.

c. In selecting a broker for any transaction or series of transactions, the Firm will choose brokers who provide best execution to the Firm, its Client Accounts under management. Whenever placing trades with other entities for execution to financial instruments, the Firm will take all reasonable steps to obtain the execution for the Client Account taking into account the following factors (the “Execution Factors”)

•	price;

•	costs;

•	speed;

•	likelihood of execution and settlement;

•	size of the order;

•	nature of the order; and

•	any other consideration relevant to the execution of the order.

Best execution will be determined by the relative importance the Firm gives to the Execution Factors. In order to determine the relative importance of the Execution Factors, the Firm, when placing an order will take into account the following criteria:

•	the objectives, investment policy and risks specific to the AIF, as indicated in the AIF’s rules or articles of association, prospectus or offering documents of the AIF;

•	the characteristics of the order;

•	the characteristics of the financial instruments or other assets that are the subject of that order;

•	the characteristics of the execution venues to which that order can be directed.

d. In determining what constitutes best execution, the Firm may consider a number of factors, including, for example, net price, clearance, settlement, reputation, financial strength and stability, efficiency of execution and error resolution, block trading and block positioning capabilities, willingness to execute related or unrelated difficult transactions in the future, special execution capabilities, order of call, offering to the Firm on-line access to computerized data regarding Client Accounts, computer trading systems, the availability of stocks to borrow for short trades and other matters involved in the receipt of brokerage services generally.

e. The Firm also may purchase from a broker or allow a broker to pay for certain research services, economic and market information, portfolio strategy advice, industry and company comments, technical data, recommendations, research conferences, general reports, on-line pricing, quotation services, and the like (a “soft dollar” relationship). The Firm may receive soft dollar credits based on principal, as well as agency, securities transactions with brokerage firms.

With respect to certain computer equipment and software used for both research and non-research purposes, the Firm may allocate the costs of such products between their research and non-research uses, and use soft dollars to pay only for the portion allocated to research uses.

f. The Firm may pay a brokerage commission in excess of that which another broker might charge for effecting the same transaction if the Firm determines in good faith that such commission is reasonable in relation to the value of the brokerage, research, other services and soft dollar relationships provided by that broker, viewed in terms of either the specific transaction or the Firm’s overall responsibilities to the portfolios over which the Firm exercises investment authority.

g. In addition, the research and other benefits resulting from a brokerage relationship must: (i) benefit all Client Accounts or the Firm’s operations as a whole and be designed to enhance the quality of the service and not to impair compliance with the Firm’s duty to act in the best interests of the AIF/Client Accounts or its clients/investors of the AIF , including Client Accounts that direct the Firm to use a broker that does not provide soft dollar benefits and (ii) any soft dollar arrangements will be disclosed to investors in any AIF under management in a manner that is comprehensive, accurate and understandable prior to the provision of the relevant service in the prospectus of the AIF and in the accounts of the AIF.

h. The Firm may direct a certain amount of brokerage to a broker in return for the broker’s referral of prospective Client Accounts or Investors. Directing brokerage to a broker in exchange for Client Account or Investor referrals creates a conflict of interest in that the Firm has an incentive to refer brokerage transactions for Client Accounts to brokers to which it otherwise might not direct brokerage transactions. Directed brokerage shall always be subject to an assessment of the overriding principle at (f) above.

3. Procedures for Evaluating Execution Services.

a. Annual Evaluation. Annually, the CCO evaluates the trade execution services the Firm receives from the brokers it uses to execute trades for Client Accounts, including comparing those services to the services available from other brokers to determine if the Firm is achieving best execution in client transactions. As part of those evaluations, the Firm considers, among other things, alternative brokers, market makers and market centers, the quality of execution services, the desirability of continuing with various soft dollar services and the desirability of adding or removing brokers and increasing or decreasing targets for each broker (based on the Firm’s assessment of the value that each broker adds to the Client Accounts) and the appropriate level of commission rates. The CCO also determines that the Firm’s execution practices are consistent with disclosures in its Form ADV and evaluates any conflicts of interest those practices may raise.

b. Annual Review Meeting. Each year the CCO will conduct an annual review meeting for best execution and of this policy. The CCO and the head trader shall always attend. The meeting shall always include the following topics:

(i) Brokers used for execution will be under review. While best execution is a daily requirement, at the annual review a comprehensive review shall be made as to why particular brokers were or were not used within the context of best execution.

(ii) Average commission rate will be reviewed with the goal of maintaining best execution while minimizing trading expense.

(iii) Other value added services would include, for example, research, market commentary, supply and demand pictures in individual equities and the market in total.

(iv) New and currently used technology: ECNs, crossing networks and block trade systems.

G. Trade Rotation/Allocation Policy.

Client trades are allocated equally among all clients regardless of the type of account. When executing trades through different channels, the trader rotates the order in which account trades are placed (e.g.: no single account is consistently first or last).

H. Short Selling.

1. Introduction. Rule 200(a) of Regulation SHO (“Reg SHO”) under the Exchange Act defines a short sale as any sale of a security that: (a) the seller does not own; or (b) is consummated by the delivery of a security borrowed by the seller for the account of the seller. An investor is deemed to “own” a security only to the extent that the investor has a net long position. Regulation SHO also temporarily limits short selling activity for any equity that has declined in price by more than 10% in a single day. Following such a decline, and for the next trading day, short sales in that equity may only be placed at prices that are higher than the current national best bid.

2. Marking Orders and Borrowing Shares. Reg SHO requires a broker executing a sell order for the Firm to mark the sale either “long” or “short.” Accordingly, the Firm’s agreements with brokers that execute trades on its behalf require the Firm, when entering a sell order, to inform the broker whether the Firm is net long or net short. If the order is marked short, Reg SHO Rule 203(b)(1) obligates the broker to identify or “locate” borrowable securities before executing the short trade. The broker fulfills its locate obligation if it (a) has borrowed or entered into an agreement to borrow the securities in time for delivery at settlement, or (b) has reasonable grounds to believe that the broker can, if necessary, borrow the securities for delivery at settlement.

One way the broker can satisfy the location requirement is by obtaining the Firm’s assurance that the Firm can obtain the securities in time to settle the trade. Exchange Act SEC Rule 10b-21 is an antifraud rule under the Exchange Act that makes it unlawful for a person knowingly or recklessly to deceive a broker or dealer about the person’s intention or ability to deliver the security on or before the settlement date and then to fail to deliver the security on or before the settlement date. If the Firm elects to provide its own locate source to a broker, the Firm is representing that it has contacted the source and reasonably believes that the source intends to deliver the full amount of the securities to be sold short by the settlement date. The Firm is deemed to make the same representation if it enters a short sale into a broker’s direct market access or sponsored access system (“DMA”) without any information identifying a locate service obtained by the Firm. If the Firm relies in good faith on the broker’s “easy to borrow” list to satisfy the locate requirement, however, it is not representing that it can or intends to deliver the securities.

3. Market Rumors and Material Non-Public Information. The SEC closely monitors the effect of market rumors and the use of material non-public information in connection with short selling. See Part III regarding insider trading and Part X.A regarding market manipulation and rumors.

4. Buying Shares in a Registered Offering – Regulation M. Rule 105 of Regulation M under the Exchange Act prohibits an investor that engages in a short sale during a “restricted period” from purchasing shares in a registered public offering of the same class of shares (if the offering is a firm commitment underwriting for cash), even if the purchased shares would not be used to cover the short position. The restricted period is the shorter of (a) the five business days preceding pricing of the public offering and (b) the period beginning with the filing of the registration statement and ending with the pricing. Rule 105 does not apply to registered direct offerings or other best efforts underwritings, such as the typical PIPE transaction. Rule 105 also applies only to the class of securities being distributed in the offering, so an investor who purchases in an offering is not barred from shorting “reference securities” (that is, securities into which the security being distributed in the offering may be converted, exchanged or exercised). Rule 105 contains several exceptions, including an exception that may permit the Firm to purchase shares in a covered offering for one Client Account, even if there was a short sale made in another Client Account during a restricted period, as long as the two Client Accounts’ trading decisions are made separately. If an Employee has questions regarding whether an exception may apply, the Employee should consult the CCO.

5. Covering a Position with Restricted or Controlled Securities. The SEC has contended that an investor may not cover a short position with restricted or control securities (such as securities acquired in a private offering or securities of a company of which the Firm is an affiliate), if the restricted or control securities could not have been sold without restriction at the time of execution of the short sale. This SEC position has been the subject of recent litigation, and its validity remains unclear. To avoid doubt, the Firm should not use restricted or control securities to cover a short position without first consulting the CCO.

6. Contractual or Bylaw Restrictions on Shorting. From time to time, the Firm may enter into a contract that restricts the Firm’s ability to short the securities of an issuer. In addition, some companies have bylaws that require advance notice of any short sales by shareholders that submit director nominations or other proposals for inclusion in their proxy statements.

7. Short Sales of Companies in which the Firm Has Large Shareholdings. As discussed below in Part X.L.1, Exchange Act section 13(d) may require that Firm file reports with the SEC if it becomes a 5% beneficial owner of a class of a company’s securities. If the Firm effects a short sale of securities that are subject to a section 13(d) report filed by the Firm, the Firm may be required to amend its report. An Employee should consult the CCO prior to engaging in a short sale of securities that are subject to a section 13(d) report filed by the Firm.

In addition, as discussed below in Part X.L.6, if the Firm or any affiliate of the Firm is required to file reports under Exchange Act section 16(a) (because the Firm or affiliate is a 10% beneficial owner of a class of a company’s securities or an officer or director of an issuer), Exchange Act section 16(c) generally prohibits the Firm from engaging in short sales of the issuer’s securities.

I. Trade Errors.

The Firm has an obligation to place orders correctly for Client Accounts. If the Firm makes an error while placing a trade for a Client Account, the Firm corrects the error as quickly as possible after detection and bears all costs of correcting the error. The longer an erroneous trade remains undetected and uncorrected, the greater the difficulty in determining the cost of the error. An undetected or uncorrected error also may result in the Firm’s records not being accurate and current. An Employee should not delay correcting a trade error in the hope that a favorable market or offsetting transaction will allow the error to be corrected with no loss to the Client Account or cost to the Firm. If an Employee believes that the Firm has made a trade error in a Client Account, that Employee should contact the CCO immediately. The CCO should prepare or approve a written memorandum documenting the error and its resolution and file the memorandum in the Firm’s trade error log. The following are examples of trade errors:

1. Buying or selling a security that results in the Client Account being managed outside of its written investment guidelines or contrary to client instructions (for example, buying a stock that is on the Client Account’s restricted list, or buying or selling a security that causes the Client Account to be improperly concentrated in a particular industry or asset class);

2. Executing a discretionary trade in a non-discretionary account;

3. Entering an order as a sell rather than a buy or vice versa;

4. Buying or selling the incorrect number of shares (for example, 1,000 instead of 10,000 shares);

5. Buying or selling the wrong security (for example, buying ticker symbol ZYX instead of XYZ);

6. Buying or selling the correct security in the correct amount, but for the wrong account;

7. Incorrectly noting the price executed;

8. Sending the trade to the wrong broker; and

9. Incorrect allocation.

A Note About “Trade Breaks”. If a trading mistake listed in items 6 through 9, above, is identified in the trade reconciliation process and is corrected prior to any loss occurring to any client, the correction is noted on the “Trade Break Log” and not considered a trading error.

Soft dollars should not be used to cover trade errors, because error correction is not a brokerage or research service within the safe harbor of Exchange Act section 28(e). This issue may arise when a broker with whom the Firm has a longstanding relationship offers to bear all or part of the loss involved in error correction. If the Firm chooses to accept such an offer, the Firm should make clear that its acceptance of the broker’s assistance does not involve any express or implied commitment to direct brokerage, or any other benefit, to that broker.

J. Valuation.

The Firm may be required to compute the net asset value of the Investment Funds or other Client Accounts (pursuant to the terms of agreements of limited partnership or investment management agreements) or report performance of such Investment Funds or Client Accounts periodically to clients or Investors. The Firm uses the following procedures when valuing the securities in any Investment Fund or Client Account.

1. Publicly-Traded Securities.

Generally, the Firm uses market prices to value securities, if such prices are readily available from organized securities or commodities exchanges or markets (such as the New York Stock Exchange, Nasdaq Stock Market, American Stock Exchange or Chicago Board of Trade), or recognized data vendors (such as Bloomberg or The Wall Street Journal).

For positions that are traded over-the-counter, the Firm obtains prices from relevant market makers. It may be appropriate to obtain such prices from more than one market maker.

When the market price for a security (such as an over-the-counter derivative instrument or structured or distressed security) is not readily available or obtainable from market makers or recognized data vendors, the Firm considers obtaining prices from the counterparty to the transaction or based on a pricing model. If a pricing model is used, the Firm must be able to justify the model and model parameters used in valuing the security. If a market price is not readily available or obtainable because trading in that security is halted or very infrequent, the CCO must review and approve the valuation.

The Firm periodically verifies the accuracy of pricing sources by comparing prices received from multiple data vendors and by checking prices derived from models against realized prices.

2. Restricted Securities.

The Firm values restricted securities at the time of acquisition at the cost to acquire such securities. The Firm adjusts the value of restricted securities in Client Accounts, as it considers appropriate, based on the following procedures:

a. Gathering Information to Perform Valuation Analysis. The following steps are taken as necessary:

•	Call company and discuss highlights from the quarter.

•	Request copies of the monthly or quarterly financial statements if available. If not available or if company is not willing to send current financial statements, then discuss financials over the phone. Discussion should focus on the current status of the company’s financial position (mostly balance sheet issues, such as cash position and debt) and expected cash burn going forward.

•	Collect all quarterly press releases as well as any offering documents (i.e. private placement memoranda. S1, etc.).

•	Ask management to provide guidance on expectations for the next quarter, including financial as well as development/corporate milestones.

b. Pricing the Illiquid Security – Assigning Fair Value or Cost.

•	Price at Cost: There are two conditions that must be met for an illiquid security to be carried at cost: (1) if there is pricing data available from a recent (within 8-12 months) private financing that was closed at a price equal to that paid by a Client Account, and/or (2) if the company met sufficient objectives that were outlined by management at the end of the prior quarter and business fundamentals have remained within an expected range.

•	Change Price from Cost or Prior Price: Price may be changed if (1) recent private financing is closed at a materially different price, (2) the company has not met or has exceeded objectives or its business fundamentals have moved outside an expected range, (3) a liquidity event has occurred, or (4) when current pricing data is not available, in which case discounted cash flow analysis is performed to determine the net present value of the security when applicable. If the companies under evaluation do not generate positive cash flow and are not expected to generate positive cash flow over the next five years, then pricing metrics available for comparable publicly traded companies may be used to assess fair value.

3. Frequency of Valuation.

The Firm values the assets and liabilities in Investment Funds and Client Accounts before sending performance reports that reflect those assets and liabilities, and at least quarterly.

4. Valuation Records.

The Firm keeps records of relevant information, memoranda and notes that contribute to the Firm’s valuation decisions.

5. Delegation of Valuation Responsibilities.

The Firm may delegate the valuation responsibilities described above to a third-party service provider. If the Firm does so, the third-party service provider may employ its own valuation policies if such policies are fair, consistent and verifiable, but the Firm monitors those policies and the valuations.

PART VI.

ANTI-MONEY LAUNDERING

A. The Firm.

1. The Firm has appointed the CCO as its “AML CCO” to serve until he or she resigns or is replaced by the Firm.

2. The Firm generally accepts clients or Investors in an Investment Fund if they are well known to a Firm Employee or have been personally referred by another client or Investor or other person known to the Firm. Although the Firm believes that the Firm’s familiarity with the Fund’s clients and Investors reduces the risks of money-laundering or terror financing activities, the CCO and other Employees must remain vigilant for potentially improper behavior.

3. If the Firm has any reason to suspect that a client or Investor is involved in money laundering, the CCO may obtain updated copies of government watch lists prepared by the Office of Foreign Assets Control (www.ustreas.gov/ofac) and by the SEC (www.sec.gov/news/headlines/recordsearch.htm) and compare the names on the watch lists with the name of the client or Investor.

4. An Employee should notify the CCO immediately if he or she suspects that money laundering activities are taking place in relation to an Investment Fund or other Client Account. Current regulations do not define money laundering activities, but at least the following matters should be reported to the CCO:

a. Wire transfers from or transactions with a person located in a country or territory that is neither a member of the Financial Action Task Force (the “FATF”) nor a member of a regional organization that is a member of the FATF; a list of FATF members can be obtained from the FATF web site: www.fatf-gafi.org;

b. The holder of a Client Account or an Investor is a bank or other institution that is acting as an agent for an undisclosed principal;

c. The holder of a Client Account or an Investor makes frequent investments/contributions or withdrawals/redemptions, or investments/contributions and subsequent withdrawals/redemptions occur within a short time;

d. The holder of a prospective Client Account or Investor is a senior foreign political figure14, immediate family member of a senior foreign political figure15 or close associate of a senior foreign political figure;16

14	A “senior foreign political figure” is a senior official in the executive, legislative, administrative, military or judicial branch of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. A “senior foreign political figure” also includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.
15	The “immediate family of a senior foreign political figure” typically includes the figure’s parents, siblings, spouse, children and in-laws.
16	A “close associate of a senior foreign political figure” is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

e. The holder of a Client Account or an Investor has an unusual concern about the Firm’s compliance with the Firm’s anti-money laundering practices or other governmental reporting obligations;

f. The holder of a Client Account or an Investor is reluctant to reveal identifying information about itself;

g. The holder of a Client Account or an Investor has insufficient concern about investment performance; or

h. The holder of a Client Account or an Investor asks the Firm to process its transactions in an unusual manner.

5. If the CCO becomes aware of any suspicious activity, the CCO will:

a. Immediately consult with the Firm’s legal counsel;

b. If permissible under the contract or other arrangement governing the Firm’s relationship with the suspected client or Investor, immediately suspend all activity in the account of the suspected client or Investor (including, without limitation, suspending the client’s right to withdraw capital or redeem beneficial ownership interests);

c. Notify the SEC (or other governmental agency that the CCO considers appropriate) immediately and act in accordance with any instructions provided in writing by the SEC (or such other governmental agency); and

d. Unless otherwise instructed in writing by the SEC (or such other governmental agency), determine whether the Firm should terminate its relationship with the suspected client or Investor.

B. Investment Funds and Clients.

1. If the Firm or any of its affiliates acts as the general partner, managing member or in any other similar capacity with respect to a U.S. Investment Fund, the Firm may require that each such Investment Fund obtain appropriate representations and warranties from prospective and existing Investors and:

a. If the existing or prospective Investor is a natural person, the Firm may obtain either that Investor’s notarized signature on his or her subscription agreement (this option is available only for prospective Investors) or a certified or notarized copy of that Investor’s driver’s license or passport, unless that Investor previously has provided such information to the Firm or the Firm previously has established a substantive relationship with that Investor;

b. If the existing or prospective Investor is an entity (unless shares of that entity are traded publicly in the U.S. on a national securities exchange), the Firm may obtain a certified copy of that entity’s charter documents and certificates of good standing, unless the Firm previously has established a substantive relationship with that Investor; and

c. If the existing or prospective Investor is an investment entity, in addition to the documents required by the preceding item b, the Firm may obtain additional appropriate representations from that Investor, which representations should include, among other things, representations that the Investor (i) has an appropriate anti-money laundering program that complies with all applicable laws, rules and regulations and is designed to detect and report any activity that raises suspicion of money laundering activities, and (ii) has obtained appropriate background information regarding all of the officers, directors and beneficial owners of the investment entity.

2. If the Firm acts as the investment adviser or in any other similar capacity with respect to a non-U.S. Investment Fund, the Firm requires representations and warranties from the administrator of each such Investment Fund, that the administrator or other person who screens and accepts the subscriptions for that Investment Fund uses appropriate anti-money laundering procedures and compares the Investment Fund’s Investor list with watch lists described above.

3. With respect to other Client Accounts, the Firm may require representations and warranties from the holder of each such Client Account similar to the representations described in Parts VI.B.1 and B.2 above, as applicable.

C. Ongoing Training.

Before any Employee assumes any anti-money laundering responsibilities, and when such training is required by applicable law, the Firm will train such Employee regarding the anti-money-laundering requirements of this Statement as well as specific requirements that are relevant to such Employee’s functions and the signs of money laundering that can arise in the course of such Employee’s duties. Appropriate topics for a training session include, among other things, a description of money laundering, how money laundering is carried out, what types of activities and transactions should raise concerns, what steps Employees should follow when suspicions arise, and the existence and use of Office of Foreign Assets Control and other government agency lists. Employees also should receive periodic updates and additional training regarding the anti-money laundering requirements of this Statement. An Employee should consult the CCO if he or she has any questions regarding the requirements of this Statement.

D. Audits.

When required by applicable law, the Firm will have an independent audit (as that term is used in and interpreted under the USA PATRIOT Act of 2001) of its anti-money laundering program at least annually.

PART VII.

PROXY VOTING

A. Discretionary Accounts.

The Firm has retained the services of Institutional Shareholder Services, Inc. (“ISS”), which provides research and recommendations on proxy voting issues. ISS has authority to vote the proxies for each Discretionary Account, in accordance with the Proxy Voting Policies set forth below. The Firm instructs each custodian for a Discretionary Account to deliver to ISS all proxy solicitation materials that the custodian receives for that Discretionary Account. The Firm reviews the securities held in its Discretionary Accounts on a regular basis to confirm that the Firm receives copies of all proxy solicitation materials concerning such securities. If the Firm receives any proxy materials directly, the Firm marks each proxy solicitation with the date it is received by the Firm and forwards that material to ISS.

The Firm, through ISS, votes all proxies on behalf of Discretionary Accounts after carefully considering all proxy solicitation materials and other available facts. The Firm has instructed ISS to make all voting decisions on behalf of a Discretionary Account based solely on the determination of the best interests of that Discretionary Account. The Firm uses reasonable efforts to respond to each proxy solicitation by the deadline for such response.

The CCO may designate an appropriate Employee to be responsible for insuring that all proxy statements are received and that the Firm responds to them in a timely manner.

1. Company Information. The Firm, through ISS, reviews all proxy solicitation materials it receives concerning securities held in a Discretionary Account. ISS evaluates all such information and may seek additional information from the party soliciting the proxy and independent corroboration of such information when ISS considers it appropriate and when it is reasonably available.

2. Proxy Voting Policies.

a. The Firm votes FOR a proposal when it believes that the proposal serves the best interests of the Discretionary Account whose proxy is solicited because, on balance, the following factors predominate:

(i) If adopted, the proposal would have a positive economic effect on shareholder value;

(ii) If adopted, the proposal would pose no threat to existing rights of shareholders;

(iii) The dilution, if any, of existing shares that would result from adoption of the proposal is warranted by the benefits of the proposal; and

(iv) If adopted, the proposal would not limit or impair the accountability of management and the board of directors to shareholders.

b. The Firm votes AGAINST a proposal if it believes that, on balance, the following factors predominate:

(i) If adopted, the proposal would have an adverse economic effect on shareholder value;

(ii) If adopted, the proposal would limit the rights of shareholders in a manner or to an extent that is not warranted by the benefits of adoption of the proposal;

(iii) If adopted, the proposal would cause significant dilution of shares that is not warranted by the benefits of the proposal;

(iv) If adopted, the proposal would limit or impair accountability of management or the board of directors to shareholders; or

(v) The proposal is a shareholder initiative that the Firm believes wastes time and resources of the company or reflects the grievance of one individual.

c. The Firm abstains from voting proxies when it believes that it is appropriate. Usually, this occurs when the Firm believes that a proposal holds negative but nonquantifiable implications for shareholder value but may express a legitimate concern.

d. From time to time, ISS and the Firm develop and revise more detailed proxy voting guidelines, the most recent version of which is kept by the CCO and will be followed by ISS when voting proxies.

3. Conflicts of Interest. Due to the size and nature of the Firm’s operations and the Firm’s limited affiliations in the securities industry, the Firm does not expect that material conflicts of interest will arise between the Firm and a Discretionary Account over proxy voting. The Firm recognizes, however, that such conflicts may arise from time to time, such as, for example, when the Firm or one of its affiliates has a business arrangement that could be affected by the outcome of a proxy vote or has a personal or business relationship with a person seeking appointment or re-appointment as a director of a company. If a material conflict of interest arises, the Firm will vote all proxies in accordance with Part VII.A.2. The Firm will not place its own interests ahead of the interests of its Discretionary Accounts in voting proxies.

If the Firm determines that the proxy voting policies in Part VII.A.2 do not adequately address a material conflict of interest related to a proxy, it will provide the affected Client Account with copies of all proxy solicitation materials that the Firm receives with respect to that proxy, notify that Client Account of the actual or potential conflict of interest and of the Firm’s intended response to the proxy request (which response will be in accordance with the policies set forth in Part VII.A.2(b)), and request that the Client Account consent to the Firm’s intended response. If the Client Account consents to the Firm’s intended response or fails to respond to the notice within a reasonable period of time specified in the notice, the Firm will vote the proxy as described in the notice. If the Client Account objects to the intended response, the Firm will vote the proxy as directed by the Client Account.

4. Shareholder Proposals by the Firm. The Firm may submit a shareholder proposal on behalf of an Investment Fund only if permitted by the Investment Fund’s governing documents or by agreement between the Firm and the Investment Fund and if the Firm believes that the proposal would provide a substantial overall benefit to the Investment Fund. The Firm will submit a shareholder proposal on behalf of any other Discretionary Account only at the request of the Discretionary Account or with that Discretionary Account’s prior written consent. The Firm will vote any shares in a Discretionary Account on behalf of a proposal submitted by the Firm in accordance with Part VII.A.2, unless otherwise directed by the Discretionary Account.

5. Disclosures to Clients. The Firm includes in its Form ADV 2 (1) a summary of these policies and procedures relating to proxy voting, (2) an offer to provide a copy of such policies and procedures to clients on request, and (3) information concerning how a client may obtain a report summarizing how the Firm voted proxies on behalf of such client. At the request of a Client Account, the Firm provides that Client Account with a copy of this Part VII and a report summarizing all proxy solicitations the Firm received with respect to that Client Account during the period requested and action taken by the Firm on each such proxy.

6. Class Actions. As a fiduciary, the Firm seeks to act in its clients’ best interests with good faith, loyalty, and due care. When a recovery is achieved in a class action, investors who owned shares in the company subject to the action have the option to opt out of the class action and pursue their own remedy or participate in the recovery achieved via the class action. Collecting the recovery involves the completion of a Proof of Claim form that is submitted to the Claims Administrator. After the Claims Administrator receives all such forms, it dispenses money from the settlement fund to those persons and entities with valid claims.

The Firm has retained ISS to process “class action” documents received by the Firm on behalf of the Investment Funds or other Client Accounts, except for those Client Accounts that inform the Firm that they do not want the Firm’s assistance.

B. Non-Discretionary Accounts.

The Firm promptly forwards any proxy solicitation materials concerning securities held in a Non-Discretionary Account that the Firm receives at least five business days before the applicable proxy voting deadline to the appropriate Client Account. The Firm votes any such proxy as directed by that Client Account. At a Client Account’s request, the Firm may, but is not obligated to, advise that Client Account with respect to voting any proxy. The Firm does not provide advice concerning the voting of any proxy to any Client Account unless such advice is first approved by the CCO.

C. Records.

See Part VIII.B regarding records that the Firm must maintain relating to these proxy voting policies and procedures.

PART VIII.

RECORDKEEPING REQUIREMENTS

The CCO is responsible for overseeing the Firm’s record retention program. Any questions about the Firm’s policies and procedures should be directed to the CCO.

Under the Advisers Act, the Firm must retain the following records for at least five years from the end of the fiscal year during which the last entry is made on such record or for at least five years from when the Firm directly or indirectly published or otherwise made the communication, unless otherwise indicated. For the first two years of this period, such records must be located at the Firm’s principal office.

Employees should be aware that all of the Firm records can be subject to review by SEC and other regulatory examiners, irrespective of whether the Advisers Act requires those records to be retained. Employees should also be aware that regulatory examination authority includes emails and other electronic communications that relate to the Firm’s business activities, as well as emails and other electronic communications that are sent or received on the Firm’s computer systems.

This Statement addresses only some of the recordkeeping requirements under the Advisers Act. Various other local, state and federal laws, rules and regulations apply to creating, maintaining and destroying records.

All Employees must be familiar with, and abide by, the Firm’s record retention policies and procedures, including the list of required books and records below:

A. Financial Records.

1. Journals. A journal or journals, including cash receipts and disbursements records, and any other records of original entry forming the basis of entries in any ledger.

2. Ledgers. General and auxiliary ledgers reflecting asset, liability, reserve, capital, income and expense accounts.

3. Banking Records. All checkbooks, bank statements, cancelled checks and cash reconciliations.

4. Invoices. All bills or statements of account (or copies thereof), paid or unpaid, relating to the Firm’s or any of its affiliates’ businesses.

5. Accounting Records. All trial balances, financial statements and internal audit working papers relating to the Firm’s or any of its affiliates’ businesses.

B. General Records.

1. Organizational Documents. Fully executed organizational documents for the Firm and its affiliates, such as the operating agreement, partnership agreement, charter, minute books and ownership records for each such entity. The Firm must maintain these records in its principal office and preserve them until at least three years after termination of the Firm’s business as an investment adviser.

2. List of Accounts. A list of all Client Accounts.

3. Client Contracts. The Firm’s client contracts and powers of attorney, including:

a. Investment management agreements between the Firm and its accounts (including all Investment Funds and separate accounts); and

b. The partnership or limited liability company agreement for each Investment Fund, and all agreements with the Investors in each such fund (including Subscription Agreements, Offering Questionnaires, Supplemental Subscription Agreements and Assignment Agreements).

4. Other Agreements. Other written agreements relating to the Firm’s investment advisory business, including:

a. Agreements with brokers;

b. Service agreements;

c. Employment agreements;

d. Agreements with finders or solicitors;

e. Agreements with online hedge fund databases; and

f. Although not required by the Advisers Act, the Firm has disbursement procedures agreements between each prime broker, the Firm and each U.S.-based Investment Fund.

5. Policies and Procedures.

a. This Statement, and all policies and procedures in effect during the previous five years;

b. Any records documenting the Firm’s annual review of the policies and procedures in this Statement;

c. Records of violations of the Firm’s code of ethics (the Introduction and Parts I, II and II of this Statement) and actions taken as a result of such violations, and

d. A copy of the signed, written acknowledgment of receipt of this Statement for each person who is, or within the past five years was, a supervised person of the Firm.

6. List of Employees. A record of the names of current Employees and persons who, within the past five years were Employees, as well as a list of the names and business addresses of all Regulated Persons to whom the Firm or a Covered Associate pays, or agrees to pay (directly or indirectly), to solicit a Government Entity on its behalf.

7. Anti-Money Laundering Records. Any records generated in connection with compliance with this Statement’s anti-money laundering policies and procedures or applicable law relating thereto.

8. Gift Records. Pursuant to Part II.H.2, records regarding payments to a labor organization (including a Taft-Hartley Plan) and any related person of such an organization.

9. Proxy Voting Records.

a. The Firm, through ISS, keeps copies of (i) each proxy statement that the Firm receives regarding securities held in Discretionary Accounts, (ii) a record of each vote the Firm casts with respect to securities in each Discretionary Account, (iii) any document the Firm creates that is material to the Firm’s decision on voting a proxy or that describes the basis for that decision, (iv) each written request from a Discretionary Account for information about how the Firm votes proxies and (v) the Firm’s written response to each oral or written request from a Discretionary Account for such information. The Firm may delegate to a third party the duty to receive and keep the records identified in clauses (i) and (ii) of the preceding sentence, if that third party agrees to furnish such records to the Firm promptly on request. The Firm may elect not to keep a copy of a proxy statement if it can obtain such statement electronically via the SEC’s EDGAR system.

b. The Firm, through ISS, maintains a written description of the Firm’s reasons for deciding to vote a proxy (i) in a manner inconsistent with any general guidelines set forth in this Statement; (ii) when such guidelines call for a case-by-case determination; or (iii) when the Firm has identified a material conflict of interest.

10. Forms. The Firm’s forms, including:

a. Current, complete copies of offering materials for each U.S. and non-U.S.-based Investment Fund.

b. Trade Order Form.

C. Trading Records.

1. Order Memoranda. Records showing separately for each Client Account the securities purchased and sold, the date, amount and price of each such purchase and sale and a statement that the order was entered pursuant to the Firm’s discretionary investing authority. Orders should identify the person connected with the Firm who recommended the transaction to the Client Account, the person who placed the order on behalf of the Firm (such as the Firm’s trader), and the executing bank, broker. The Firm must maintain records of any cancelled or modified records. Such records include:

a. Trade orders from the portfolio managers in the form of email, IM or the Trade Order Form, the form of which is maintained by Trading Operations;

b. The MOXY electronic records of entered orders; and

c. A flow-chart Memorandum maintained by the Firm, describes the order entry process.

2. Client Portfolio Positions. Records of the current amount or interest of each Client Account in each security in which any such Client Account has a current position.

3. Instructions from Clients. Records of any instruction (or modification or cancellation of any instruction) that the Firm receives from a client concerning the purchase, sale or delivery of any security, including the terms and condition of the instruction, modification or cancellation. A written memorandum should be prepared when a client gives oral instructions.

D. Client Communications.

1. Copies of Offering Materials and Offeree Qualifications. Complete copies of offering materials provided by the Firm or its affiliates to current and prospective Investors in the U.S.-based Investment Funds, including a record of the copy number, offeree and date on which the offering materials are provided to each offeree.

2. Investor Suitability. Records of all information that the Firm obtains regarding the suitability of each prospective Investor.

3. Written Marketing Communications to Ten or More Persons. A copy of every notice, circular, advertisement, newspaper article, investment letter, bulletin, email or other communication that the Firm or any of its affiliates circulates or distributes, directly or indirectly, to ten or more persons (other than persons connected with the Firm or its affiliates), including:

•	All monthly, quarterly or other communications with Investors.

•	Market letters, reports and other communications.

•	A printout of each page of the Firm’s website and a printout of each changed page thereto.

4. Records Supporting Performance Advertising. All accounts, books, internal working papers and any other records or documents that are necessary to form the basis for or demonstrate the calculation of the performance or rate of return of any or all Client Accounts or securities recommendations in any marketing material, except that, with respect to the performance of Client Accounts, this requirement is satisfied by retaining all account statements, if they reflect all debits, credits and other transactions in a Client Account for the period of the statement, and retaining all worksheets necessary to demonstrate the calculation of the performance or rate of return of all Client Accounts. Such records must be maintained for the length of the performance track record being shown in marketing materials.

5. Acknowledgments of Solicitor Fee Disclosure. All written acknowledgments of receipt obtained from clients or Investors relating to disclosure of solicitor fees paid by the Firm or its affiliates and copies of all disclosure statements delivered to the Firm’s clients or Investors by such solicitors.

6. Communications Regarding Recommendations or Advice. All written communications (including emails) received and copies of all written communications that the Firm sends relating to recommendations or advice that it gives or proposes, the receipt, disbursement or delivery of funds or securities, or placing or executing a securities order. In addition, the Firm should retain all materials that it receives that relate to the recommendations or advice that it gives, if such materials are used in providing the advice. When sending correspondence to a client or Investor, the Firm either should retain a copy of the correspondence or retain a form of the correspondence that it sends to all or a group of clients or Investors with a list of the clients or Investors to whom such correspondence is sent.

E. Regulatory Filings and Communications, and Litigation and Complaints.

1. Regulatory Filings. A copy of each document that the Firm files with any state or federal agency or self-regulatory organization and that pertains to the Firm or its affiliates, including federal securities filings and state blue sky filings.

2. Brochure.

a. Delivery to New and Existing Clients. A copy of the Firm’s Form ADV 2, including the dates during which it is used, and a list of the dates and the Client Accounts and Investors and potential Client Accounts and Investors to whom the Firm gives or offers its Form ADV 2. The Firm must provide its Form ADV 2 to each client and each Investor (i) before or at the time a client enters into an investment management agreement with the Firm (and the Firm has decided to also provide its Form ADV2 to each prospective Investor, by including the Form ADV2 as an appendix to each Investment Fund’s offering document) and (ii) if there are material changes to the Form ADV2, annually within 120 days of the end of the Firm’s fiscal year (which annual delivery may include the revised ADV2 or only a summary of material changes as required by Item 2, but if the Firm sends only a summary, the summary must include an offer to provide the full Form ADV2 and the Firm’s email address, website address (if any), telephone number and the website address for the Investment Adviser Public Disclosure website (all of which should be included in Item 1 of the Firm’s Form ADV2)).

b. Amendments. The Firm must promptly file an amendment to Form ADV to correct certain information should it become inaccurate and/or have the ability to mislead those to whom it must be delivered. Certain inaccuracies require an amendment to be filed immediately (Items 1, 3, 9, and 11 of Part 1A) while other material inaccuracies require an amendment to be filed promptly (Items 4, 8, 10, and all items on Form ADV 2). Other inaccuracies require an amendment to be filed within 90 days of the end of the fiscal year (refer to the instructions appearing in the Form ADV application booklet for further guidance). The CCO is responsible for filing amendments to Form ADV.

3. Regulatory Communications. Communications (but see Attorney-Client Communications below) that the Firm receives or sends regarding any SEC, state or other regulatory inspection, examination, investigation, subpoena or other action.

4. Litigation and Complaints. Communications (but see Attorney-Client Communications below) that the Firm receives or sends regarding any Litigation Event (see Storage of Records – Preserving Records during Litigation below) and regarding any client or Investor complaint.

F. Personal Securities Transactions.

1. Records of Transactions. Records of every transaction effected in a security in which the Firm, any Employee or any Family Member has any direct or indirect Beneficial Ownership, including: the title and amount of each security involved, the date and nature of each transaction (that is, purchase, sale or other acquisition or disposition), the price at which each transaction is effected, and the name of the broker, dealer or bank with or through whom each transaction is effected.

2. Records of Precleared Transactions. Records of all approved transactions (including the record of such approval by the CCO) and such confirmations and brokerage statements in accordance with Part I of this Statement.

G. Attorney-Client Communications.

Attorney-client communications and certain other documents, such as invoices for legal fees, prepared by legal counsel may be protected by the attorney-client privilege. Employees should not provide or disclose these materials to any third party, including clients, Investors, the SEC or any state regulatory authority, without first consulting with the CCO.

H. Storing Records.

1. Form of Records. The Firm may maintain and preserve records on paper, or store them on micrographic media (including microfilm, microfiche and similar media) or electronic storage media.

2. Electronic Communications. The CCO is responsible for maintaining and preserving emails (including attachments) that are required to be maintained pursuant to this Part VIII. The CCO also determines if and when emails may be purged and maintains an index generally showing what records presently exist and what records have been destroyed. Electronic records and documents that are no longer required to be preserved under this Statement are to be purged at the direction of the CCO. The purging of documents may be suspended as discussed below.

All incoming and outgoing emails and “instant messages” sent through the Firm’s servers are automatically retained by FrontBridge (an outside vender) and are available online for six years. The Firm does not permit Employees to use instant message software on Firm computers other than the software provided by FrontBridge.

3. The Firm does not believe that there is significant business utility or value in saving deleted voicemail messages. It is the Firm’s policy not to systematically preserve deleted voicemail messages. If a particular message is deemed important by its recipient, it is to be preserved (either through transcription or in its digital format) and then retained in a manner consistent with the guidelines established in this policy.

4. Organizing Records Stored on Media. If the Firm maintains and preserves records on micrographic or electronic storage media, the Firm:

a. Arranges and indexes the records in a way that permits easy location, access and retrieval;

b. On the SEC’s request, promptly provides (i) a legible, true and complete copy of the record in the medium and format in which it is stored, (ii) a legible, true and complete printout of such record and (iii) a means to gain access, view and print such record; and

c. Separately stores, for the time required for preserving the original record, a duplicate copy of the record on any allowable medium.

5. Special Procedures for Records Stored on Electronic Media. The Firm’s records stored on electronic media are:

a. Maintained and preserved to reasonably safeguard them from loss, alteration or destruction;

b. Accessible only to properly authorized personnel and the SEC (including its examiners and representatives); and

c. Stored in a manner that permits them to be retrieved in complete, true and legible form.

6. Preserving Records during Litigation Event. Under no circumstances may any documents be purged that relate to any pending or threatened litigation or governmental or regulatory investigation, inquiry or action relating to the Firm or its affiliates (collectively referred to as a “Litigation Event”). On the occurrence of a Litigation Event, Employees must immediately cease purging any records or documents (whether electronic or written). The Employees that would be responsible for purging such records and documents are responsible for preserving them until the CCO informs all Employees that the Litigation Event is completely resolved and for coordinating those efforts with the Firm’s legal counsel. Subject to the other record retention requirements, the Firm may purge records and documents preserved as a result of a Litigation Event after the Litigation Event is finally terminated.

7. Destruction of Confidential Records. The Firm burns or shreds confidential records that may be destroyed under this Statement. The Firm destroys electronic confidential records by any accepted method of electronic destruction. Confidential records include (but are not necessarily limited to) records that would provide information to competitors, records that would allow anyone unauthorized access to information, any information regarding Client Accounts or Investment Funds, and attorney-client communications.

I. Records of Contributions.

1. List of Contributions made by the Firm and its Covered Associates. A list of all Contributions made to Officials including any payments made to state or local political parties and political action committees. The list must be maintained in chronological order identifying (a) each contributor and recipient, (b) the amount and date of each Contribution or payment and (c) whether a Contribution was subject to the exception for certain returned Contributions provided under Rule 206(4)-5 under the Advisers Act (that is, a Contribution that is excepted because (i) the Contribution was made to an Official for whom the Covered Associate could not vote, (ii) the Firm discovered the Contribution within four months of the date it was made, (iii) the Contribution did not exceed an aggregate of $350 to any Official in one election and (iv) such Contribution was returned to the Covered Associate within sixty days of the Firm’s discovery).

2. List of Covered Associates. A list of all Covered Associates.

3. List of Government Entities. A list of (a) all Government Entities to which the Firm has provided advisory services in the past five years and (b) all Government Entities that are currently invested, or were invested, in the past five years, in a Covered Investment Pool managed by the Firm, including any Government Entity that selects a Covered Investment Pool managed by the Firm to be an option of a plan or program of a Government Entity, such as a 529, 457 or 403(b) plan.

4. List of Regulated Persons. A list of the name and business address of each Regulated Person to whom the Firm or a Covered Associate pays, or agrees to pay (directly or indirectly), to solicit a Government Entity on its behalf.

PART IX.

BACKUP PROCEDURES AND BUSINESS CONTINUITY PLAN

A. Backup Procedures.

In addition to the recordkeeping requirements described in Part VIII (generally relating to books and records that the Advisers Act requires the Firm to maintain), the Firm uses a web-based vendor (CrashPlan PROe) for continuous backup of the Firm’s computer system. The Firm also archives daily to an NAS (two mirrored hard drive) the computer data files that the CCO deems critical to the Firm’s business activities. Those backup files are stored monthly in a safe location. The Firm maintains duplicate copies (either paper or electronic format) of documents that the CCO deems essential.

B. Business Continuity Plan.

The Firm and its Employees will take the actions specified below in the event of the following disruptions:

1. Offices inaccessible.

• Portfolio managers, traders and analysts will work at home using their home computers and telephones or at another centralized location. They will document all transactions and communications on their home computers or by hand and save all paperwork so that information can be entered into the appropriate Firm system when offices become accessible.

2. Computer failure.

• Use hard drive or web-based vendor to reconstruct client account activity and holdings, trade information and communications with clients, brokers, custodians and others.

• Document all transactions and communications by hand and keep all paperwork so information can be entered into appropriate system at a later time.

3. Pricing service failure.

• Price all securities holdings by paper or Internet, whichever is working and more efficient.

4. Portfolio management program failure.

• Use stored hard drive or web-based vendor to reconstruct account activity and holdings.

• Document all transactions from each portfolio by hand so information can be entered when program problem is corrected.

• If program is down over a week do all portfolio accounting manually.

5. Telephone or fax machine failure.

• Place trades in person at the local office of the appropriate broker.

• For prime broker communications go to the broker’s local office and give all information for client accounts.

• Keep all trade documentation and other communications to be entered into computer system.

• Correspond with clients by mail if the telephones are down for over a week.

6. Failure of prime broker mission critical systems.

a. Maintain physical printouts of all daily client statements received from the prime broker for the period from the beginning of the month in which the failure occurs to the date of the failure.

b. Document all transactions for each portfolio by hand so information can be entered when the prime broker’s systems are functional.

c. If problem continues for more than a week, the CCO will determine whether it may be necessary to move Client Accounts to a new prime broker.

PART X.

OTHER COMPLIANCE MATTERS

A. Manipulative Practices.

Section 9(a)(2) of the Exchange Act makes it unlawful for any person, acting alone or with others, to effect a series of transactions in any security registered on a national securities exchange creating actual or apparent active trading in such security or raising or depressing the price of the security, with the intent to manipulate and for the purpose of inducing the purchase or sale of such security by others. Rule 10b-5 under the Exchange Act has been interpreted to proscribe the same type of trading practices in OTC securities.

The purpose of section 9(a) is not to prohibit market transactions that may raise or lower the price of securities, but to keep an open and free market where the natural forces of supply and demand determine a security’s price. Therefore, price changes resulting from supply and demand fluctuations are not prohibited and purchases or sales may cause security prices to rise or fall without violating the securities laws. Section 9(a)(2) prohibits a series of trades or apparent trades that has no intrinsic investment purpose but is done with the fraudulent intent and purpose of inducing others to trade the security.

In addition, the anti-fraud provisions of the federal securities laws have been interpreted to prohibit intentionally creating, passing or using false rumors. To that end, Employees are prohibited from circulating any rumor of a sensational character that might reasonably be expected to affect market conditions of any security. Employees should take great care in publicly discussing any security, including on conference calls, internet chat rooms or other media.

B. Marketing Material and Client Communications.

The following summarizes certain important regulatory issues that the Firm considers when preparing marketing material. All marketing material must be approved by the CCO or James Bitzer.

1. All Marketing Material is Covered by These Rules. This Part X.B applies to all marketing material and any communication with clients, prospective clients, consultants, news media or any other persons who may provide information about the Firm, its business or the Investment Funds to anyone outside the Firm.

2. Description of Investment Strategy. The Firm’s investment strategy and decision making processes are described in the Offering Circulars for the Investment Funds. Any other description of the Firm’s investment strategy or decision-making process or of the construction or characteristics of the portfolios of Client Accounts or Investment Funds, including any descriptions in marketing brochures or presentations, must be consistent with the descriptions included in the Offering Circulars.

3. Description of the Firm. The Firm, Falcon Point Capital, LLC, a California limited liability company, became the Investment Adviser to the Firm’s clients on April 1, 2003. Prior to that date, Falcon Point Capital, a California corporation founded in 1991, was the Investment Adviser.

4. References to “Funds”. Marketing material used to solicit Investors in an Investment Fund are subject to the restrictions on advertising described in Part X.E below. Even marketing material that refers generically to “funds” or “hedge funds” may be considered an advertisement for an Investment Fund that must comply with these requirements. Any marketing material that is to be delivered to potential separate account clients and not to potential Investors in an Investment Fund should discuss the applicable investment strategy employed by the Firm and exclude any reference to any Investment Fund or to “funds” or “hedge funds” generally.

5. Careful Drafting. Every communication between the Firm and its clients, Investors or prospective clients or Investors reflects on the professionalism, skill and ability of the Firm. Accordingly, Employees should exercise care in drafting any marketing material or client communication, even emails or instant messages, to insure that these materials are accurate and appropriate. For example, in discussing the Firm’s portfolio strategy, words such as “typically” and “generally” should be used as appropriate. If an Employee has any questions concerning the accuracy or appropriateness of any marketing material or client communication, he or she should ask the CCO. All marketing material must adhere to the following guidelines:

a. The material must not be deceptive or misleading.

b. The material must not include any guarantee against loss.

c. The material must not include claims containing “cherry picked” trades.

d. Factual statements must be true and able to be supported.

e. Statements of opinion must be identifiable as such and have a reasonable basis in fact.

f. Statements of the possibility of profit must be accompanied by equally prominent statements of the risk of loss. If an Employee has any questions concerning the accuracy or appropriateness of any marketing material or client communication, he or she should ask the CCO.

6. Performance Data. All performance data that is provided to any person outside of the Firm must include:

a. Performance numbers that are net of fees, costs and estimated performance fees and allocations. “Gross” data may also be provided if it is accompanied by “net” performance of equal prominence.

b. Appropriate comparable indices that have been selected by the Firm and may not be changed without the approval of the CCO.

c. Other disclosures concerning performance data that are available from the CCO.

7. No Testimonials. Marketing material may not include any statement by a former or present client or Investor that endorses the Firm or refers to the client’s or Investor’s favorable investment experience with the Firm. Commentary posted by third parties on social networks, internet message boards, chat rooms, blogs or similar services may be deemed impermissible testimonials. The Firm (through the CCO) or the Employee, as applicable, should disable all posts, “likes,” comments, endorsements, opinions or any other third party commentary that may be deemed testimonial in nature.

8. No Past Specific Recommendations. Unless approved by the CCO, marketing material may not include the name of any specific security purchased by the Firm for any Client Account.

9. Representative Clients. Unless approved by the CCO, no marketing material may disclose the name of any client of the Firm or any Investor in an Investment Fund.

10. Article Copies or Reprints. If the Firm provides a copy or reprint of a news article to any person, all of the above requirements apply with respect to that article. Therefore, in addition to requiring certain disclosures, some articles may need to be edited to remove non-compliant material. In addition, applicable laws may require, among other things, that the Firm obtain consent from the publisher or author of an article before distributing a copy or reprint of it to third parties and disclose the source of the article to each recipient of the copy or reprint. The Firm complies with any such requirements.

11. Client/Investor Complaints. Any statement transmitted verbally, in a letter, by fax, by email, or otherwise, that alleges specific inappropriate conduct by the Firm is a complaint. While observations about market conditions or an account’s performance may not be complaints, you should consult with the CCO if there is any question as to whether a communication is a complaint.

All Employees must promptly report any complaints to the CCO. Failure to report a complaint will be cause for corrective action, up to and including dismissal. The CCO will investigate and respond to all client/investor complaints in a timely manner and will retain copies of all documentation associated with each complaint in a Complaint File. The CCO may consult with legal counsel regarding the appropriate resolution of a complaint.

12. Website Supervision. The CCO will review the Firm’s website at least annually to ensure that it complies with applicable rules and guidelines regarding marketing materials. An Employee must report in writing to the CCO any contemplated change to the website’s content or layout prior to making such change. The CCO must ensure that a record is kept of each website change and must approve in writing any material change to the website’s content or layout prior to its posting for public view. An Employee should discuss with the CCO any questions he or she may have regarding whether a website change is material.

13. Publication of Articles. All material to be published (whether on a website, a traditional media source or for delivery to clients, Investors or potential clients or potential Investors) must be approved by the CCO. In reviewing any proposed publication, the CCO should also consider the following issues, to the extent relevant: (i) whether the information in the publication is accurate (i.e., true) and whether the Firm needs documentation of its accuracy, (ii) whether the publication could lead anyone to believe that the Firm may be in possession of material non-public information, (iii) whether the Firm has any intent to engage in any transaction in any securities mentioned in the publication, (iv) whether the publication identifies a “past specific recommendation” of a security owned by any Client Account (or whether a current position could become a “past specific recommendation” after publication), (v) whether the publishing entity (such as website or newsletter) has rules regarding publication by investment advisers (such as trading restrictions), (vi) whether the Firm is identified as the author of the publication, (vii) whether the publication requires any disclosures (such as whether the Firm has a position in the securities mentioned).

C. List of Private Funds.

1. Private Investment Partnerships. The Firm currently acts as general partner of the following private investment limited partnerships:

Falcon Point Long/Short Fund, L.P.

Falcon Point Global Communications and Technology Fund, L.P.

Falcon Point High Yield Fund, L.P.

Falcon Point Long/Short Tax-Exempt Fund, L.P.

Falcon Point Long/Short Qualified Fund, L.P.

2. Offshore Funds. The Firm is not currently the investment adviser to any offshore funds

D. Revision of Offering Circular.

Revisions to an Investment Fund’s Offering Circular or Private Offering Memorandum are made (1) as necessary to disclose material changes to the Investment Fund’s organization, management, operation, performance, financial condition or investment strategy, and (2) as otherwise required by law. The CCO oversees all such revisions, with the assistance of the Firm’s legal counsel.

E. Exemption from Federal Securities Registration.

1. General. The Investment Funds offer and sell limited partner interests and shares, respectively (collectively herein called “Interests”), in the U.S. In doing so, the Investment Funds rely on the so-called “private offering” exemption from the registration requirements of the federal securities laws. This exemption is described in part in Securities Act section 4(2) and in Rule 506 of Regulation D under the Securities Act. Securities Act section 4(2) provides that the registration provisions of Securities Act section 5 do not apply to transactions by an issuer, such as an Investment Fund, not involving any public offering. To clarify when a transaction does not involve a public offering, the SEC adopted Regulation D. Rule 506 of Regulation D allows an issuer, such as an Investment Fund, to offer and sell Interests to an unlimited number of “accredited investors.” The various categories of accredited investors are described in the Offering Questionnaires used by the Investment Funds, under the heading “Accredited Investor.” Because Regulation D imposes additional restrictions on sales to persons that are not accredited investors, Interests may not be sold to non-accredited investors without the approval of the CCO.

The representations in the Investment Funds’ Subscription Agreements and the information requested in the Investment Funds’ Offering Questionnaires are designed to provide documentary evidence of the qualifications of offerees who invest in the Investment Funds for purposes of compliance with section 4(2), Regulation D and Rule 205-3 under the Advisers Act (which is discussed in Part X.F below). When subscribers to the U.S. Investment Funds return these documents, the CCO examines them carefully to ascertain that each subscriber meets all of the net worth and sophistication requirements of section 4(2) and Regulation D and the net worth or minimum investment requirements of Rule 205-3. The Firm generally will not accept the subscription of any subscriber who does not meet all of these requirements.

Subscription documents for the non-U.S. Investment Funds are reviewed by such Investment Funds’ offshore administrator for compliance with the foregoing requirements.

2. Bad Actor Rule. The following guidelines must be followed when making any offering relying on Rule 506 under Regulation D.

a. The Firm will exercise reasonable care, as described in Part X D(2)(b) below, in determining whether any “Covered Person” identified in Rule 506(d) of Regulation D (the “Bad Actor Rule”) has experienced a “Disqualifying Event” described in the Bad Actor Rule. Covered Person includes, but is not limited to, the following: (i) all directors, general partners, managing members, executive officers and other officers who participate in the applicable offering; (ii) each finder and solicitor, whether paid directly or indirectly, and its general partners, directors, managing members, executive officers and other officers who participate in the applicable offering; (iii) each affiliated issuer of the Investment Fund; (iv) each of the Firm’s general partners, managing members, executive officers and other officers who participate in the applicable offering; and (v) any beneficial owner of twenty percent or more of the voting securities of the applicable Investment Fund (typically non-U.S. Investment Fund shares are considered voting securities, while U.S. Investment Fund interests are not considered voting securities).

b. In exercising reasonable care, the Firm may, as it deems appropriate and reasonable, take one or more of the following actions: (i) engage in factual inquiries to determine whether a Covered Person has experienced a Disqualifying Event, including, as appropriate, reviewing public records or providing questionnaires or certificates to Covered Persons; (ii) include in any applicable contracts, agreements or other understandings with Covered Persons, representations and warranties from Covered Persons concerning Disqualifying Events, and (iii) engage in such other inquiries as the Firm deems are appropriate or reasonable with respect to the particular Covered Persons. The Firm will periodically update its factual inquiries with respect to each Covered Person, including, as the Firm deems appropriate, by using contractual bring-down representations, new questionnaires or negative consent letters. Each Covered Person who is an employee of the Firm will be required to continue to submit the Employee Questionnaire, which includes questions concerning each Disqualifying Event, in accordance with the timing set forth in this Statement.

c. (3) The Firm will not make any offering relying on an exemption under Rule 506 of Regulation D if a Covered Person with respect to such offering has experienced a Disqualifying Event after September 23, 2013. The Firm will disclose to potential investors before such investors make any investment in an Investment Fund any Disqualifying Events experienced by a Covered Person before September 23, 2013.

3. No General Solicitation. Unless and until the Firm chooses to comply with Rule 506(c) under Regulation D, no form of general solicitation or advertising may be used in offering or selling Interests. This prohibition precludes any mass mailing, any advertisement, article or notice published in any magazine, newspaper or newsletter, and any seminar or meeting where the attendees have been invited by any mass mailing, general solicitation or advertising. No Employee should mention or refer to any Investment Fund in any public medium, including any newspaper, on radio or television, on any website, or otherwise.

Only Michael Mahoney, Jim Bitzer and Michael Thomas may offer Interests to potential Investors. Only Michael Mahoney and Jim Bitzer may send Offering Circulars for U.S. Investment Funds to potential Investors or provide contact information regarding a potential Investor to the administrator of a non-U.S. Investment Fund. Only the administrator of a nonU.S. Investment Fund is authorized to provide such Investment Fund’s Private Offering Memorandum to potential Investors. Offers may be made only to persons with whom the Firm or an Employee has a prior relationship or to whom the Firm has received a private introduction.

4. Guidelines for Offering Interests. The following guidelines must be followed when making an offer of Interests in a U.S. Investment Fund:

a. The Firm may only offer to sell such Interests by delivering a copy of the Investment Fund’s Offering Circular to prospective Investors. The Firm should write on the cover page of the Offering Circular the number of each Offering Circular and the name of the prospective Investor to whom such Offering Circular is being delivered. The Firm should record this information in a log the Firm maintains for this purpose.

b. Before the Firm mentions or sends any material related to the Investment Fund, including the Offering Circular, to any potential Investor, the Firm must reasonably believe that the Investment Fund would be a suitable investment for the potential Investor and the Firm must comply with the state securities laws where the potential Investor resides. Only after the Firm reasonably believes that the investment is suitable and the potential Investor or his or her personal representative is sophisticated in financial and business matters may the Firm make such an offer and provide the Offering Circular. Only Michael Mahoney and Jim Bitzer may send or direct staff to send an Offering Circular. The Firm must maintain written records of all information obtained regarding the suitability of each prospective offeree.

c. The Firm keeps the records described in Part VIII.D.1 with respect to offers of Interests.

5. Hedge Fund Websites and Other Databases. A number of commercial websites and other databases seek information regarding private investment funds for distribution through a website, newsletter or other database. Submitting information regarding an Investment Fund to such persons raises a number of issues regarding the prohibition on general solicitation discussed above and the exclusion from mutual fund registration described in Part X.K. Therefore, no Employee should give any information to any such website operator or database provider without the CCO’s prior approval. The CCO reviews the Firm’s agreement with the website operator or database provider to determine if it sufficiently requires the website operator or database provider to comply with procedures that reduce such risks.

F. State Securities Laws Applicable to the Offering (“Blue Sky Laws”).

The offer and sale of Interests in the U.S. also must comply with the securities laws of each state where an Investor or offeree resides or is domiciled. Such laws typically require filings to be made to rely on the “private offering” exemptions. Some state laws (such as New York law) require that filings be made or other actions be taken before offers may be made.

The CCO should be advised as soon as possible of the state of residence or domicile of each prospective offeree, the amount that such offeree may invest, whether such offeree is an individual, corporation, trust, limited liability company or partnership, the nature of the prospective offeree’s business and the accreditation status of the offeree. The CCO may contact the Firm’s counsel to review applicable state laws and provide advice concerning the requirements for compliance.

G. Performance Fee Requirements for the U.S. Funds.

Rule 205-3 of the Advisers Act provides that a performance fee may only be charged to a person who, immediately after entering into an agreement with an investment adviser, has at least $1,000,000 under management of that investment adviser or whose net worth at the time the contract is entered into exceeds $2,000,000 (including assets held jointly with such person’s spouse but excluding the value of such person’s primary residence).

Accordingly, the Firm charges a performance fee or special profit allocation only to persons in the U.S. who invest at least $1,000,000 in an Investment Fund or who have a net worth that exceeds $2,000,000 (including assets held jointly with such person’s spouse but excluding the value of such person’s primary residence). In some cases, such as a fund of funds, these tests are applied to each equity owner of the investing entity. The CCO should be consulted if any entities are expected to invest in an Investment Fund.

Rule 205-3 does not apply to an investment fund that relies on ICA section 3(c)(7) and sells Interests only to qualified purchasers. See Section J, below.

H. ERISA and Other Plan Considerations.

1. General Fiduciary Obligations Under ERISA. When a client of the Firm is an employee benefit plan subject to ERISA (“ERISA Plan”), the Firm, as an investment manager for the plan, is considered a “plan fiduciary” under ERISA and must meet certain specific requirements under ERISA and Department of Labor (“DOL”) rules and interpretations. As a fiduciary to an ERISA Plan, the Firm must:

a. manage the ERISA Plan’s Client Account solely in the interests of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them and defraying reasonable expenses of administering the ERISA Plan;

b. act with the “care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;”

c. diversify the ERISA Plan’s investments so as to minimize the risk of large losses, unless under the circumstances it is clearly not prudent to do so;

d. maintain the indicia of ownership of the ERISA Plan’s assets within the jurisdiction of the United States federal district courts, unless an exception applies; and

e. comply with the documents and instruments governing the ERISA Plan to the extent they are consistent with ERISA.

2. Prohibited Transactions.

The Firm must avoid any “prohibited transaction,” i.e., self-dealing transactions with the ERISA Plan and proscribed transactions between the ERISA Plan and other plan fiduciaries or parties having certain other types of relationships to the ERISA Plan, such as the employer or union that sponsors the ERISA Plan or their employees, plan trustees and certain providers of services to the ERISA Plan, including broker-dealers, lawyers, administrators, custodians, etc. Prohibited transactions include acting as a principal in a client trade, selling any property to or buying property from a Client Account, being indemnified with plan assets (without appropriate caveats), allowing cross-trades between an ERISA Plan account and another Client Account, accepting solicitation fees for referring an ERISA client to a third party or lending money to or borrowing money from an ERISA Plan. Many transactions permitted under the Advisers Act are prohibited under ERISA. In addition to being prohibited by ERISA, these transactions generally can result in the imposition of excise taxes under Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”).

ERISA, the Code and DOL rules proved for a number of exemptions that allow plans to engage in certain otherwise-prohibited transactions, provided applicable requirements are satisfied. A common exemption is the “qualified plan asset manager,” or QPAM, exemption, which allows for transactions between an ERISA Plan and some prohibited parties, if the transaction is negotiated by an SEC-registered adviser who meets specified equity and assetsunder-management thresholds and other conditions are met.

Employees must consult the CCO if they are in any doubt as to whether a transaction is prohibited under ERISA or the Code, and, if so, whether an exemption is available for it.

3. Performance-Based Compensation. The DOL has issued limited guidance that may allow an adviser to receive performance-based compensation under certain conditions. The ERISA Plan must be sufficiently sophisticated (typically as demonstrated by asset size), compensation structure must be formulaic, the compensation must be based on unrealized as well as realized gains, the Firm may not set the value of non-publicly traded assets for purposes of the fee calculation and the Firm’s fiduciary duties to the ERISA Plan must be respected.

The Firm should not enter into an investment management agreement with an ERISA Plan that includes a performance-based fee, unless approved by the CCO, after consultation with outside legal counsel, if necessary.

4. Compliance with Written Investment Policies and Guidelines for the Plan and Diversification Requirements.

If a “named fiduciary” to the ERISA Plan (generally the person that retains the Firm) has issued written investment guidelines or policies for the ERISA Plan, the Firm must follow those guidelines or policies, unless, in the case of a particular transaction, the guidelines or policies mandate an investment decision that would be imprudent or otherwise inconsistent with ERISA. In following these guidelines or policies, the Firm must ensure that any investment manager it recommends to the client, which the client selects, is in the position to act as a fiduciary to the ERISA Plan and follows the guidelines or policies as described above.

In addition, care must be taken to determine what percentage of the ERISA Plan’s assets the Firm is to manage and, if the Firm is to manage only a part of the ERISA Plan’s assets, the diversification standards that the Firm must follow in managing that portion of the ERISA Plan’s Client Account. The Firm’s investment management agreement with the ERISA Plan and the written investment guidelines a “named fiduciary” to the ERISA Plan provides to the Firm should clearly describe these standards. When the Firm is expected to concentrate investments for the ERISA Plan in a particular type or class of investments (such as a certain sector of equity investments), the investment management agreement with the Firm or supplemental investment guidelines should provide specific directions to that effect from a duly authorized “named fiduciary” for the ERISA Plan. Where the Firm manages only part of an ERISA Plan’s total assets, the investment management agreement should state that the Firm is responsible for only those plan assets that are under its management, and for investment of those plan assets according to the diversification and other written guidelines a “named fiduciary” has provided. If the Firm is either expected to concentrate investments for the ERISA Plan in a particular type or class of investments, or is expected to manage only a part of the ERISA Plan’s total assets, the investment management agreement should also state that the named fiduciary has responsibility for ensuring that the ERISA Plan’s assets, in the aggregate, are diversified and that the decision to appoint the Firm as an investment manager to the ERISA Plan is being made as a part of an overall investment policy.

5. Fidelity Bonds.

To manage an ERISA Plan Client Account, the Firm must maintain a fidelity bond, unless the investment management agreement provides that the Firm will be insured under the ERISA Plan’s own bond. A copy of the rider evidencing coverage of the Firm should be obtained and kept in the client’s file. The CCO should be consulted as to the minimum amounts of insurance coverage required for each ERISA Plan Client Account.

6. Proxy Voting.

Where the Firm has discretionary authority to manage an ERISA Plan’s Client Account, the Firm must vote proxies for the Client Account, except when the named fiduciary has reserved to itself or to another named fiduciary (as authorized by the ERISA Plan document) the right to direct an ERISA Plan trustee regarding the voting of proxies.

7. Soft Dollars.

Soft dollar practices with respect to an ERISA Plan’s Client Account must be within section 28(e) of the Exchange Act. See Part V, Section D.

8. ERISA Plan Documents.

Before entering into an investment management agreement with an ERISA Plan, the Employee responsible for the account should obtain and review with the CCO copies of the documents establishing and governing the ERISA Plan and confirm that: (a) the person executing the investment management agreement with the Firm on behalf of the ERISA Plan has the authority to retain an outside investment manager; (b) the assignment of proxy voting responsibilities is consistent with the arrangements spelled out in the investment management agreement; (c) the Firm has properly authorized and current copies of any investment policies, guidelines or restrictions that must be followed in managing the ERISA Plan’s Client Account as well as copies of any proxy voting policies for the ERISA Plan; and (d) the ERISA Plan is permitted to add the Firm as a named insured to the ERISA Plan’s own fidelity bond.

9. Investment Fund “Plan Asset” Issues.

The investment by ERISA Plan investors in an Investment Fund can result in the underlying assets of the Investment Fund, in addition to the Interests held by such investors, being treated as their “plan assets,” unless an exemption applies. The consequences of such an occurrence are described in the Offering Circulars of the Investment Funds under the heading “ERISA and Other Plan Considerations.”

An exemption from the treatment of fund assets as “plan assets” is available if “benefit plan investors,” in the aggregate, own less than 25% of the value of each class of Interests in an Investment Fund (excluding Interests held by the Firm or its affiliates, other than through their employee benefit plan). Therefore, unless and until the CCO decides otherwise, subscriptions from any “benefit plan investor” should not be accepted if doing so would cause a fund to reach or exceed the 25% threshold.

For purposes of the ERISA Plan asset regulations, a “benefit plan investor” is a domestic private sector employee benefit plan (including an “owner-only” plan), an IRA and any entity (such as a fund of funds) that itself is not a plan or IRA but which holds “plan assets” because “benefit plan investors” own 25% or more of any class of its equity interests . The Offering Questionnaires for the Investment Funds contain questions that are designed to elicit the information necessary to determine if an investor would be considered a “ benefit plan investor.” The CCO is responsible for monitoring the applicable percentages. For U.S. Investment Funds, the CCO reviews the current calculation periodically. For non-U.S. Investment Funds, the administrator is responsible for maintaining information from which the current calculation can be determined and must provide that information to the CCO on request.

10. Disclosure and Reporting. Prior to any engagement by an ERISA Plan, the Firm generally must provide the plan fiduciary who is hiring the Firm with certain disclosures required by the Department of Labor regulations. Required disclosures include a description of the services to be provided by the Firm; a statement that the Firm or an affiliate will provide or reasonably expects to provide services to the ERISA Plan as an ERISA fiduciary; if applicable, a statement that the Firm or an affiliate will provide or reasonably expects to provide services directly to the ERISA Plan as an investment adviser registered under the Advisers Act or state law; and a description of all direct and indirect compensation the Firm will receive relative to the provided services. Currently, there is no required format for the disclosures. Any change to information previously furnished must be disclosed as soon as practicable, but not later than 60 days after the Firm knows of the such change.

An ERISA Plan generally must report in its annual filing with the Department of Labor all “direct and indirect” compensation, including non-cash consideration, that a service provider is paid by the ERISA Plan or from certain third parties. Special rules permit some disclosures to be made on a limited basis. All compensation received for servicing an ERISA Plan client, including indirect compensation such as “soft dollars,” should be tracked, and may need to be reported to the ERISA Plan client to enable it to comply with its reporting requirements.

11. “Owner-Only” Plans,” Individual Retirement Accounts and Public-Sector Plans.

“Owner-only” plans (plans that cover only self-employed individuals or only the sole shareholder of a company and the shareholder’s spouse) and individual retirement accounts (“IRAs”) are subject to the same prohibited transaction restrictions as an ERISA Plan under the Code. Nevertheless, the specific and detailed obligations placed on an investment manager under the fiduciary provisions of ERISA (including the prudent man and diversification requirements and the obligation to vote proxies and the fidelity bonding requirement) do not apply to the management of “owner-only” plans and IRAs. Of course, as an investment adviser, the Firm is considered to be a fiduciary with respect to each client, including “owner-only” plan Client Accounts and IRAS, and is subject to state or common law fiduciary standards that encompass many of the same fundamental principles that Congress codified in ERISA.

Public-sector plans are not subject to either ERISA or the prohibited transaction provisions of the Code. However, these plans’ own jurisdictions typically impose fiduciary obligations and prohibitions, often similar to those under ERISA, that should be reviewed whenever the Client Account is of such an ERISA Plan.

I. FINRA New Issue Rules.

1. Rule 5130. Rule 5130 of the Financial Industry Regulatory Authority (“FINRA”), generally restricts FINRA members and their associated persons from, among other things, selling new equity issues to any FINRA member or to any associated person of a FINRA member, to any portfolio manager or to certain other restricted persons (collectively, “Restricted Persons”). Rule 5130, however, allows an account beneficially owned by both Restricted Persons and unrestricted persons to allocate up to ten percent of new issue profits to Restricted Persons (including the Firm).

2. Rule 5131. FINRA Rule 5131 generally prohibits FINRA members and their associated persons from, among other things, selling new equity issues to any account in which executive officers or directors of a particular public or large private company have an aggregate beneficial interest in excess of 25%, if such company has an investment banking relationship with the FINRA member or the FINRA member expects, to establish such a relationship.

3. Compliance for Investment Funds. A U.S. Investment Fund (other than Falcon Point Long/Short Fund, L.P.) is structured to comply with Rule 5130 and Rule 5131 (together the “New Issue Rules”) by providing in the partnership agreement that the profits and losses from new issues may be specially allocated by the Firm in compliance with the New Issue Rules. A non-U.S. Investment Fund is structured to comply with Rule 5130 by providing two classes of shares. Class B Shares participate in New Issue profits and losses only to the extent that the Investment Fund’s directors deem consistent with the Rule 5130 or appropriate for administrative ease in implementing the New Issue Rule. If the Directors so decide, the Investment Fund may not allocate New Issue profits and losses to the Class B Shares.

4. Annual Client and Investor Confirmations. Typically, a brokerage firm from which an Investment Fund purchases new issues requests a representation from the Investment Fund regarding compliance with the New Issue Rules. The CCO should be contacted to provide that representation or review any brokerage firm forms regarding the New Issue Rules. Because the Investment Fund will need to make this representation to these brokerage firms annually, it will need to confirm the non-restricted status of its investors annually. The CCO is responsible for sending such confirmation with the first quarter letter to each Limited Partner of a U.S. Investment Fund and (or coordinating with an Investment Fund’s administrator for the delivery of) such confirmation at least annually to each Investor.

J. Federal Commodities Law Considerations.

The Firm does not give advice or recommendations about or trade in any commodity interests or futures (including any (a) registered investment companies (i.e., mutual funds) that are themselves commodity pools (that is, mutual funds not relying on CEA Rule 4.5) or (b) any swaps that are regulated as such); therefore it is not required to register as a commodity trading adviser or commodity pool operator or to seek an exemption from such registration.

K. Investment Company Act.

1. Fund Exclusions from ICA. Investment companies are required to register with the SEC under the ICA. The Investment Funds, however, are excluded from the definition of an investment company under the ICA and, therefore, are not required to so register.

3(c)(1) Funds. Falcon Point Long/Short Fund, L.P., Falcon Point Long/Short Tax-Exempt Fund, L.P. and Falcon Point High Yield Fund, L.P. (and the non-U.S. Investment Funds with respect to any U.S. investors in those Investment Funds) rely on ICA section 3(c)(1) for an exclusion from the definition of an investment company because they have no more than 100 beneficial owners of their securities and are not making or proposing to make a public offering of their securities. The method of counting beneficial owners is technical and the CCO monitors the calculation.

3(c)(7) Funds. All of the other U.S.-based Investment Funds rely on ICA section 3(c)(7) for an exclusion from the definition of an investment company because they sell Interests only to qualified purchasers and are not making or proposing to make public offerings of their securities. The definition of qualified purchaser is complex. An Employee should consult with the CCO to determine whether an investor is a qualified purchaser.

An Employee is not a qualified purchaser unless he or she meets the required financial test or is a “knowledgeable employee” as defined under the ICA “Knowledgeable employee” includes only executive officers and certain (but not necessarily all) investment personnel of the Firm. The CCO should consult with outside legal counsel before an Employee is permitted to invest in an Investment Fund that relies on ICA section 3(c)(7).

2. Mutual Fund Investors. In addition, if an investment company registered under the ICA acquires or holds five percent or more of the outstanding Interests of an Investment Fund, the Investment Fund may be deemed to be a “portfolio affiliate” of that investment company. Therefore, no mutual fund may purchase Interests without the approval of the CCO.

3. Limitation on Fund Investments in Mutual Funds. Generally, no Investment Fund may purchase more than 3% of any registered investment company (including any ETF), although there may be exceptions for the purchase of registered money market funds.

L. FATCA and Tax Considerations for Foreign Limited Partners of the U.S.- Based Funds.

Investors who are neither citizens nor residents of the U.S. and non-U.S. entities that do not file U.S. tax returns (“Foreign Investors”) may suffer adverse tax consequences by investing in a U.S. Investment Fund. The Firm will require any U.S. Investment Fund to obtain an applicable Form W-8 with respect to any Foreign Investor. A U.S. Investment Fund may be required to withhold taxes each year on the Foreign Investor’s allocable share of certain types of the Investment Fund’s U.S. source income, depending on whether the Foreign Investor can claim the benefit of any treaty.

Additionally, if the Foreign Investor in an Investment Fund is a “foreign financial institution” as defined in FATCA and the related IRS regulations, and it does not provide the required tax information and demonstrate compliance with FATCA, the Firm will evaluate whether the Investment Fund must withhold on the gross proceeds payable to that investor. Any prospective Foreign Investor is advised in an Investment Fund’s Offering Circular to consult its own tax advisers before investing in such Investment Fund, and the CCO will consult with the Firm’s accountants before admitting any Foreign Investor.

M. Reporting Requirements for Large Holdings.

1. Schedules 13D and 13G.

If the Firm acquires Beneficial Ownership of more than 5% of any class of equity securities registered under the Exchange Act, Exchange Act section 13(d) requires the Firm to file Schedule 13D or 13G with the SEC. The Firm typically has discretionary authority to purchase, sell and vote the securities held by its clients and, therefore, the Firm and its control persons have Beneficial Ownership of the securities held by those clients.

Schedule 13D must be filed within 10 days after the date when Beneficial Ownership exceeds 5%, and must be amended promptly if the information changes materially.

The Firm may file a Schedule 13G instead of a Schedule 13D if the Firm is (1) a “passive holder” (that is, it acquired the securities in the ordinary course of business and without the purpose or effect of changing or influencing the control of the issuer) and (2) registered as an investment adviser with the SEC or a state. The Firm generally is not required to file its initial Schedule 13G until 45 days after the end of the year in which it becomes subject to the filing requirements, unless the Firm’s Beneficial Ownership exceeds 10% on the last day of any month before the end of that year, in which case the Firm must file its initial Schedule 13G within 10 days after the end of that month. The Firm must amend its reports on Schedule 13G within 45 days after the end of each calendar year, as well as within 10 days after the end of the first month in which its Beneficial Ownership as of the last day of that month exceeds 10%, and thereafter, within 10 days of the end of the first month in which its Beneficial Ownership as of the last day of that month changes by more than 5%.

For administrative ease, the Firm typically will make a joint filing of a Schedule 13G with the Investment Funds the Firm manages and control persons (such as the manager of the Firm). When making such joint filings, however, the Firm will not be able to take advantage of the relaxed Schedule 13G filing requirements described in the preceding paragraph if (1) any Investment Fund it manages has Beneficial Ownership of more than 5% of a security and the Firm and the Investment Fund or other clients are a “group,” because an Investment Fund is not one of the types of persons entitled to those relaxed filing requirements, or (2) a control person of the Firm holds more than 1% of the class of securities. To determine a control person’s interest, that person’s direct ownership of the securities must be aggregated with that person’s indirect ownership interests.

Even if the Firm (or its Investment Fund or control person) is not eligible for the relaxed Schedule 13G filing requirements described above, so long as it is a “passive holder” as described above and owns, directly or indirectly, less than 20% of the outstanding securities of the applicable class, it can nevertheless file a Schedule 13G, albeit on a less relaxed timetable. In that case, the Firm must file an initial Schedule 13G within 10 days after becoming subject to the filing requirements. The Firm must amend its reports on Schedule 13G within 45 days after the end of each calendar year, as well as promptly when its Beneficial Ownership exceeds 10% and, thereafter, promptly when its Beneficial Ownership changes by more than 5%.

2. Schedule 13F.

If the Firm, on the last trading day of any month of a calendar year, exercises investment discretion over $100,000,000 or more invested in equity securities traded on stock exchanges and the Nasdaq Stock Market, the Firm must report to the SEC on Form 13F its holdings as of December 31 of that year. The initial report is due by February 14 of the following year. Thereafter, a Form 13F filing is required within 45 days after the end of each calendar quarter. The last Form 13F filing required is with respect to the last quarter of the calendar year after the calendar year in which the Firm does not have investment discretion over at least $100,000,000 invested in equity securities on the last trading day of any month. In calculating its assets under management, the Firm should include all personal securities portfolios over which persons under its control exercise investment discretion (which may include portfolios held by such persons’ family members). Filed Forms 13F are publicly available unless the Firm applies to the SEC for, and the SEC grants, confidential treatment. The SEC rarely grants confidential treatment.

3. Form 1311.

The Firm must file a Form 1311 within 10 days of engaging in transactions in NMS securities that are equal to or greater than (1) 2,000,000 shares or $20,000,000 during any day, or (2) 20,000,000 shares or $200,000,000 during any calendar month, for discretionary Client Accounts. All transactions in NMS securities are counted, except for exercises or assignments of option contracts and exceptions enumerated in SEC Rule 13h-1 (generally relating to transactions that are not typical market trades).

An “NMS security” is any security for which transaction reports are collected, processed and made available pursuant to an effective transaction reporting plan, or an effective national market system plan for reporting transactions in listed options. Thus, “NMS security” includes any security or option listed on a U.S. securities or option exchange. Rule 13h-1 applies to trading of NMS securities through any facility, including an exchange or over-the-counter market.

The Firm must file an amended Form 1311 promptly after the end of any calendar quarter during which information in its last filed Form 1311 becomes inaccurate and annually not later than February 14.

Each Form 1311 must be filed electronically via the EDGAR system, although it will not be publicly available. On receiving the Form 1311, the SEC will issue a Large Trader Identification Number (“LTID”) to the large trader.

The Firm must disclose its LTID, and all accounts to which the LTID applies, to its broker-dealers.

4. Form PF. The Firm must file a Form PF electronically via the IARD system if it has at least $150,000,000 of regulatory assets under management (“AUM”) attributable to “private funds” and is registered (or required to be registered) either with the SEC as an investment adviser or with the CFTC as a commodity pool operator or commodity trading adviser. A “private fund” is a fund (such as the Funds) that would be an investment company under the ICA, but for the exemptions under ICA sections 3(c)(1) or 3(c)(7).

To determine the minimum reporting threshold, the Firm must aggregate the net asset value of (a) parallel funds it advises, (b) parallel managed accounts it advises, excluding accounts that individually or in the aggregate exceed the size of its private funds, (c) parallel funds and managed accounts managed by the adviser’s related persons, and (d) private funds that are part of the same master-feeder structure (without double counting).

The timing requirements for filing and the information required on Form PF depend on the Firm’s classification. If the Firm has at least $1,500,000,000 in regulatory AUM attributable to hedge funds as of the last day of any month in the fiscal quarter preceding its most recently completed fiscal quarter (excluding any regulatory AUM that is “separately operated”), it is treated as a “Large Hedge Fund Adviser” and has more frequent and more detailed filing obligations. If the Firm is required to file a Form PF, the filing deadlines are as follows (the chart below assumes that the Firm has a December 31 fiscal year end):

General Requirement	Initial: April 30, 2013
Update: Within 120 days after each subsequent year end.
Large Hedge Fund Advisers with $1,500,000,000 to $5,000,000,000 of regulatory AUM	Initial: March 1, 2013
Update: Within 60 days after each subsequent calendar quarter.

Large Hedge Fund Advisers with over $5,000,000,000 of regulatory AUM	Initial: August 29, 2012
Update: Within 60 days after each subsequent calendar quarter.

5. Form SLT. The U.S. Department of the Treasury’s Form SLT (Aggregate Holdings of Long-Term Securities by U.S. and Foreign Residents), is designed to gather monthly information about holdings of certain securities (“Reportable Securities”). The Firm should discuss Form SLT filing requirements with its accountants if (a) the Firm is the investment adviser to a non-U.S. Investment Fund or (b) a U.S.-based Investment Fund holds securities that are issued by non-U.S. issuers and are not held by a U.S. custodian (for example, an Investment Fund holds an investment in a Brazilian security that is not held by a U.S. custodian). If the Firm has less than $1 billion in assets under management it generally will not be required to file Form SLT.

6. Forms 3, 4 and 5.

Exchange Act section 16 requires any Insider of an issuer to report that person’s Beneficial Ownership of and transactions in securities of that issuer. The Firm or a client must file an initial ownership report on Form 3 with the SEC within 10 days after becoming an Insider, and, must file a Form 4 when the Insider’s pecuniary interest in the securities changes, before the end of the second business day following the day on which the transaction is executed. The definition of a person’s “pecuniary interest” is highly technical.

An Insider must file an annual report on Form 5 within 45 days after the end of the issuer’s fiscal year, to report (1) previously unreported transactions for the fiscal year that were required to have been reported but were not, (2) transactions exempt from short-swing profit recapture under Exchange Act section 16(b) (other than, among other things, exempt exercises and conversions of derivative securities) and not reported voluntarily on Form 4, and (c) any small acquisitions or series of acquisitions in a six-month period during the issuer’s fiscal year that in the aggregate do not exceed $10,000 market value. An Insider is not required to file a report on Form 5 if it has no transactions reportable on Form 5 for that fiscal year.

7. Limitation of Fund Investments in Mutual Funds. See Part X, section J.3.

8. Hart-Scott-Rodino Filings.

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), the Firm (or one or more of its Client Accounts) may be required to file a confidential notice with the Federal Trade Commission (the “FTC”) and the Department of Justice (the “DOJ”) before acquiring a substantial amount of voting securities or assets of an issuer (whether that issuer’s securities are publicly-traded or privately-held). After the notice is filed, the acquisition cannot be consummated until the FTC and DOJ have reviewed the transaction’s competitive effects and consented to it.

Various thresholds trigger a filing requirement under the HSR Act, and the computation of each threshold can be complicated and depends on the individual facts and circumstances of the particular situation. The application of the thresholds to investment advisers’ securities purchases is not always clear. The CCO should notify the Firm’s outside counsel immediately if the Firm and its Client Accounts together intend to engage in a transaction that will result in their collectively owning more than $75.9 million of an issuer’s voting securities. This dollar threshold and the other thresholds under the HSR Act change annually based on changes to the gross national product.

Certain types of acquisitions are exempt from the HSR Act filing requirements, even if they exceed the $75.9 million threshold. For example, an acquisition of voting securities is exempt from the HSR Act filing requirements if it is made “solely for the purpose of investment” and if, as a result of such acquisition, the securities acquired or held do not exceed 10% of the outstanding voting securities of the issuer. Securities are acquired “solely for investment purposes” if the acquirer does not intend to participate in formulating, determining or directing the basic business decisions of the issuer. The “solely for the purpose of investment” exemption is not available to an acquirer who intends to obtain a seat on the issuer’s board of directors. Acquisitions of convertible voting stock also are exempt from the HSR Act filing requirements, as are acquisitions of voting stock of non-U.S. issuers whose U.S. assets and sales are below specified thresholds.

N. Exchange Act Section 16(b) Short-Swing Profit Rule.

Exchange Act section 16(b) subjects Insiders to liability for “short-swing” profits, defined as profits or avoid losses from the Insider’s purchases and sales or sales and purchases of securities of the issuer within any six-month period. An Insider is subject to the short-swing profit recapture rule to the extent of the Insider’s pecuniary interest in the securities. The transaction that results in a person becoming an Insider is not subject to the short-swing profit recapture rules, unless that person is already otherwise subject to Exchange Act section 16 with respect to the same issuer (such as an officer or director of the issuer). Complex and technical issues are involved in determining an Insider’s “pecuniary interest”, computing profits received or losses avoided, matching purchases and sales of securities within a six-month period, determining what types of transactions constitute purchases and sales, and determining which transactions are exempt from Exchange Act sections 16(a) and 16(b).

O. State Investment Adviser and Investment Adviser Representative Registration and Filing Requirements.

The Firm is not required to register as an investment adviser with any state so long as it remains registered as an investment adviser with the SEC. The Firm may be required, however, to make a notice filing and may be required to register its investment adviser representatives (“IARs”) in any state in which the Firm has a client or has a place of business. Each state’s rules and regulations vary regarding these filing and registration requirements. Currently, the Firm does not register its IARs in California. The Firm has no IARs because less than ten percent of the Firm’s clients are individuals with a net worth of less than $2.0 million. The CCO keeps a calculation of this percentage.

PART XI.

MUTUAL FUNDS

The Firm currently sub-advises one or more investment companies registered under the ICA (each, a “Fund”). Each of those Funds is subject compliance policies and procedures adopted pursuant to Rule 38a-1 under the ICA. Employees must comply with the policies and procedures that are applicable to the Firm and its Employees in connection with their services to the Funds as described below. Topics below are arranged alphabetically.

A. Code of Ethics.

Rule 17j-1 under the ICA requires that a Fund as a registered investment company and the Firm as one of its investment sub-advisers adopt written codes of ethics covering the personal securities transactions of so-called “access persons” of the Fund and requires the Firm to report to the Fund’s board of directors any material compliance violations of the codes. Advisers Act Rule 204A-1 also requires the Firm as a registered investment adviser to adopt a written code of ethics governing the conduct of its supervised persons, including their personal securities transactions. The Firm’s Code of Ethics (Parts I, II and III above) constitutes its code of ethics required under Rule 17j-1 and Rule 204A-1.

In addition, a Fund’s code of ethics may impose certain personal securities transaction reporting obligations on Fund “access persons” (including certain Firm personnel) that are satisfied by the Firm’s personal securities reporting obligations. A Fund’s code of ethics also may impose a variety of prohibitions and limitations on such access persons, including but not limited to prohibitions (i) regarding purchases or sales of Securities that the access person knew or should have known at the time of purchase or sale were being considered for purchase or sale by a Fund or that were being purchased or sold by a Fund, (ii) on engaging in transactions to benefit themselves or third parties in addition to or instead of the Fund, including taking Fund corporate opportunities, or that violate the anti-fraud provisions of the securities laws, (iii) on revealing Fund investment information; (iv) serving on the board of a publicly traded company without prior authorization; and (v) on trading in Fund shares while in possession of material non-public information about the operating activities of the Fund.

B. Directed Brokerage (Rule 12b-1(h)).

Some Funds have adopted policies and procedures designed to prevent violations of Rule 12b-1(h) under the ICA, which prohibits a Fund from compensating a broker for promoting or selling the Fund’s shares by directing to the broker Fund portfolio securities transactions or any remuneration received or to be received from such portfolio securities transactions. The promotion or sale of Fund shares includes all activities that are indirectly or directly primarily intended to result in the sale of Fund shares (whether through retail, wholesale or other activities). Rule 12b-1(h) also prohibits a Fund from directing portfolio securities transactions to a broker that promotes or sells shares of a Fund unless the Fund implements policies reasonably designed to prevent (i) persons responsible for selecting brokers to effect portfolio securities transactions, e.g., the Firm’s portfolio managers, from taking into account the broker’s promotion or sales of Fund shares or shares of any other registered investment company, and (ii) a Fund, the Firm and the Fund’s distributor from entering into any agreement or other understanding under which a Fund directs portfolio securities transactions or remuneration received or to be received from portfolio securities transactions, to a broker in consideration for the promotion or sale of Fund shares or shares of any other registered investment company. Some Funds’ 12b-1(h) policies and procedures require the Firm to certify annually that it has complied with such policies and procedures.

C. Disclosures Controls.

Some Funds have adopted policies and procedures designed to ensure that certain financial and other information to be disclosed in periodic reports and proxy statements is recorded, processed, summarized and reported in a timely fashion and to enable certain Fund officers to make certain certifications under the ICA and the Sarbanes-Oxley Act of 2000. Such policies and procedures may require that the Firm provide (i) staff support to the certifying officers (ii) back-up certifications upon which the Fund’s certifying officers can rely, (iii) upon request consultations with the certifying officers regarding those certifications and (iv) reports regarding the same.

D. ETF Investing (Section 12(d)(1)).

Section 12(d)(1)(A) of the ICA limits the investment a Fund can make in another registered investment company, including an exchange-traded fund (an “ETF”). Many ETFs have obtained exemptive orders from the SEC that allow a Fund, subject to certain conditions, to invest in the ETF in excess of Section 12(d)(1) limits. Some Funds have adopted policies and procedures to ensure that a Fund qualifies to rely on an ETF’s exemption prior to investing in and while holding shares of an ETF in excess of Section 12(d)(1) limits. Under such policies and procedures, the Firm must conduct the investment program for a Fund (an “Investing Fund”) in such a manner as to (a) not cause any existing or potential investment by an Investing Fund in an ETF to influence the terms of any services or transactions between the Investing Fund or an Investing Fund Affiliate (as such term is defined in such policy and procedure) and the ETF or an ETF Affiliate (as such term is defined in such policy and procedure) and (b) assure that neither the Fund’s investment adviser nor the Firm has taken into account any consideration received by the Investing Funds or Investing Fund Affiliates from an ETF or an ETF Affiliate in connection with any services or transactions. The Firm also may have to monitor investments in ETFs across the Investing Fund’s Adviser Group (as defined in such policy and procedure) so as to avoid gaining control of an ETF within the meaning of Section 2(a)(9) of the ICA.

E. Fund Affiliates.

To prevent self-dealing and overreaching by persons who may be in a position to take advantage of a Fund, Section 17 of the ICA generally prohibits an affiliated person or principal underwriter of a Fund, and any affiliated person of such affiliated person or principal underwriter (each, a “Fund Affiliate”), from entering into certain transactions with the Fund. Some Funds have adopted policies and procedures in order to identify Fund Affiliates and, therefore, affiliated transactions, including joint arrangements, that may be prohibited by Section 17 of the

ICA. Under such policies and procedures the Firm may have responsibilities to help identify Fund Affiliates, including portfolio companies for which the Firm (with respect solely to the Firm’s allocated portion) directly or indirectly owns, controls, or holds with power to vote 5% or more of the company’s outstanding voting securities.

F. In Kind Transactions.

Although unlikely, a Fund may (i) receive consideration by means of an in-kind contribution in connection with the purchase of its shares and (ii) may satisfy a redemption request by means of an in-kind distribution of portfolio assets. For some Funds this may occur only in accordance with policies and procedures adopted for such purposes.

G. Liquidity.

A Fund is limited as to its ability to invest in illiquid securities as provided in its prospectus and Statement of Additional Information as well as under the ICA. It is the SEC staff’s position that no open-ended Fund may invest more than 15% of its net assets in illiquid securities. Generally, an illiquid investment is any investment that may not be sold or disposed of by a Fund in the ordinary course of the Fund’s business within seven days at approximately the value at which the security is currently being valued by the Fund for purposes of calculating its net asset value (“NAV”).

Some Fund’s liquidity policies and procedures set forth certain rules, steps, presumptions and factors that the Fund, its investment adviser and the Firm must consider in determining liquidity of Fund portfolio securities. For example, some Funds’ liquidity policies provide that liquidity should be determined based on the Fund’s ability to sell individual holdings, as distinct from the Fund’s entire position in a given security. Some provide that any investment that is not terminable by its terms within seven days is illiquid, e.g., repurchase agreements and time deposits not terminable within seven days. Some Funds’ liquidity policies also require the Firm to monitor liquidity continually, make liquidity determinations and notify the Fund accountant or administrator with respect to the illiquidity of a portfolio holding. The Firm also may be required to take certain steps in dealing with the illiquidity and make certain reports.

Some Funds’ liquidity policies are intended to address circumstances in which (a) a security that is not presumed illiquid is nonetheless illiquid at the time of purchase, and (b) a security that was liquid when purchased by a Fund, subsequently becomes illiquid due to market or issuer-specific developments. Some Funds’ liquidity policies are intended to permit a Fund to deem as liquid, for purposes of complying with the Fund’s illiquid asset restrictions, the following types of securities that are otherwise presumed to be illiquid securities: (i) certain restricted securities that are eligible for resale pursuant to Rule 144A under the Securities Act; (ii) certain commercial paper issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act; (iii) certain interest-only and principal-only fixed mortgage-backed securities issued by the United States government or its agencies and instrumentalities; (iv) certain municipal lease obligations and certificates of participation in municipal lease obligations; and (v) certain restricted debt securities that are subject to unconditional puts or demand features exercisable within seven days (collectively, “Illiquid Securities”). Under such a liquidity policy, the Firm may be delegated the responsibility for determining whether such Illiquid Securities shall be treated as liquid and instructed in the steps that the Firm must take in so doing.

H. Portfolio Holdings Disclosure.

Selective disclosure of a Fund’s portfolio holdings may provide certain Fund shareholders with the ability to make advantageous decisions to place orders for Fund shares and can facilitate fraud and have adverse ramifications for a Fund’s investors if someone uses that portfolio information to trade against the Fund, or otherwise uses the information in a way that would harm a Fund. Applicable SEC rules permit disclosure of nonpublic portfolio holdings to selected third parties when the Fund has legitimate business purposes for doing so and the recipients are subject to a duty of confidentiality and a duty not to trade on the nonpublic information. Some Funds prohibit disclosure of a Fund’s nonpublic portfolio holdings except in accordance with its adopted policies and procedures and the Fund’s prospectus and Statement of Additional Information. Pursuant to such policies and procedures, most Funds also prohibit the receipt of compensation by a Fund, the Firm, a recipient of information and certain others in connection with the disclosure of a Fund’s nonpublic portfolio holdings information.

I. Repurchase Agreements.

Some Funds have delegated to the Fund’s investment advisers the primary responsibility for monitoring and evaluating the Funds’ use of repurchase agreements to ensure that repurchase agreements are fully collateralized, both in the levels of collateralization and the type of required collateral. The Firm must comply with these guidelines when entering into repurchase agreements for such Funds.

J. Rule 10f-3 (Affiliate Underwriting).

Section 10(f) of the ICA generally prohibits a Fund from purchasing any security (other than the its own shares) during the existence of any underwriting syndicate if the principal underwriter of that security is, among other persons, an adviser to a Fund or an affiliated person of an adviser to a Fund. Subject to certain conditions, Rule 10f-3 under the ICA exempts certain transactions from the prohibitions of Section 10(f). Funds have adopted strict policies and procedures, with which the Firm must comply, to ensure those conditions are met.

K. Rule 17a-7 (Affiliate Purchases and Sales).

Section 17(a)(7) of the ICA prohibits a Fund from buying securities from, or selling securities to, a Fund Affiliate, absent compliance with Rule 17a-7 or Rule 17a-10. Funds have adopted strict policies and procedures to ensure compliance with Rule 17a-7 to which the Firm must adhere. Please see the lists of Fund Affiliates that are distributed to the Firm at least quarterly by the Funds’ investment advisers or administrators.

L. Rule 17e-1 (Affiliate Brokerage).

Section 17(e) of the ICA generally prohibits a Fund Affiliate, from acting as a broker for a Fund portfolio transaction. Rule 17e-1 thereunder, however, permits an affiliated broker to execute a Fund portfolio transaction (only as an agency and not as a principal transaction, which is prohibited) provided certain strict requirements are met. Funds have adopted policies and procedures to ensure those requirements are met. The Firm’s portfolio managers, prior to executing a Fund portfolio transaction, must determine whether or not any broker to be used for a Fund portfolio transaction is a Fund Affiliate. Please see the lists of Fund Affiliates that are distributed to the Firm at least quarterly by the Funds’ investment advisers or administrators.

M. Securities Related Business (Rule 12d3-1).

Section 12(d)(3) of the ICA broadly prohibits a Fund from purchasing securities issued by, or any other interest in, a company engaged in “Securities Related Activities,” which is defined as a person’s activities as: (1) a broker or a dealer; (2) an underwriter; and (3) a registered investment adviser. Rule 12d3-1 under the ICA provides an exemption from this prohibition, permitting the purchase of securities of companies engaged in Securities Related Activities under certain circumstances. Some Funds’ policies and procedures identify permissible investments in these companies pursuant to Rule 12d3-1 subject to the conditions specified therein.

N. Segregation of Assets.

Section 18(f) of the ICA limits the ability of investment companies to issue “senior securities,” i.e., any bond, debenture, note, or similar obligation or instrument constituting a security and evidencing indebtedness, and any stock of a class having priority over any other class as to distribution of assets or payment of dividends. Thus, except for limited permitted borrowings, an investment company is not permitted to issue bonds, notes or other evidences of indebtedness. The SEC also takes the position that any transaction that could be construed as leveraging, e.g., certain derivatives and short sales, could be deemed a senior security unless the risk is covered by liquid assets segregated on a Fund’s records or in a segregated account or by qualifying offsetting transactions.

Some Funds’ policies and procedures, with which the Firm must comply, summarize segregation requirements by investment type (including short sales). If the Firm is to use derivatives in connection with sub-advising a Fund, some such policies require the Firm to adopt written policies and procedures to manage the risks associated with each type of derivative used for the Fund. Some such policies also set forth requirements for maintaining the derivatives agreements and related recordkeeping and custody requirements as well as require the Firm to evaluate the Fund’s compliance with Fund limitations when using derivatives and the attributes by derivative type to be used when evaluating compliance with applicable limitations. Some such policies require the Firm to evaluate the creditworthiness of the derivatives counterparty as well as requiring the Firm to prepare reports requested by the Funds’ boards.

O. Valuation.

A Fund calculates its NAV at such times and on such days as provided for in its prospectus and Statement of Additional Information, typically on each business day as of the close of the New York Stock Exchange. Under some Funds’ policies and procedures, the value of a Fund’s assets is determined under Rule 2a-4 of the ICA as follows: (i) portfolio securities (and other investments) for which market quotations are “readily available” are valued at “market value;” and (ii) all other assets are valued at “fair value” as determined in good faith by the Fund’s board (in part delegated to the Fund’s valuation committee). Liabilities are also valued at market or fair value using similar standards. These Fund valuation policies and procedures supersede the valuation provisions of Part V.G above with respect to valuing a Fund’s portfolio holdings. While the Firm is not a pricing agent of the Fund, under some Funds’ policies and procedures the Firm must be available in the event of a pricing issue (i) to obtain quotes from brokers or dealers when prices are not available and (ii) to recommend an appropriate fair value or valuation methodology, including providing the rationale to justify the appropriateness of the recommendation. Under some Funds’ policies and procedures, the Firm also is responsible for daily monitoring the Fund’s portfolio based, among other things, on the Firm’s general knowledge of the assets in the portfolio and the information provided by the Fund accountant, for the purpose of assisting the Fund in seeking to identify any values that appear materially unreliable or price movements that appear abnormal compared to objective factors, and for reporting to the Fund’s valuation committee any potentially unreliable values.

EXHIBIT A

CERTIFICATE OF RECEIPT

STATEMENT OF POLICIES AND PROCEDURES

I hereby certify that I have received and read the Statement of Policies and Procedures of Falcon Point Capital, LLC. I have had the opportunity to ask any questions I may have had concerning the meaning or interpretation of such policies and procedures. I understand that such Statement is applicable to me. I agree to comply in all respects with such Statement.

Signed:

Print Name:

Date:

EXHIBIT B

SECURITIES ACCOUNT DISCLOSURE FORM AND INITIAL HOLDINGS REPORT

Falcon Point Capital, LLC

Two Embarcadero Center, Suite 420

San Francisco, CA 94111

Attention:         Lalaine V. Le

Ladies and Gentlemen:

Attached are complete and accurate lists or (or brokerage statements describing) (1) all accounts with any brokerage firm or financial institution held in my name or the name of any of my spouse, my minor children, relatives or other persons living with me and any other persons to whom I contribute support, or in which any such person has Beneficial Ownership1 and (2) the title, type, number of shares or principal amount (as applicable), and exchange ticker symbol or CUSIP number (as applicable) of each security in which I have, or my spouse, any of my minor children, any relative or relatives or other persons living with me and any other person to whom I contribute support has, any Beneficial Ownership, over which any of such persons exercises control, with respect to which any of such persons provides any investment advice, or for which any of such persons participates, directly or indirectly, in the selection of securities.2

I understand that you require this list to monitor my compliance with the Statement of Policies and Procedures (the “Statement”) of Falcon Point Capital, LLC (the “Firm”). I agree to notify the Firm and obtain its consent before opening any new account that is within the description above. I agree to request that all brokerage firms or other financial institutions identified on the attachment furnish the Firm with copies of periodic brokerage statements and trade confirmations and any other information concerning activity in any of the listed accounts.

This information is correct and complete as of                     , 20    .

Signed:

Print Name:

Date:

1	“Beneficial Ownership” of a security is defined in section E of the Introduction of the Firm’s Statement of Policies and Procedures in effect on the date hereof.
2	“Security” means any investment instrument commonly viewed as a security, including any common stock, option, warrant, right to acquire securities or convertible instrument, as well as any exchange-traded fund, commodity futures contract, commodity option, swap or other derivative instrument, whether issued in a public or private offering (other than shares of open-end investment companies registered under the ICA (mutual funds) that are not affiliated with the Firm, securities issued by the government of the U.S., money market instruments (e.g. bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high-quality short-term debt instruments) and shares of money market funds).

LIST OF SECURITIES AND COMMODITIES ACCOUNTS

AS OF                     , 20

FOR

[Name of Employee]

Registered in the Name of:	Financial/Brokerage Institution	Account Number

If none, initial here:                     .

INITIAL HOLDINGS REPORT

FOR

[Name of Employee]

AS OF

[Date]

Title of Security	Type (e.g., common, preferred, note, bond)	Number of Shares or Principal Amount	Exchange Ticker Symbol or CUSIP	Financial/Brokerage Institution Where Securities Are Held	Account Name and Number

EXHIBIT C

CERTIFICATE OF COMPLIANCE

I hereby certify that, since the date on which I received a copy of the Statement of Policies and Procedures of Falcon Point Capital, LLC (the “Firm”), or the date of my most recent Certificate of Compliance, whichever is later (i) I have complied in all respects with all such policies and procedures applicable to me, and (ii) I have updated, as applicable, all of the information that I have supplied to the Firm that is required by the Statement of Policies and Procedures.

In particular, without limiting the generality of the foregoing:

1) Proprietary Accounts. I have disclosed to the Firm the existence and location of all securities and commodities trading accounts (including IRA accounts and other retirement accounts) in which I have, or my spouse, any of my minor children, any relative or relatives or other persons living with me and any other person to whom I contribute support has, any Beneficial Ownership1, over which any of such persons exercises control or provides any investment advice, or for which any of such persons participates, directly or indirectly, in the selection of securities;2 and

2) Employee Securities Transactions. I have disclosed to the Firm all transactions in such accounts through the date of this certification (for example, by providing duplicates of all brokerage statements to the Firm); and

3) Employee Questionnaire. I have disclosed to the Firm, and have updated as necessary or appropriate, all information that is required by the Employee Questionnaire so that all of my responses remain true and correct as of the date hereof; and

4) Political Contributions. I have disclosed to the Firm all Contributions made during this period and confirm that I have requested and received all required approvals for each such Contribution made during this period.

If any of the foregoing information is incomplete or inaccurate, I have attached to this certificate all documents and information necessary to update or correct any previous disclosures.

[signature on following page]

1	“Beneficial Ownership” of a security is defined in section E of the Introduction of the Firm’s Statement of Policies and Procedures in effect on the date hereof.
2	“Security” means any investment instrument commonly viewed as a security, including any common stock, option, warrant, right to acquire securities or convertible instrument, as well as any exchange-traded fund, commodity futures contract, commodity option, swap or other derivative instrument, whether issued in a public or private offering (other than shares of open-end investment companies registered under the ICA (mutual funds) that are not affiliated with the Firm, securities issued by the government of the U.S., money market instruments (e.g. bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high-quality short-term debt instruments) and shares of money market funds).

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Compliance as of                     ,                     .

Print Name:

Date:

EXHIBIT D

PERSONAL SECURITIES TRADING REQUEST

Name:	___________________________________________________

Details of Proposed Transaction:

	__	Circle Purchase or Sale	Purchase/Sale

	__	Date of Transaction

	__	Indicate Name of Issuer and Symbol

	__	Type of Security (e.g., Note, Common Stock, Preferred Stock)

	__	Quantity of Shares or Units

	__	Price per Share/Unit

	—	Approximate Dollar Amount

	__	Account for which Transaction Will Be Made

	__	Name of Broker

Date of Request:

You may/may not [circle one] execute the proposed transaction described above. Reason for Decision [necessary for decision on requests regarding IPOs/restricted securities]

Authorized Signature

Date of Response:

EXHIBIT E

FALCON POINT CAPITAL, LLC

EMPLOYEE QUESTIONNAIRE

Name of Employee:

Date of Completion of Questionnaire:

Employee agrees immediately to notify the CCO at Falcon Point Capital, LLC if any of foregoing information becomes inaccurate in any respect while Employee is employed by Falcon Point Capital, LLC. Italicized terms are defined at the end of this Questionnaire. One event may result in “yes” answers to more than one of the questions below.

		Yes	No
A.	(1) Have you ever:

	(a) been convicted or found guilty of, or pled guilty or nolo contendere (“no contest”) to, in a domestic, foreign or military court, any felony?	☐	☐

	(b) been charged with any felony?	☐	☐

(c)   been convicted or found guilty of, or pled guilty or nolo contendere (“no contest”) to, in a domestic, foreign or military court, a misdemeanor involving: (i) the purchase or sale of securities, investments or an investment-related business or any fraud, (ii) any transaction in or advice concerning futures, options, leverage transactions or securities, (iii) any of the following sections of the Internal Revenue Code of 1986: Section 7203 (willful failure to file return, supply information or pay a tax); 7204 (fraudulent statements or failure to make a statement); 7205 (fraudulent withholding exemption certificate or failure to supply information); or 7207 (fraudulent returns, statements or other documents), (iii) any of the following sections of the United States Criminal Code: Section 152 (concealment of assets, false claims or bribery in connection with bankruptcy); 1341 (mail fraud); 1342 (mail fraud); 1343 (mail fraud); Chapter 25 (counterfeiting and forgery); Chapter 47 (fraud or false statements in a matter within the jurisdiction of a United States department or agency); or Chapter 95 or 96 (racketeering or racketeering influence), (iv) false statements or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion, theft, embezzlement, gambling, racketeering or a conspiracy to commit any of the foregoing offenses, or (v) making any false filing with the SEC?

		☐	☐

	(d) been charged with a misdemeanor specified in A(1)(c)?	☐	☐

(e)   in a case brought by a domestic or foreign governmental body, been permanently or temporarily enjoined, or otherwise restrained, after a hearing or default or as the result of a settlement, consent decree, judgment, order or other arrangement, from engaging in or continuing any activity involving: (i) any transaction in or advice concerning futures, options, leverage transactions or securities; (ii) embezzlement, theft, extortion, fraud, fraudulent conversion, forgery, counterfeiting, false pretenses, bribery, gambling, racketeering or misappropriation of funds, securities or property; (iii) the making of any false filing with the SEC; (iv) the purchase or sale of securities; or (v) any investment related business?

		☐	☐

(f)   in a case brought by a domestic or foreign governmental body, been found, after a hearing or default or as a result of a settlement, judgment, consent decree or other arrangement, to: (i) have violated any provision of any investment-related statute or regulation; or (ii) have violated any statute, rule, regulation or order which involves embezzlement, theft, extortion, fraud, fraudulent conversion, forgery, counterfeiting, false pretenses, bribery, gambling, racketeering or misappropriation of funds, securities or property; or (iii) have willfully aided, abetted, counseled, commanded, induced any other person to, or procured a violation by any other person of, any of the statutes, rules, regulations or orders listed in subpart (ii) of this question?

		☐	☐

	(g) been barred by any agency of the United States from contracting with the United States?	☐	☐

(2) Based upon activities that occurred while you exercised control over it, or while you were a principal at it, has an organization ever:

	(a) been convicted or found guilty of, or pled guilty or nolo contendere (“no contest”) to, in a domestic, foreign or military court, any felony?	☐	☐

	(b) been charged with any felony?	☐	☐

	(c) been convicted or found guilty of, or pled guilty or nolo contendere (“no contest”) to, in a domestic, foreign or military court, any misdemeanor specified in A(1)(c)?	☐	☐

	Yes	No
(d) been charged with any misdemeanor specified in A(1)(c)?	☐	☐

(e)   in a case brought by a domestic or foreign governmental body, been permanently or temporarily enjoined, after a hearing or default or as the result of a settlement, consent decree or other arrangement, from engaging in or continuing any activity specified in A(1)(e)

	☐	☐

(f)   in a case brought by a domestic or foreign governmental body, been found, after a hearing or default or as the result of a settlement, consent decree or other arrangement to have: (i) have violated any provision of any investment-related statute or regulation; or (ii) have violated any statute, rule, regulation or order which involves embezzlement, theft, extortion, fraud, fraudulent conversion, forgery, counterfeiting, false pretenses, bribery, gambling, racketeering or misappropriation of funds, securities or property; or (iii) have willfully aided, abetted, counseled, commanded, induced any other person to, or procured a violation by any other person of, any of the statutes, rules, regulations or orders listed in subpart (ii) of this question?

	☐	☐

(g) been barred by any agency of the United States from contracting with the United States?	☐	☐

B. Has the U.S. Securities and Exchange Commission (SEC), the Commodity Futures Trading Commission (CFTC), any Federal regulatory agency, including the National Credit Union Administration and any other federal banking agency, any state regulatory agency (or an agency or officer of a state performing like functions), any foreign financial regulatory authority, or any other regulatory authority ever:

(1) found you to have made a false statement or omission?	☐	☐

(2) found you to have been involved in a violation of its regulations or statutes?	☐	☐

(3) found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked, or restricted?	☐	☐

(4) entered an order against you in connection with investment-related activity?	☐	☐

(5) imposed a civil money penalty on you, or ordered you to cease and desist from any activity?	☐	☐

(6)   issued a final order that bars you from (i) association with an entity regulated by such commission, authority, agency, or officer, (ii) engaging in the business of securities, insurance or banking, or (iii) engaging in savings association or credit unionactivities?

	☐	☐

(7) issued a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct?	☐	☐

(8)   denied, suspended, or revoked your registration or license or otherwise, by order or other agreement, prevented you, or any entity of which you were a principal (based on activities that occurred while you were a principal), from associating with an investment-related business or restricted your activities or ability to engage in any business in the financial servicesindustry?

	☐	☐

C. If you answered “yes” to question in B(8), are any of the orders or agreements currently in effect against you?	☐	☐

D. Has any self-regulatory organization or commodities exchange ever:

(1) found you to have made a false statement or omission?	☐	☐

(2) found you to have been involved in a violation of its rules (other than a violation designated as a “minor rule violation” under a plan approved by the U.S. Securities and Exchange Commission)?	☐	☐

(3) found you to have been the cause of an investment-related business having its authorization to do business denied, suspended, revoked or restricted?	☐	☐

(4) disciplined you by expelling or suspending you from membership, barring or suspending your association with its members, or restricting your activities?	☐	☐

E. Are you subject to an order of the SEC that:

(1)   is entered pursuant to sections 15(b) or 15B(c) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) or sections 203(e) or 203(f) of the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and that (ii) places limitations on your activities, functions or operations, or (iii) bars you from being associated with any entity or from participating in the offering of any penny stock?

	☐	☐

(2)   was entered within the past 5 years and orders you to cease and desist from committing or causing a violation or future violation of (i) any scienter-based anti-fraud provision of the federal securities laws, including without limitation section 17(a)(1) of the Securities Act of 1933, as amended (the “1933 Act”), section 10(b) or section 15(c)(1) of the 1934 Act, rule 10b-5 under the 1934 Act, section 206(1) of the Advisers Act or any other rule or regulation thereunder, or (ii) Section 5 of the 1933 Act?

	☐	☐

			Yes	No

F.	Have you been notified that you are now the subject of any:

	(1)	pending criminal proceeding that involves an investment-related business, fraud, false statements or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion, or a conspiracy to commit any of these offenses?	☐	☐

	(2)	regulatory complaint or proceeding that could result in a “yes” answer to any part of B?	☐	☐

	(3)	investigation that could result in a “yes” answer to any part of A, B, or D?	☐	☐

G.	Are you suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?		☐	☐

H.	Have you filed (as a registrant or issuer), or were you an underwriter or named as an underwriter involved in, any registration statement or Regulation A offering statement filed with the SEC that, within the past five years, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or are you, as of the date hereof, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?		☐	☐

I.	Are you subject to a United States Postal Service false representation order entered within the past five years, or are you, as of the date hereof, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?		☐	☐

J.	Has your authorization to act as an attorney, accountant or federal contractor ever been revoked or suspended, or has any other professional attainment, designation or license that relates to you been revoked or suspended because of a violation of rules relating to professional conduct?		☐	☐

K.	(1)	Has any domestic, foreign or military court ever:

		(a) enjoined you in connection with any investment-related activity?	☐	☐

		(b) found that you were involved in a violation of any investment-related statute(s) or regulation(s)?	☐	☐

		(c) dismissed, pursuant to a settlement agreement, an investment-related civil action brought against you by a state or foreign financial regulatory authority?	☐	☐

	(2)	Have you been notified that you are now the subject of any pending civil action or other civil proceeding that could result in a “yes” answer to any part of K(1)?	☐	☐

	(3)	Have you been notified that you are the subject of any order, judgment or decree permanently or temporarily enjoining, or otherwise limiting, you from engaging in any investment-related activity, or from violating any investment-related statute, rule or order?	☐	☐

L.	(1)	Have you ever been named as a respondent/defendant in an investment-related consumer-initiated arbitration or civil litigation which alleged that you were involved in one or more sales practice violations and which:

		(a) is still pending, or;	☐	☐

		(b) resulted in an arbitration award or civil judgment against you, regardless of amount, or;	☐	☐

		(c) was settled for an amount of $10,000 or more?	☐	☐

	(2)	Have you ever been the subject of an investment-related, consumer-initiated complaint, not otherwise reported under question I(1) above, which alleged that you were involved in one or more sales practice violations, and which complaint was settled for an amount of $10,000 or more?	☐	☐

	(3)	Within the past twenty four (24) months, have you been the subject of an investment-related, consumer-initiated written complaint which:

(a)   alleged that you were involved in one or more sales practice violations and contained a claim for compensatory damages of $5,000 or more (if no damage amount is alleged, the complaint must be reported unless the firm has made a good faith determination that the damages from the alleged conduct would be less than $5,000), or;

			☐	☐

		(b) alleged that you were involved in forgery, theft, misappropriation or conversion of funds or securities?	☐	☐

	(4)	Are you currently the subject of, or have you been the subject of, an arbitration claim alleging damages in excess of $2,500, involving any of the following:	☐	☐

		(a) any investment or an investment-related business or activity?	☐	☐

			Yes	No
		(b) fraud, false statement, or omission?	☐	☐

		(c) theft, embezzlement or other wrongful taking of property?	☐	☐

		(d) bribery, forgery, counterfeiting or extortion?	☐	☐

		(e) dishonest, unfair or unethical practices?	☐	☐

(5)	Are you currently subject to, or have you been found liable in, a civil, self-regulatory organization, or administrative proceeding involving any of the following?

		(a) an investment or investment-related business or activity?	☐	☐

		(b) fraud, false statement, or omission?	☐	☐

		(c) theft, embezzlement or other wrongful taking of property?	☐	☐

		(d) bribery, forgery, counterfeiting or extortion?	☐	☐

		(e) dishonest, unfair or unethical practices?	☐	☐

M.	Have you ever voluntarily resigned, been discharged or permitted to resign after allegations were made that accused you of:		☐	☐

	(1)	violating investment-related statutes, regulations, rules or industry standards of conduct?

	(2)	fraud or the wrongful taking of property?	☐	☐

	(3)	failure to supervise in connection with investment-related statutes, regulations, rules or industry standards of conduct?	☐	☐

N.	Within the past 10 years:		☐	☐

	(1)	have you made a compromise with creditors, filed a bankruptcy petition or been the subject of an involuntary bankruptcypetition?	☐	☐

	(2)	based on events that occurred while you exercised control over it, has an organization made a compromise with creditors, filed a bankruptcy petition or been the subject of an involuntary bankruptcy petition?	☐	☐

	(3)	based on events that occurred while you exercised control over it, has a broker or dealer been the subject of an involuntary bankruptcy petition, or had a trustee appointed, or had a direct payment procedure initiated under the Securities Investor Protection Act?	☐	☐

O.	Has a bonding company ever denied, paid out on, or revoked a bond for you?		☐	☐

P.	Do you have any unsatisfied judgments or liens against you?		☐	☐

DEFINITIONS

CHARGED means being accused of a crime in a formal complaint, information, or indictment (or equivalent formal charge).

CONTROL means the power to direct or cause the direction of the management or policies of a company, whether through ownership of securities, by contract, or otherwise. Any individual firm that is a director, partner or officer exercising executive responsibility (or having similar status or functions) or that directly or indirectly has the right to vote 25 percent or more of the voting securities or is entitled to 25 percent or more of the profits is presumed to control that company.

ENJOINED includes being subject to a mandatory injunction, prohibitory injunction, preliminary injunction or a temporary restraining order.

FELONY, for jurisdictions that do not differentiate between felony or misdemeanor, is an offense punishable by a sentence of at least one year imprisonment and/or a fine of at least $1,000. The term also includes a general court martial.

FINAL ORDER means a written directive or declaratory statement issued by a federal or state agency described in §230.506(d)(1)(iii) of Regulation D under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

FINANCIAL SERVICES INDUSTRY means the commodities, securities, accounting, banking, finance, insurance, law or real estate industries.

FIRM means a broker-dealer, investment adviser or issuer, as appropriate.

FOREIGN FINANCIAL REGULATORY AUTHORITY includes a foreign securities authority; any other governmental body or foreign equivalent of a self-regulatory organization empowered by a foreign government to administer or enforce its laws relating to the regulation of investment-related activities; or a membership organization, a function of which is to regulate the participation of its members in investment-related activities listed above.

FOUND includes adverse final actions or determinations, including consent decrees in which the respondent has neither admitted nor denied the findings or settlement or record purposes only, but does not include agreements, deficiency letters, examination reports, memoranda of understanding, letters of caution, admonishments and similar informal resolutions of matters.

INVESTIGATION includes: (a) grand jury investigations; (b) U.S. Securities and Exchange Commission investigation after the “Wells” notice has been given; (c) FINRA investigations after the “Wells” notice has been given or after a person associated with a member, as defined in FINRA Bylaws, has been advised by the staff that it intends to recommend formal disciplinary action; (d) formal investigations by other SROs; or (e) actions or procedures designated as investigations by jurisdictions. The term investigation does not include subpoenas, preliminary or routine regulatory inquiries or requests for information, deficiency letters, “blue sheet” requests or other trading questionnaires or examinations.

INVESTMENT-RELATED pertains to securities, commodities, banking, insurance or real estate (including, but not limited to, acting as or being associated with a broker, dealer, issuer, investment company, investment adviser, municipal securities dealer, government securities broker or dealer, futures sponsor, bank, underwriter, paid solicitor or savings association).

INVESTMENT-RELATED STATUTE means the Commodity Exchange Act, the Securities Act of 1933, the Securities Exchange Act of 1934, the Public Utility Holding Company Act of 1935, the Trust Indenture Act of 1939, the Investment Advisers Act of 1940, the Investment Company Act of 1940, the Securities Investors Protection Act of 1970, the Foreign Corrupt Practices Act of 1977, Chapter 96 of Title 18 of the United States Code, any similar statute of any state or foreign jurisdiction.

INVOLVED means engaging in an act or omission or aiding, abetting, counseling, commanding, inducing, conspiring with or failing reasonably to supervise another in doing an act or omission.

JURISDICTION means a state, the District of Columbia, the Commonwealth of Puerto Rico, or any subdivision or regulatory body thereof.

MINOR RULE VIOLATION is a violation of a self-regulatory organization rule that has been designated as “minor” pursuant to a plan approved by the U.S. Securities and Exchange Commission. A rule violation may be designated as “minor” under a plan if the sanction imposed consists of a fine of $2,500 or less, and if the sanctioned person does not contest the fine. Check with the appropriate self-regulatory organization to determine if a particular rule violation has been designated “minor” for these purposes.

ORDER means a written directive issued pursuant to statutory authority and procedures, including an order of denial, exemption, suspension or revocation but does not include special stipulations, undertakings or agreements relating to payments, limitations on activity or other restrictions unless they are included in an order.

PRINCIPAL means: (A) an individual who is: (i) a sole proprietor of a sole proprietorship; (ii) a general partner of a partnership; (iii) a director, president, chief executive officer, chief operating officer or chief financial officer of a corporation, limited liability company or limited partnership; (iv) in charge of a business unit, division or function of a corporation, limited liability company or limited partnership if the unit, division or function is subject to regulation by the CFTC; (v) a manager, managing member or a member vested with the management authority for a limited liability company or limited partnership; (vi) a chief compliance officer; (vii) an individual who directly or indirectly, through agreement, holding companies, nominees, trusts or otherwise: (1) is the owner of 10% or more of the outstanding shares of any class of such entity’s stock; (2) is entitled to vote 10% or more of any class of such entity’s voting securities; (3) has the power to sell or direct the sale of 10% or more of any class of such entity’s voting securities; (4) has contributed 10% or more of such entity’s capital; (5) is entitled to receive 10% or more of such entity’s net profits; or (6) has the power to exercise a controlling influence over a registrant’s activities that are subject to regulation by the CFTC; or (B) an entity that: (i) is a general partner of a registrant; (ii) is the direct owner of 10% or more of any class of a registrant’s securities; or (iii) has directly contributed 10% or more of a registrant’s capital unless such capital contribution consists of subordinated debt contributed by: (1) an unaffiliated bank insured by the Federal Deposit Insurance Corporation; (2) a United States branch or agency of an unaffiliated foreign bank that is licensed under the laws of the United States and regulated, supervised and examined by United States government authorities having regulatory responsibility for such financial institutions; or (3) an insurance company subject to regulation by any State.

PROCEEDING includes a formal administrative or civil action initiated by a governmental agency, self-regulatory organization or foreign financial regulatory authority, a felony criminal indictment or information (or equivalent formal charge) or a misdemeanor criminal information (or equivalent formal charge), but does not include an arrest or similar charge effected in the absence of a formal criminal indictment or information (or equivalent formal charge).

RESIGN or RESIGNED relates to separation from employment with any employer, is not restricted to investment-related employment, and includes any termination in which the allegations are a proximate cause of the separation, even if you initiated the separation.

SALES PRACTICE VIOLATIONS shall include any conduct directed at or involving a customer which would constitute a violation of: any rules for which a person could be disciplined by any self-regulatory organization; any provision of the Securities Exchange Act of 1934; or any state statute prohibiting fraudulent conduct in connection with the offer, sale or purchase of a security or in connection with the rendering of investment advice.

SELF-REGULATORY ORGANIZATION (“SRO”) means any national securities or commodities exchange, any national securities association (e.g., FINRA), any registered clearing agency, or any other private, non-governmental organization authorized to set and enforce standards of conduct for any industry.

EXHIBIT F

CONTRIBUTIONS DISCLOSURE AND REQUEST FORM

Falcon Point Capital, LLC

Two Embarcadero Center, Suite 420

San Francisco, CA 94111

Attention: Lalaine V. Le

Capitalized terms used herein and not defined have the meanings attached to those terms in the Statement of Policies and Procedures of Falcon Point Capital, LLC.

Attached is a complete and accurate list of all Contributions that I have made within the previous two years.

I understand that you require this list to monitor my compliance with the Statement. I agree to notify the Firm and obtain its consent before making any new Contributions.

This information is correct and complete as of                 , 20      .

Signed:

Print Name:
Date:

LIST OF CONTRIBUTIONS

AS OF                         , 20

FOR

[Name of Employee]

Date of Contribution	Recipient of Contribution	Amount of Contribution

If none, initial here:                         .

CONTRIBUTION REQUEST

Name:

Details of Proposed Contribution:

Proposed Date of Contribution	Proposed Recipient of Contribution	Proposed Amount of Contribution

Date of Request:

You may/may not [circle one] make the Contribution described above.

Authorized Signature

Date of Response:

EXHIBIT G

EMPLOYEE CONFIDENTIALITY AND NONSOLICITATION AGREEMENT

EXHIBIT H

IDENTITY THEFT PROGRAM

It is the Firm’s policy to take reasonable precautions to identify, detect, prevent and mitigate identity theft through administrative, technical and physical safeguards, the security of financial records and other nonpublic personal information concerning Covered Accounts, including protecting against any unauthorized access to or use of Covered Accounts.

The Firm has designated the CCO to coordinate its Identity Theft Program, and the CCO is responsible for periodically reviewing, monitoring and revising the Identity Theft Program to ensure that it contains reasonable policies and procedures for (i) identifying relevant red flags indicating the possibility of identity theft with respect to the Firm’s Covered Accounts and incorporating those red flags into the Identity Theft Program, (ii) detecting red flag occurrences in the Firm’s operations, and (iii) responding appropriately to identified red flag incidents and issues. The CCO shall prepare periodic reports for other members of senior management evaluating the effectiveness of the Identity Theft Program, addressing any significant incidents involving identity theft and the Firm’s response, and discussing any material changes to the Identity Theft Program.

1. Identifying Red Flags Indicating Potential Identity Theft. To identify and detect potential identity theft incidents, the Firm has identified, based on the types of Covered Accounts the Firm maintains, Investor’s or client’s ability to access these Covered Accounts and the Firm’s operating history, the following red flags that indicate possible incidents of identity theft:

a. The presentation of any suspicious documents in connection with a withdrawal request, a redemption request or another similar attempt to access funds in a Covered Account, including the presentation of any of the following:

(i) Personal identifying information that is not consistent when compared with information previously provided by the Investor or the client;

(ii) Personal identifying information that is provided is inconsistent when compared against external information sources used by the Firm, including, for example, incorrect address or other contact information, a Social Security Number that has not been issued or that has been listed on the Social Security Administration’s Death Master File;

(iii) Personal identifying information that is provided is of a type commonly associated with fraudulent activity, such as the use of an address on a request that is fictitious or the use of a phone number that is invalid or is associated with a country or location that does not match the Firm’s records regarding the Investor or the client;

(iv) A document that appears to have been altered or forged, or gives the appearance of having been destroyed and reassembled; and

(v) Other information that is not consistent with readily accessible information that is on file with the Firm regarding the Investor or the client, such as a signatures on subscription documents.

b. Service providers, such as custodians, administrators or fraud detection services, putting the Firm on notice of potential identity theft issues.

c. The presentation of suspicious personal identifying information, such as a suspicious address change or a unannounced withdrawal request indicating new wire instructions.

d. The unusual use of, or other suspicious activity related to, a Covered Account, including the following:

(i) Material changes to established patterns of behaviors and interactions with the Firm by the Investor or the client, especially if such changes occur in connection with increased withdrawal, redemption or other similar requests;

(ii) Submission of documents that are inconsistent with the Firm’s established procedures for investing, redeeming or otherwise withdrawing funds;

(iii) Mail or other communications sent to the Investor or the client is returned repeatedly as undeliverable although transactions are attempted in connection with the Investor’s or the client’s Covered Account; and

(iv) Shortly following the notice of a change of address for a Covered Account, the Firm receives a request for new, additional, or replacement means of accessing the Covered Account or for the addition of an authorized wire recipients for the Covered Account.

e. Notice from Investors or the clients, other victims of identity theft, law enforcement authorities, or other persons regarding possible identity theft in connection with Covered Accounts.

2. Detecting the Occurrence of Red Flags. To ensure that the Firm properly identifies and detects the red flags indicated in this Identity Theft Program, Employees should carefully follow the Firm’s subscription policies and procedures, including, where appropriate, obtaining identifying information about, and verifying the identity of, each Investor and client investing with the Firm, authenticating Investors and clients, monitoring transactions, and verifying the validity of change of address requests, withdrawal or redemption requests or other attempts to access existing Covered Accounts.

3. Preventing and Mitigating Identity Theft. Identity theft and other cybercrimes are an increasing threat to many businesses, and the Firm understands the importance of responding appropriately to any incidents of identity theft. If any Employee becomes aware of an actual or suspected suspicious incidents or red flags, such Employee should immediately communicate such incidents or red flags to the CCO. Where appropriate in light of the circumstances, the CCO, after consultation with the reporting Employee, may determine that the Firm should carefully monitor any attempts to access or disburse funds from particular Covered Accounts, may notify affected Investor, Investors, client or clients, as applicable, through appropriate channels when suspicious requests have been made or may determine whether other courses of actions are required in light of the nature of the threat and the appropriateness of various responses. The CCO and any reporting Employees should, as appropriate, consider the following actions:

a. To the extent possible, identify any results or consequences of any identity theft attempts;

b. Take any actions necessary to mitigate and prevent further damage;

c. Take any actions necessary to reduce the potential harm from any attempted access or actual access to Covered Accounts that has already occurred;

d. Consider discussing the issue with regulatory authorities and/or law enforcement officials;

e. Evaluate the need to notify each affected Investor and client, as applicable, and, if appropriate or required make any necessary notifications;

f. Collect, prepare, and retain documentation associated with the incident and the Firm’s response(s); and

g. Evaluate the need for changes to the Firm’s Identity Theft Program in light of the incident.

4. Third Party Service Providers. At times, the Firm may enter into one or more agreements with third parties under which the third parties may provide certain services with respect to Covered Accounts. If this occurs, the Firm will ensure that these service providers’ internal policies and procedures meet the standards of the Identity Theft Program, including, if appropriate (i) including in the relevant agreements provisions requiring compliant identity theft programs at such third-party service providers and (ii) taking reasonable steps to select and retain service providers that are capable of maintaining appropriate safeguards. Employees should direct any questions about these agreements or the policies and procedures of any third party service provider to the CCO.

5. Specific Firm Client and Investor Withdrawal Procedures.

a. Client Account Withdrawals. Each Client Account that is not an Investment Fund is maintained at a third-party custodian. A client requests a withdrawal directly from the custodian, and the custodian processes the withdrawal request in accordance with its internal policies and procedures regarding identity theft. The custodian is a registered brokerage firm, bank or trust company and has internal policies and procedures that comply with applicable identify theft rules.

b. Investment Fund Withdrawals. The Firm processes Investor withdrawal requests for U.S. Investment Funds. In addition to only accepting withdrawal requests that conform with the applicable Investment Fund’s withdrawal request procedures and requirements, the Firm engages in a verification of Investor or client withdrawal requests, and takes one or more of the following actions to help identify and mitigate identity theft with respect to Covered Accounts. No withdrawal requests is processed until the Firm confirms, to its satisfaction, the authenticity of the request.

c. Written Withdrawal Requests. For withdrawal requests received in writing from an Investor or a client, the Firm uses an alternative form of communication to confirm the identity of the Investor or the client, the authenticity of the request and the accuracy of the withdrawal information, including, but not limited to: (1) calling the Investor or the client at the telephone number provided at the time such Investor or client subscribed to the Investment Fund; (2) emailing the Investor or the client at the email address provided in such Investor’s or client’s subscription documents; or (3) meeting with the Investor or the client in person. For each form of communication, the Firm will confirm that the responding party is the applicable Investor or client by requesting confirmation of identifying information, including, for example, social security information, current and former residential addresses, employment information, passwords, if applicable, or other information known to the Firm and likely to be verified only by the Investor or the client.

d. Electronic Withdrawal Requests. For withdrawal requests received in electronic format from an Investor or a client, including email withdrawal requests, the Firm uses an alternative form of communication to confirm the identity of the Investor or the client, the authenticity of the request and the accuracy of the withdrawal information, including, but not limited to: (1) calling the applicable Investor or client at the telephone number provided at the time such Investor or client subscribed to the Investment Fund; (2) mailing a confirmation request to the Investor or the client at the address provided in such Investor’s or client’s subscription documents; or (3) meeting with the Investor or the client in person. For each form of communication, the Firm will confirm that the responding party is the applicable Investor or client by requesting confirmation of identifying information, including, for example, social security information, current and former residential addresses, employment information, passwords, if applicable, or other information known to the Firm and likely to be verified only by the Investor or the client.

e. Verbal Withdrawal Requests. It is the Firm’s policy to not process any withdrawal request unless it is received in writing and is verified pursuant to the procedures outlined in this Identity Theft Red Flags Program.

f. Personal Relationship. The foregoing withdrawal requests procedures are not required if any member, officer, or employee of the Firm knows, on a personal basis, the Investor or the client requesting the withdrawal, and is able to confirm through appropriate means the authenticity of the request. For example, if the Firm’s manager is a close acquaintance of an Investor or a client requesting a withdrawal, speaking with the Investor or client by phone may be sufficient to recognize such Investor’s or client’s voice and confirm the authenticity of a withdrawal request.